   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 1997

                                                      REGISTRATION NO. 333-30745
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------


                                AMENDMENT NO. 2


                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                         ------------------------------

                       COMCAST CABLE COMMUNICATIONS, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                          4841                  23-2175755
 (State or other jurisdiction         (Primary Standard         (I.R.S. Employer
              of                  Industrial Classification      Identification
incorporation or organization)           Code Number)               Number)

           1500 MARKET STREET, PHILADELPHIA, PENNSYLVANIA 19102-2148
                                 (215) 665-1700

   (Address and telephone number of registrant's principal executive offices)

                                 JOHN R. ALCHIN
                       COMCAST CABLE COMMUNICATIONS, INC.
                               1500 MARKET STREET
                           PHILADELPHIA, PENNSYLVANIA
                                 (215) 665-1700

           (Name, address and telephone number of agent for service)

                         ------------------------------

                                   COPIES TO:

                                BRUCE K. DALLAS
                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                         ------------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
            , 1997

                               OFFER TO EXCHANGE
                         8 1/8% EXCHANGE NOTES DUE 2004
               FOR ANY AND ALL OUTSTANDING 8 1/8% NOTES DUE 2004
                         8 3/8% EXCHANGE NOTES DUE 2007
               FOR ANY AND ALL OUTSTANDING 8 3/8% NOTES DUE 2007
                         8 7/8% EXCHANGE NOTES DUE 2017
               FOR ANY AND ALL OUTSTANDING 8 7/8% NOTES DUE 2017
                         8 1/2% EXCHANGE NOTES DUE 2027
               FOR ANY AND ALL OUTSTANDING 8 1/2% NOTES DUE 2027
                                       OF
                       COMCAST CABLE COMMUNICATIONS, INC.
                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
              NEW YORK CITY TIME, ON       , 1997, UNLESS EXTENDED

    Comcast Cable Communications, Inc. (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange $1,000 principal amount of 8 1/8% Exchange Notes due 2004 (the "New Seven-Year Notes") for each $1,000 principal amount of the issued and outstanding 8 1/8% Notes due 2004 (the "Old Seven-Year Notes" and, together with the New Seven-Year Notes, the "Seven-Year Notes"); $1,000 principal amount of
8 3/8% Exchange Notes due 2007 (the "New Ten-Year Notes") for each $1,000 principal amount of the issued and outstanding 8 3/8% Notes due 2007 (the "Old Ten-Year Notes" and, together with the New Ten-Year Notes, the "Ten-Year Notes"); $1,000 principal amount of 8 7/8% Exchange Notes due 2017 (the "New Twenty-Year Notes") for each $1,000 principal amount of the issued and outstanding 8 7/8% Notes due 2017 (the "Old Twenty-Year Notes" and, together with the New Twenty-Year Notes, the "Twenty-Year Notes") and $1,000 principal amount of 8 1/2% Exchange Notes due 2027 (the "New Thirty-Year Notes") for each $1,000 principal amount of the issued and outstanding 8 1/2% Notes due 2027 (the "Old Thirty-Year Notes" and, together with the New Thirty-Year Notes, the "Thirty-Year Notes") of the Company. As of the date of this Prospectus, there were outstanding $300,000,000 principal amount of Old Seven-Year Notes, $600,000,000 principal amount of Old Ten-Year Notes, $550,000,000 principal amount of Old Twenty-Year Notes and $250,000,000 principal amount of Old Thirty-Year Notes (collectively, the "Old Notes"). The terms of the New Seven-Year Notes, the New Ten-Year Notes, the New Twenty-Year Notes and the New Thirty-Year Notes (collectively, the "New Notes" and, together with the Old Notes, the "Notes") are identical in all material respects to the Old Notes, except that the offer of the New Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act") and, therefore, the New Notes will not be subject to certain transfer restrictions, registration rights and related additional interest provisions applicable to the Old Notes. This Prospectus and Letter of Transmittal will be first sent to all holders of
Old Notes on or about          , 1997.

    The New Notes will bear interest from May 1, 1997. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued from May 1, 1997 to the date of the issuance of the New Notes. Interest on the New Notes is payable semi-annually on May 1 and November 1 of each year, commencing November 1, 1997.

    The Seven-Year Notes, the Ten-Year Notes and the Twenty-Year Notes will be redeemable, in whole or in part, at the option of the Company at any time and the Thirty-Year Notes will be redeemable, in whole or in part, at the option of the Company at any time after May 1, 2009, in each case at a redemption price equal to the greater of (i) 100% of their principal amount, plus accrued interest thereon to the date of redemption, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein), plus accrued interest on the Notes to the date of redemption. If a redemption date does not fall on an interest payment date, then, with respect to the interest payment immediately succeeding the redemption date, only the unaccrued portion of such interest payment as of the redemption date shall be included in any calculation pursuant to clause (ii). See "Description of the Notes--Optional Redemption." Each holder of the Thirty-Year Notes may require the Company to repurchase all or a portion of the Thirty-Year Notes owned by such holder on May 1, 2009 at a purchase price equal to 100% of the principal amount thereof.

    The New Notes are being offered hereunder in order to satisfy certain obligations of the Company under Registration Rights Agreements, dated May 1, 1997, among the Company and the other signatories thereto (the "Registration Rights Agreements"). Based upon interpretations contained in letters issued to third parties by the staff of the Securities and Exchange Commission (the "Commission"), the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by each holder thereof (other than a broker-dealer, as set forth below, and any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Eligible holders wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that such conditions have been met. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange of Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date (as defined herein). In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes, the Company will promptly return tendered Old Notes to the holders thereof. See "The Exchange Offer."

    Prior to this Exchange Offer, there has been no public market for the Notes. The Company does not currently intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance than an active public market for the New Notes will develop.
                         ------------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING THEIR OLD NOTES IN THE EXCHANGE OFFER.
                             ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                             CRIMINAL OFFENSE.

                             AVAILABLE INFORMATION

    This Prospectus constitutes a part of a registration statement (the "Registration Statement," which term shall encompass any amendments thereto) filed by the Company with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto and reference is hereby made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits and schedules thereto can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

    As a result of this Exchange Offer, the Company will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file periodic reports and other information with the Commission. Such reports and other information can be inspected and copied at the addresses, and may be accessed electronically at the Internet address set forth above. The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, it will furnish to the Trustee (as defined herein) and, upon request, to any holder or beneficial owner of Notes annual audited consolidated financial statements and quarterly unaudited consolidated financial statements, each accompanied by "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, AS USED IN THIS PROSPECTUS, THE "COMPANY" REFERS TO COMCAST CABLE COMMUNICATIONS, INC., A DELAWARE CORPORATION, AND ITS SUBSIDIARIES, AND "COMCAST" REFERS TO COMCAST CORPORATION, A PENNSYLVANIA CORPORATION, AND ITS SUBSIDIARIES, INCLUDING THE COMPANY. IN CONTEMPLATION OF THE OFFERING OF THE OLD NOTES (THE "OFFERING"), CERTAIN ASSETS THAT WERE OWNED BY COMCAST WERE TRANSFERRED TO THE COMPANY, AND CERTAIN ASSETS THAT WERE OWNED BY THE COMPANY WERE TRANSFERRED TO COMCAST (THE "REORGANIZATION"). ALL FINANCIAL INFORMATION CONTAINED HEREIN IS PRESENTED AS IF THE REORGANIZATION HAD OCCURRED ON JANUARY 1, 1992. OPERATING CASH FLOW FOR ANY PERIOD IS DEFINED FOR PURPOSES OF THIS PROSPECTUS AS OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION FOR SUCH PERIOD.

OVERVIEW

    Comcast Cable Communications, Inc. is engaged in the development, management and operation of cable communications systems. The Company is currently the fourth-largest cable television system operator in the United States and, as of June 30, 1997, served 4.3 million customers of the 7.0 million households passed by the Company's systems. The Company is a wholly owned subsidiary of Comcast Corporation.

    Over 80% of the Company's customers are located in ten regional clusters. By acquiring and developing systems in geographic proximity, the Company has realized significant operating efficiencies through the consolidation of various managerial, administrative and technical functions. Consistent with this approach, the Company is currently consolidating the majority of its local customer service call centers into large regional operations. These regional call centers have technically advanced telephone systems that provide 24-hour per day call answering, telemarketing and other services. These centers will allow the Company to better serve its customer base, as well as to cross-market new products and services to its subscribers.

    The Company considers technological innovation to be an important component of its service offerings and customer satisfaction. Through the use of fiber optic cable and other technological improvements, the Company has increased system reliability, channel capacity and its ability to deliver advanced video and data services. The majority of the Company's subscribers are currently served by systems that have the capacity to carry in excess of 60 channels. The Company is currently implementing a significant network upgrade of most of its cable systems. The upgraded systems will generally have capacity in excess of 100 channels and will have two-way communication and digital transmission capabilities.

    The Company derives the majority of its revenues from recurring subscription services and generates additional revenues from non-subscription services such as advertising, pay-per-view, installation and commissions from electronic retailing. Monthly subscription rates and related charges vary according to the type of service selected (such as basic cable, premium cable, sports channels and special interest channels) as well as the type of equipment rented. In addition, in December 1996, the Company began marketing high-speed Internet access services provided via cable modems to customers served by two of its cable systems. The Company has expanded the marketing of such services in four additional cable systems in 1997.

    On behalf of the Company, Comcast seeks and secures long-term programming contracts that generally provide for payment based on either a monthly fee per subscriber per channel or a percentage of certain subscriber revenues. Comcast charges each of the Company's subsidiaries for programming on a basis which generally approximates the amount each such subsidiary would be charged if it purchased directly from the supplier, subject to limitations imposed by debt facilities for certain subsidiaries, and did not benefit from the purchasing power of the Company's consolidated operations.

Programming costs increase in the ordinary course of the Company's business as a result of increases in the number of subscribers, expansion of the number of channels provided to customers and contractual rate increases from programming suppliers. For the six months ended June 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994, total programming costs of the Company were $286.4 million, $202.0 million, $417.0 million, $368.3 million and $264.1 million, respectively.

    The Company purchases certain other services, including insurance and employee benefits, from Comcast under cost-sharing arrangements on terms that reflect Comcast's actual cost. In addition, Comcast, through management agreements, manages the operations of the Company's subsidiaries, including rebuilds and upgrades. Comcast charged the Company's subsidiaries management fees of $58.8 million and $44.5 million during the six months ended June 30, 1997 and 1996, respectively, and $93.2 million, $83.5 million and $65.9 million during the years ended December 31, 1996, 1995 and 1994, respectively. See "Certain Relationships and Related Transactions."

STRATEGIC ACQUISITIONS

    From time to time the Company acquires cable television systems. The Company's most significant recent acquisitions are as follows:

    SCRIPPS CABLE

    In November 1996, Comcast acquired the cable television operations ("Scripps Cable") of The E.W. Scripps Company in exchange for 93.048 million shares of Comcast's Class A Special Common Stock valued at $1.552 billion (the "Scripps Acquisition"). As of the date of the acquisition, Scripps Cable passed more than
1.2 million homes and served more than 800,000 subscribers, with 60% of its subscribers located in Sacramento, California and Chattanooga and Knoxville, Tennessee. Comcast accounted for the Scripps Acquisition under the purchase method. Following the Scripps Acquisition, Comcast contributed Scripps Cable to the Company at Comcast's historical cost. Scripps Cable was consolidated with the Company effective November 1, 1996.

    MACLEAN HUNTER

    In December 1994, the Company, through Comcast MHCP Holdings, L.L.C. (the "LLC"), acquired the U.S. cable television and alternate access operations of Maclean Hunter Limited ("Maclean Hunter") from Rogers Communications Inc. and all of the outstanding shares of Barden Communications, Inc. (collectively such acquisitions are referred to as the "Maclean Hunter Acquisition") for $1.249 billion in cash. As of the date of the acquisition, Maclean Hunter passed more than 1.0 million homes and served more than 540,000 subscribers. The Company and the California Public Employees' Retirement System ("CalPERS") invested $305.6 million and $250.0 million, respectively, in the LLC, which is owned 55% by the Company and 45% by CalPERS. The Maclean Hunter Acquisition was financed with cash contributions from the LLC of $555.6 million and borrowings under a credit facility of an indirect wholly owned subsidiary of the LLC. At any time after December 18, 2001, CalPERS may elect to liquidate its interest in the LLC at a price based upon the fair value of CalPERS' interest in the LLC, adjusted, under certain circumstances, for certain performance criteria relating to the fair value of the LLC or to Comcast's common stock. Except in certain limited circumstances, Comcast, at its option, may satisfy this liquidity arrangement by purchasing CalPERS' interest for cash, by issuing its common stock (subject to certain limitations) or by selling the LLC. The Company accounted for the Maclean Hunter Acquisition under the purchase method and Maclean Hunter was consolidated with the Company effective December 22, 1994.

COMCAST

    Comcast owns 100% of the Company's outstanding capital stock. Comcast is principally engaged in the development, management and operation of wired telecommunications including cable television and telephone services; wireless telecommunications including cellular, personal communications services and direct-to-home satellite television; and content through principal ownership of QVC, Inc., an electronic retailer, through C3 (Comcast Content & Communications Corporation), through majority ownership of Comcast Spectacor, L.P. and a controlling interest in E! Entertainment Television, Inc., and other programming investments. Comcast's consolidated and affiliated operations serve over ten million customers worldwide. Substantially all of Comcast's domestic cable operations are conducted through the Company. In addition to the Company's operations, as of June 30, 1997, Comcast had interests in domestic cable systems serving 230,000 subscribers and passing 332,000 homes, direct broadcast satellite operations serving approximately 152,000 subscribers and an interest in PRIMESTAR Partners L.P., which serves approximately 1.8 million subscribers. Additional information regarding Comcast is contained in reports filed by Comcast with the Commission.

    THE NOTES ARE OBLIGATIONS ONLY OF THE COMPANY AND ARE NOT GUARANTEED BY AND DO NOT OTHERWISE CONSTITUTE OBLIGATIONS OF COMCAST.

    The Company is a Delaware corporation formed in 1981 and has its principal executive offices at 1500 Market Street, Philadelphia, Pennsylvania, 19102-2148,
(215) 665-1700.

                               THE EXCHANGE OFFER

NOTES OFFERED.................  Up to $300,000,000 principal amount of 8 1/8% Exchange Notes due 2004; up to $600,000,000 principal amount of 8 3/8%
                                Exchange Notes due 2007; up to $550,000,000 principal amount of 8 7/8% Exchange Notes due 2017; and up to $250,000,000
                                principal amount of 8 1/2% Exchange Notes due 2027. The
                                terms of the New Notes and the Old Notes are identical in
                                all material respects, except that the offer of the New
                                Notes will have been registered under the Securities Act and therefore, the New Notes will not be subject to certain
                                transfer restrictions, registration rights and related
                                additional interest provisions applicable to the Old Notes.
THE EXCHANGE OFFER............  The Company is offering, upon the terms and subject to the conditions of the Exchange Offer, to exchange $1,000
                                principal amount of New Notes for each $1,000 principal
                                amount of Old Notes. See "The Exchange Offer" for a
                                description of the procedures for tendering Old Notes. The
                                Exchange Offer is intended to satisfy obligations of the
                                Company under the Registration Rights Agreements, dated May
                                1, 1997, between the Company and Goldman, Sachs & Co., Bear,
                                Stearns & Co. Inc. and Donaldson, Lufkin & Jenrette
                                Securities Corporation (collectively, the "Initial
                                Purchasers").
TENDERS, EXPIRATION DATE;
WITHDRAWAL....................  The Exchange Offer will expire at 5:00 p.m., New York City
                                time, on             , 1997, or such later date and time to
                                which it is extended. The tender of Old Notes pursuant to
                                the Exchange Offer may be withdrawn at any time prior to the
                                Expiration Date. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the
                                expiration or termination of the Exchange Offer.
FEDERAL INCOME TAX
CONSEQUENCES..................  The exchange pursuant to the Exchange Offer will not result in any income, gain or loss to the holders or the Company
                                for federal income tax purposes. See "Certain Federal Income
                                Tax Consequences."
USE OF PROCEEDS...............  There will be no proceeds to the Company from the issuance of the New Notes pursuant to the Exchange Offer.
                                Substantially all of the net proceeds to the Company from
                                the issuance of the Old Notes were used to repay existing
                                borrowings by subsidiaries of the Company. As of June 30,
                                1997 and December 31, 1996, the Company's effective weighted average interest rate on its long-term debt outstanding was
                                7.90% and 7.18%, respectively. See "Management's Discussion and Analysis of Financial Condition and Results of
                                Operations--Liquidity and Capital Resources-- Financing."
EXCHANGE AGENT................  Bank of Montreal Trust Company is serving as Exchange Agent in connection with the Exchange Offer.

                      CONSEQUENCE OF EXCHANGING OLD NOTES
                         PURSUANT TO THE EXCHANGE OFFER

    Based upon interpretations contained in letters issued to third parties by the staff of the Commission, the Company believes that, generally, any holder of Old Notes (other than a broker-dealer, as set forth below, and any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchanges its Old Notes for New Notes pursuant to the Exchange Offer may offer such New Notes for resale, resell such New Notes, or otherwise transfer such New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided such New Notes are acquired in the ordinary course of the holder's business and such holder has no arrangement or understanding with any person to participate in a distribution of such New Notes. Eligible holders wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that such conditions have been met and must represent, if such holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, that neither such holder nor the person receiving such New Notes, if other than the holder, is engaged in or intends to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must represent that the Old Notes tendered in exchange therefor were acquired as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes. The Company does not currently intend to take any action to register or qualify the New Notes for resale in any such jurisdiction. If a holder of Old Notes does not exchange such Old Notes for New Notes pursuant to the Exchange Offer, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of New Notes could not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company. See "The Exchange Offer--Consequences of Failure to Exchange" and "Registration Rights; Additional Interest."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

    The terms of the New Notes and the Old Notes are identical in all material respects, except that the offer of the New Notes will have been registered under the Securities Act and, therefore, the New Notes will not be subject to certain transfer restrictions, registration rights and related additional interest provisions applicable to the Old Notes.

NOTES OFFERED................................  Up to $300,000,000 aggregate principal amount of 8 1/8% Exchange Notes due 2004 (the "New
                                               Seven-Year Notes"), up to $600,000,000
                                               aggregate principal amount of 8 3/8% Exchange
                                               Notes due 2007 (the "New Ten-Year Notes"), up
                                               to $550,000,000 aggregate principal amount of
                                               8 7/8% Exchange Notes due 2017 (the "New
                                               Twenty-Year Notes") and up to $250,000,000
                                               aggregate principal amount of 8 1/2% Exchange
                                               Notes due 2027 (the "New Thirty Year Notes",
                                               and together with the New Seven-Year Notes,
                                               the New Ten-Year Notes and the New
                                               Twenty-Year Notes, the "New Notes").

MATURITY DATE................................  The New Seven-Year Notes will mature on May
                                               1, 2004, the New Ten-Year Notes will mature
                                               on May 1, 2007, the New Twenty-Year Notes
                                               will mature on May 1, 2017 and the New
                                               Thirty-Year Notes will mature on May 1, 2027.

SCHEDULED INTEREST
PAYMENT DATES................................  May 1 and November 1, commencing November 1,
                                               1997. The New Notes will bear interest from
                                               May 1, 1997. Holders of Old Notes whose Old
                                               Notes are accepted for exchange will be
                                               deemed to have waived the right to receive
                                               any payment in respect of interest on such
                                               Old Notes accrued from May 1, 1997 to the
                                               date of the issuance of the New Notes.
                                               Consequently, holders who exchange their Old
                                               Notes for New Notes will receive the same
                                               interest payment on November 1, 1997 (the
                                               first interest payment date with respect to
                                               the Old Notes and the New Notes) that they
                                               would have received had they not accepted the
                                               Exchange Offer.

OPTIONAL REDEMPTION..........................  The New Seven-Year Notes, the New Ten-Year
                                               Notes and the New Twenty-Year Notes are
                                               redeemable, in whole or in part, at the
                                               option of the Company at any time and the New
                                               Thirty-Year Notes will be redeemable, in
                                               whole or in part, at the option of the
                                               Company at any time after May 1, 2009, in
                                               each case at a redemption price equal to the
                                               greater of (i) 100% of their principal
                                               amount, plus accrued interest thereon to the
                                               date of redemption, or (ii) the sum of the
                                               present values of the remaining scheduled
                                               payments of principal and interest thereon
                                               discounted to the date of redemption on a
                                               semiannual basis (assuming a 360-day year
                                               consisting of twelve 30-day months) at the
                                               Adjusted Treasury Rate, plus accrued interest
                                               on the Notes to the date of redemption. If a
                                               redemption date does not fall on an interest
                                               payment date, then, with respect to the
                                               interest payment immediately succeeding the
                                               redemption date, only the unaccrued portion
                                               of such interest payment as of the redemption
                                               date shall be included in any calculation
                                               pursuant to clause (ii).

PURCHASE AT OPTION OF
HOLDERS OF NEW THIRTY-YEAR NOTES.............  Each holder of the New Thirty-Year Notes may require the Company to repurchase all or a
                                               portion of the New Thirty-Year Notes owned by
                                               such holder on May 1, 2009 at a purchase
                                               price equal to 100% of the principal amount
                                               thereof.

RANKING......................................  The New Notes are unsecured and unsubordinated obligations of the Company and
                                               will rank PARI PASSU with all other unsecured
                                               and unsubordinated indebtedness and other
                                               obligations of the Company. The New Notes
                                               will be effectively subordinated to all
                                               liabilities of the Company's subsidiaries,
                                               including trade payables. As of June 30,
                                               1997, the total indebtedness and other
                                               liabilities of the Company's subsidiaries
                                               (including trade payables and accrued
                                               liabilities) were approximately $2.5 billion.

COVENANTS....................................  The indenture for the New Notes, among other things, contains restrictions (with certain
                                               exceptions) on the ability of the Company and
                                               its Restricted Subsidiaries (as defined
                                               herein) to: (i) make dividend payments or
                                               other restricted payments; (ii) create liens
                                               or enter into sale and leaseback
                                               transactions; and (iii) enter into mergers,
                                               consolidations, or sales of all or
                                               substantially all of their assets.

                                  RISK FACTORS

    Prospective investors should carefully consider the matters set forth under "Risk Factors."

                 SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

    The following summary consolidated financial and other data (other than operating statistics) as of the dates and for the periods indicated have been derived from the Company's consolidated financial statements and the Company's unaudited pro forma financial information. All consolidated financial and statistical information contained herein is presented as if the Reorganization had occurred on January 1, 1992. The summary consolidated financial and other data is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company's consolidated financial statements, including the notes thereto, and the unaudited pro forma financial information of the Company appearing elsewhere in this Prospectus.

                                                      SIX MONTHS ENDED JUNE 30,            YEARS ENDED DECEMBER 31,
                                                  ----------------------------------  ----------------------------------
                                                                      1996                     1996
                                                             -----------------------  -----------------------

                                                                 PRO                      PRO
                                                   1997(2)    FORMA(1)    ACTUAL(2)    FORMA(1)    ACTUAL(2)    1995(2)
                                                  ---------  -----------  ----------  -----------  ----------  ---------
                                                                          (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Service income..................................  $ 1,021.9   $   929.1   $    778.3   $ 1,893.8   $  1,641.0  $ 1,454.9
Operating, selling, general and administrative
  expenses......................................      684.3       609.2        489.8     1,237.0      1,034.4      912.5
Depreciation and amortization...................      306.8       296.2        192.6       598.2        420.3      376.2
Operating income................................       30.8        23.7         95.9        58.6        186.3      166.2
Interest expense and preferred stock dividend
  requirements..................................      119.9       110.8        110.8       228.4        228.4      245.6
Loss before extraordinary items and cumulative
  effect of accounting changes..................      (65.8)      (62.1)       (14.3)     (118.3)       (22.6)     (48.9)
Net loss (4)....................................      (81.3)      (62.1)       (14.3)     (118.3)       (22.6)     (51.3)

SUPPLEMENTARY FINANCIAL DATA:
Operating income before depreciation and
  amortization (5)..............................  $   337.6   $   319.9   $    288.5   $   656.8   $    606.6  $   542.4
Capital expenditures............................      251.5       169.2        137.9       352.5        298.2      238.5
Net cash provided by (used in): (6)
  Operating activities..........................      257.0      --            180.7      --            400.0      176.2
  Financing activities..........................      (50.7)     --             90.8      --            311.6      106.5
  Investing activities..........................     (200.5)     --           (257.1)     --           (684.8)    (343.6)
Ratio of earnings to fixed charges (7)..........     --          --           --          --           --         --

BALANCE SHEET DATA (AT PERIOD END):
Property and equipment, net.....................  $ 1,558.0   $ 1,073.8   $  1,073.8   $ 1,545.5   $  1,545.5  $ 1,025.2
Total assets....................................    6,067.2     3,973.1      4,018.1     6,168.3      6,213.3    4,045.0
Long-term debt, less current portion............    3,019.8     3,104.6      3,049.6     3,123.3      3,068.3    3,011.4
Stockholder's equity (deficiency)...............      314.6      (943.5)    (1,191.2)      402.4         95.3   (1,065.0)

OPERATING STATISTICS (AT PERIOD END):
Homes passed (000s) (8).........................      7,047       6,880        5,624       6,975        6,975      5,570
Subscribers (000s) (9)..........................      4,303       4,217        3,429       4,280        4,280      3,407
Penetration (10)................................       61.1%       61.3%        61.0%       61.4%        61.4%      61.2%



                                                  1994(2)(3)   1993(2)(3)    1992(2)
                                                  -----------  -----------  ---------

STATEMENT OF OPERATIONS DATA:
Service income..................................   $ 1,065.3    $ 1,092.7   $   714.9
Operating, selling, general and administrative
  expenses......................................       688.6        655.3       475.1
Depreciation and amortization...................       232.7        241.8       156.6
Operating income................................       144.0        195.6        83.2
Interest expense and preferred stock dividend
  requirements..................................       155.6        162.2       154.1
Loss before extraordinary items and cumulative
  effect of accounting changes..................       (23.0)        (6.4)     (174.0)
Net loss (4)....................................       (23.0)      (391.7)     (226.3)
SUPPLEMENTARY FINANCIAL DATA:
Operating income before depreciation and
  amortization (5)..............................   $   376.7    $   437.4   $   239.8
Capital expenditures............................       173.4         94.3        67.9
Net cash provided by (used in): (6)
  Operating activities..........................       300.5       --          --
  Financing activities..........................     1,486.0       --          --
  Investing activities..........................    (1,769.6)      --          --
Ratio of earnings to fixed charges (7)..........      --              1.1      --
BALANCE SHEET DATA (AT PERIOD END):
Property and equipment, net.....................   $   945.2    $   748.7   $   742.8
Total assets....................................     4,174.9      2,298.9     2,277.7
Long-term debt, less current portion............     2,853.1      2,059.8     2,127.2
Stockholder's equity (deficiency)...............      (958.1)      (995.1)     (604.3)
OPERATING STATISTICS (AT PERIOD END):
Homes passed (000s) (8).........................       5,491        4,211       4,154
Subscribers (000s) (9)..........................       3,307        2,648       2,583
Penetration (10)................................        60.2%        62.9%       62.2%


------------------------

(1) Unaudited pro forma consolidated statement of operations and supplementary financial data and operating statistics are presented as if the Scripps Acquisition occurred on January 1, 1996. See "Unaudited Pro Forma Financial Information" included elsewhere in this Prospectus. Unaudited pro forma consolidated balance sheet data is presented as if certain transactions completed between April 1, 1997 and May 1, 1997 occurred on each respective balance sheet date. These transactions consist of (i) repayment of $100.0 million of the Company's notes payable to affiliates (the "Notes Payable") with the proceeds from drawdowns under subsidiaries' existing credit facilities ($55.0 million) and existing cash held by an affiliate ($45.0 million), (ii) exchange of affiliate notes payable and notes receivable, and the accrued interest thereon, between the Company, Comcast and certain of their subsidiaries resulting in a reduction in the Company's Notes Payable of $247.7 million and $307.1 million as of June 30, 1996 and December 31, 1996, respectively, with a corresponding reduction in the Company's notes receivable from affiliate (the "Notes Receivable"), and (iii) elimination of the remaining Notes Receivable, and the accrued interest thereon (aggregating $316.0 million and $522.8 million as of June 30, 1996 and December 31, 1996, respectively), through a non-cash dividend to Comcast. Collectively, such transactions are referred to herein as the "Intercompany Note Transactions."

(2) See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of events, principally the Scripps Acquisition in 1996, the Maclean Hunter Acquisition in 1994 and the Split-Off (as defined below) in 1992, which affect the comparability of the information reflected in the above summary consolidated financial and other data.

(3) The decrease in service income and operating income before depreciation and amortization from 1993 to 1994 is primarily a result of the effects of rate regulation imposed by the Cable Television Consumer Protection and Competition Act of 1992, effective September 1993, which was offset in part by the effects of subscriber growth and new product offerings. The Telecommunications Act of 1996 provides for rate deregulation of cable programming service fees by March 1999. See "Legislation and Regulation."

(4) Net loss for the six months ended June 30, 1997 includes an extraordinary item, net of tax, of $15.5 million relating to the retirement of certain indebtedness of subsidiaries. Net loss for the year ended December 31, 1995 includes an extraordinary item, net of tax, of $2.4 million relating to the refinancing of certain indebtedness of a subsidiary. Net loss for the year ended December 31, 1993 includes the cumulative effect of accounting changes, net of tax, of $385.3 million, primarily relating to the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," effective January 1, 1993. Net loss for the year ended December 31, 1992 includes an extraordinary item of $52.3 million relating to the Company's equity in net loss from the early extinguishment of debt by Storer Communications, Inc. ("Storer"), an indirect wholly owned subsidiary of the Company, in connection with the split-off of Storer between the Company and Storer's other shareholder in December 1992 (the "Split-Off"). Prior to December 1992, the Company had a 50% interest in Storer which was accounted for under the equity method.

(5) Operating income before depreciation and amortization is commonly referred to in the cable communications business as "operating cash flow." Operating cash flow is a measure of a company's ability to generate cash to service its obligations, including debt service obligations, and to finance capital and other expenditures. In part due to the capital intensive nature of the cable communications business and the resulting significant level of non-cash depreciation and amortization expense, operating cash flow is frequently used as one of the bases for comparing businesses in the cable communications industry, although the Company's measure of operating cash flow may not be comparable to similarly titled measures of other companies. Operating cash flow does not purport to represent net income or net cash provided by operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to such measurements as an indicator of the Company's performance.


(6) Represents net cash provided by (used in) operating, financing and investing activities as presented in the consolidated statement of cash flows included in the Company's consolidated financial statements included elsewhere in this Prospectus (not applicable for the pro forma periods presented and not available for the years ended December 31, 1993 and 1992).



(7) For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income (loss) before extraordinary items, cumulative effect of accounting changes, income tax expense (benefit), equity in net loss of affiliate (1992 only) and fixed charges. Fixed charges consist of interest expense, interest expense on notes payable to affiliates and preferred stock dividend requirements of a subsidiary to an affiliate (1992 only). For the six months ended June 30, 1997 and 1996, earnings, as defined above, were inadequate to cover fixed charges by $89.3 million and $17.9 million, respectively. On a pro forma basis, for the six months ended June 30, 1996 and for the year ended December 31, 1996, earnings, as defined above, were inadequate to cover fixed charges by $90.2 million and $168.5 million, respectively. For the years ended December 31, 1996, 1995, 1994 and 1992, earnings, as defined above, were inadequate to cover fixed charges by $27.1 million, $73.8 million, $24.8 million and $83.7 million, respectively. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations."



(8) A home is deemed "passed" if it can be connected to the distribution system without further extension of the transmission lines.



(9) A dwelling with one or more television sets connected to a system is counted as one subscriber.



(10) Penetration is calculated by dividing subscribers by homes passed. Penetration as of December 31, 1994 decreased from December 31, 1993 principally as a result of the Maclean Hunter Acquisition. As of the date of the acquisition, Maclean Hunter had lower penetration levels than those of the Company.

                                  RISK FACTORS

    HOLDERS OF OLD NOTES SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING MATTERS BEFORE ACCEPTING THE EXCHANGE OFFER.

    THIS PROSPECTUS CONTAINS FORWARD LOOKING STATEMENTS. READERS ARE CAUTIONED THAT SUCH FORWARD LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH COULD SIGNIFICANTLY AFFECT EXPECTED RESULTS IN THE FUTURE FROM THOSE EXPRESSED IN ANY SUCH FORWARD LOOKING STATEMENTS MADE BY, OR ON BEHALF OF, THE COMPANY. CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE, WITHOUT LIMITATION, THE EFFECTS OF LEGISLATIVE AND REGULATORY CHANGES; THE POTENTIAL FOR INCREASED COMPETITION; TECHNOLOGICAL CHANGES; THE NEED TO GENERATE SUBSTANTIAL GROWTH IN THE SUBSCRIBER BASE BY SUCCESSFULLY LAUNCHING, MARKETING AND PROVIDING SERVICES IN IDENTIFIED MARKETS; PRICING PRESSURES WHICH COULD AFFECT DEMAND FOR THE COMPANY'S SERVICES; THE COMPANY'S ABILITY TO EXPAND ITS DISTRIBUTION; CHANGES IN LABOR, PROGRAMMING, EQUIPMENT AND CAPITAL COSTS; THE COMPANY'S CONTINUED ABILITY TO CREATE OR ACQUIRE PROGRAMMING THAT CUSTOMERS WILL FIND ATTRACTIVE; FUTURE ACQUISITIONS, STRATEGIC PARTNERSHIPS AND DIVESTITURES; GENERAL BUSINESS AND ECONOMIC CONDITIONS; AND CERTAIN OTHER RISKS.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon, and, except in certain limited circumstances, will no longer have any registration rights with respect to the Old Notes. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not intend to register the Old Notes under the Securities Act. The Company believes that, based upon interpretations contained in letters issued to third parties by the staff of the Commission, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by each holder thereof (other than a broker-dealer, as set forth below, and any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Eligible holders wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that such conditions have been met and must represent, if such holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, that neither such holder nor the person receiving such New Notes, if other than the holder, is engaged in or intends to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must represent that the Old Notes tendered in exchange therefor were acquired as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the consummation of the Exchange Offer they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company does not currently intend to take any action to register or qualify the New Notes for resale in any such jurisdictions. In addition, the tender of Old Notes pursuant to the Exchange Offer will reduce the principal amount of the Old Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the Old Notes due to a reduction in liquidity.

FACTORS AFFECTING FUTURE OPERATIONS

    The cable communications industry may be affected by, among other things:
(i) changes in government law and regulation; (ii) changes in the competitive environment; (iii) changes in technology; (iv) franchise related matters; (v) market conditions that may adversely affect the availability of debt and equity financing; and (vi) general economic conditions.

    The cable communications industry is subject to extensive regulation on the federal, state and local levels. No assurance can be given as to what future actions Congress, the Federal Communications Commission ("FCC") or other regulatory authorities may take or the effects thereof on the cable communications industry in general or on the Company in particular. See "Legislation and Regulation."

    Cable communications companies operate under franchises granted by local authorities that are subject to renewal and renegotiation from time to time. No assurance can be given as to future franchise renewals. See "Legislation and Regulation."

HOLDING COMPANY STRUCTURE; DEPENDENCE ON PAYMENTS FROM SUBSIDIARIES; EFFECTIVE
  SUBORDINATION

    The Company is a holding company and conducts all of its operations through subsidiaries. Consequently, the ability of the Company to pay its obligations, including its obligation to pay interest on and principal of the Notes, whether at the maturity thereof or upon an earlier redemption or purchase at the option of the Company or the holders of the Thirty-Year Notes, will be dependent upon the repayment to the Company of investments and advances made by the Company and upon the earnings of its subsidiaries and the distribution of those earnings to the Company. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make funds available therefor. The ability of the subsidiaries to pay dividends or make other payments or advances to the Company will depend upon their operating results and will be subject to applicable laws and contractual restrictions, including, but not limited to, payments due to Comcast pursuant to certain management agreements (including programming arrangements) and other arrangements. See "Certain Relationships and Related Transactions." Certain of the Company's subsidiaries' loan agreements require that certain ratios be maintained and contain certain restrictions on dividend payments, payment of management fees and advances of funds to affiliated entities. The Indenture (as defined herein) will not limit the ability of subsidiaries of the Company to enter into agreements that prohibit or restrict dividends or other payments or advances to the Company.

    The Notes will be effectively subordinated to all liabilities of the Company's subsidiaries, including trade payables and the liquidation value of preferred stock of the Company's subsidiaries, if any, except to the extent that the Company is itself recognized as a creditor of any such subsidiary, in which case the Company would still be subordinated to any security interest in the asset of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company. As of June 30, 1997, the total indebtedness and other liabilities of the Company's subsidiaries (including trade payables and accrued liabilities) would have been approximately $2.5 billion.

RECENT AND ANTICIPATED LOSSES

    In recent years, the Company has experienced significant growth through both strategic acquisitions and growth in its existing businesses. The effects of the acquisitions have been to increase significantly the Company's revenues and expenses, resulting in substantial increases in operating income before depreciation and amortization, depreciation and amortization expense and net interest expense. As a result of the increases in depreciation and amortization expense and interest expense associated with these acquisitions and their financing, it is expected that the Company will recognize significant losses for the foreseeable future. The Company's losses before extraordinary items for the six months ended June 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994 were $65.8 million, $14.3 million, $22.6 million, $48.9 million and $23.0 million, respectively. On a pro forma basis as if the Scripps Acquisition (as defined herein) had occurred on January 1, 1996, the Company's loss for the six months ended June 30, 1996 and for the year ended December 31, 1996 was $62.1 million and $118.3 million, respectively. Failure to become profitable in the future could adversely affect the Company's ability to sustain operations and obtain additional required funds. Moreover, such a failure would adversely affect the Company's ability to pay the required payments on the Notes and the Company's other indebtedness. See "--Substantial Leverage."


COMPETITION

    Cable communications systems face competition from alternative methods of receiving and distributing television signals and from other sources of news, information and entertainment such as off-air television broadcast programming, newspapers, movie theaters, live sporting events, interactive online computer services and home video products, including videotape cassette recorders. The extent to which a cable communications system is competitive depends, in part, upon the cable system's ability to provide, at a reasonable price to consumers, a greater variety of programming and other communications services than are available off-air or through other alternative delivery sources and upon superior technical performance and customer service.

    The Telecommunication Act of 1996 (the "1996 Telecom Act") makes it easier for local exchange telephone companies ("LECs") and others to provide a wide variety of video services competitive with services provided by cable systems and to provide cable services directly to subscribers. Various LECs currently are providing video services within and outside their telephone service areas through a variety of distribution methods, including both the deployment of broadband wire facilities and the use of wireless transmission facilities. The Company cannot predict the likelihood of success of video service ventures by LECs or the impact on the Company of such competitive ventures. Cable communications systems generally operate pursuant to franchises granted on a non-exclusive basis. In addition, the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") prohibits franchising authorities from unreasonably denying requests for additional franchises and permits franchising authorities to operate cable systems. Well-financed businesses from outside the cable industry (such as the public utilities that own certain of the poles on which cable is attached) may become competitors for franchises or providers of competing services.

    The availability of reasonably-priced home satellite dish earth stations ("HSDs") enables individual households to receive many of the satellite-delivered program services formerly available only to cable subscribers. Furthermore, the 1992 Cable Act contains provisions, which the FCC has implemented with regulations, to enhance the ability of cable competitors to purchase and make available to HSD owners certain satellite-delivered cable programming at competitive costs. Cable operators face additional competition from private satellite master antenna television ("SMATV") systems that serve condominiums, apartment and office complexes and private residential developments.

    The FCC and Congress have adopted policies providing a more favorable operating environment for new and existing technologies that provide, or have the potential to provide, substantial competition to cable systems. These technologies include, among others, direct broadcast satellite ("DBS") service whereby signals are transmitted by satellite to receiving facilities located on customer premises. DirecTv, Inc., which includes AT&T Corp. ("AT&T") as an investor, began offering nationwide high-power DBS service in 1994 accompanied by extensive marketing efforts. PRIMESTAR Partners L.P. ("Primestar"), a consortium comprised of cable operators including Comcast and a satellite company, currently provides digital satellite service including broadcast signals and pay-per-view service. The Primestar partners recently announced an agreement to consolidate their DBS assets into a new publicly traded company. Primestar's services may compete with the services offered by the Company. Several other major companies, including EchoStar Communications Corporation ("EchoStar") and American Sky Broadcasting ("ASkyB"), a joint venture between MCI Telecommunications Corporation ("MCI") and The News Corporation Limited ("News Corp."), have begun offering or are currently developing high-power DBS service. EchoStar has already commenced its domestic DBS service and offers approximately 120 channels of video programming. Recently announced plans for News Corp. to purchase an interest in

EchoStar are currently the subject of litigation between News Corp. and EchoStar. Primestar, News Corp., MCI and ASkyB recently announced several agreements in which News Corp., MCI and ASkyB will sell to Primestar two satellites under construction and, subject to obtaining various governmental consents, MCI will assign to Primestar an FCC DBS license. The satellites to be sold to Primestar, when operational, are expected to be capable of providing approximately 200 channels of DBS service in the US. DBS providers provide significant competition to cable service providers, including the Company. See "Business--Competition."

    Cable communications systems also compete with wireless program distribution services such as multichannel, multipoint distribution service ("MMDS") which use low-power microwave frequencies to transmit video programming over-the-air to subscribers. There are MMDS operators who are authorized to provide or are providing broadcast and satellite programming to subscribers in areas served by the Company's cable systems. Several Regional Bell Operating Companies have acquired significant interests in major MMDS companies operating in certain of the Company's cable service areas. The Company is unable to predict whether wireless video services will have a material impact on its operations.

    Other new technologies, including Internet-based services, may become competitive with services that cable communications systems can offer. Advances in communications technology as well as changes in the marketplace and the regulatory and legislative environment are constantly occurring. Thus, it is not possible to predict the effect that ongoing or future developments might have on the cable communications industry or on the operations of the Company.

SUBSTANTIAL LEVERAGE


    The Company has been and will continue to be highly leveraged. As of June 30, 1997, the Company had consolidated indebtedness of $3.206 billion and stockholder's equity of $314.6 million. See "Capitalization." For the six months ended June 30, 1997, and, on a pro forma basis for the year ended December 31, 1996, after giving effect to the Scripps Acquisition, the Offering, the Intercompany Note Transactions and the application of the net proceeds therefrom as if they occurred on January 1, 1996, the Company's earnings (as defined herein) would have been insufficient to cover fixed charges by $89.3 million and $168.5 million, respectively. The Indenture does not restrict the ability of the Company or any of its subsidiaries to incur additional indebtedness. The degree to which the Company is leveraged could have important consequences to holders of the Notes, including (i) the ability of the Company to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes may be limited; (ii) a substantial portion of the Company's cash flows from operations must be dedicated to the payment of the principal of and interest on its indebtedness and will not be available for other purposes; (iii) the Company's level of indebtedness could limit its flexibility in planning for, or reacting to, changes in its business; (iv) the Company is more highly leveraged than some of its competitors, which may place it at a competitive disadvantage; and (v) the Company's high degree of indebtedness will make it more vulnerable in the event of a downturn in its business.


WORKING CAPITAL DEFICIENCY

    The Company has historically had a working capital deficiency. As of June 30, 1997, the Company's current liabilities exceeded its current assets by $351.4 million. Historically, the Company has met its working capital requirements through its cash flows from operating and financing activities. Absence of such financing activities in future periods may have a negative impact on the Company's solvency.

ABSENCE OF PUBLIC MARKET

    The New Notes are a new issue of securities for which there is currently no trading market. The Company does not intend to apply for listing of the New Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System. There can be no assurance that an active trading market for the New Notes will develop. If a trading market develops for the New Notes, future trading prices of such securities will depend on many factors, including prevailing interest rates, the Company's results of operations and financial condition and the market for similar securities.

                                 CAPITALIZATION

    The following table sets forth the unaudited actual and as adjusted consolidated capitalization of the Company as of June 30, 1997. This table should be read in conjunction with the Company's consolidated financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                            JUNE 30, 1997
                                                                        ----------------------
                                                                                       AS
                                                                         ACTUAL     ADJUSTED
                                                                        ---------  -----------
                                                                        (DOLLARS IN MILLIONS)
Cash, cash equivalents, short-term investments and
  cash held by an affiliate...........................................  $    54.8   $    53.8(1)
                                                                        ---------  -----------
                                                                        ---------  -----------
Current portion of long-term debt.....................................  $    45.0   $    45.0
                                                                        ---------  -----------
Long-term debt, less current portion:
  Old Notes...........................................................    1,690.9     1,690.9
  Notes payable to banks and insurance companies......................    1,328.0       893.0(2)
  Other...............................................................        0.9         0.9
                                                                        ---------  -----------
                                                                          3,019.8     2,584.8
                                                                        ---------  -----------
Notes payable to affiliate............................................      141.0       576.0(2)
                                                                        ---------  -----------
      Total debt......................................................    3,205.8     3,205.8
                                                                        ---------  -----------
Stockholder's equity:
  Common stock, $1 par value--authorized and issued, 1,000 shares.....
  Additional capital..................................................    3,066.2     3,066.2
  Accumulated deficit.................................................   (2,751.6)   (2,753.9)(3)
                                                                        ---------  -----------
      Total stockholder's equity......................................      314.6       312.3
                                                                        ---------  -----------
        Total capitalization..........................................  $ 3,520.4   $ 3,518.1
                                                                        ---------  -----------
                                                                        ---------  -----------

------------------------

(1) As adjusted information gives effect to $1.0 million of estimated expenses related to the Exchange Offer.

(2) As adjusted information gives effect to the repayment of certain notes payable to banks with the proceeds from the issuance of a note payable to a subsidiary of Comcast which bears interest at a rate of 8.50%, payable quarterly, and is due in 2002.

(3) As adjusted information gives effect to an extraordinary loss, net of tax, of $2.3 million to be recorded during the third quarter of 1997 in connection with the repayment of the notes payable to banks described above.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

    The following selected consolidated financial and other data (other than operating statistics) as of the dates and for the periods indicated have been derived from the Company's consolidated financial statements and the Company's unaudited pro forma financial information. All consolidated financial and statistical information contained herein is presented as if the Reorganization (as defined herein) had occurred on January 1, 1992. The selected consolidated financial and other data is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company's consolidated financial statements, including the notes thereto, and the unaudited pro forma financial information of the Company appearing elsewhere in this Prospectus.


                            SIX MONTHS ENDED JUNE 30,                           YEARS ENDED DECEMBER 31,
                         -------------------------------  --------------------------------------------------------------------
                                            1996                  1996
                                    --------------------  --------------------
                                       PRO                   PRO
                          1997(2)   FORMA(1)   ACTUAL(2)  FORMA(1)   ACTUAL(2)   1995(2)   1994(2)(3)   1993(2)(3)    1992(2)
                         ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------  ---------
                                                                 (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS
  DATA:
Service income.........  $ 1,021.9  $   929.1  $   778.3  $ 1,893.8  $ 1,641.0  $ 1,454.9   $ 1,065.3    $ 1,092.7   $   714.9
Operating, selling,
  general and
  administrative
  expenses.............      684.3      609.2      489.8    1,237.0    1,034.4      912.5       688.6        655.3       475.1
Depreciation and
  amortization.........      306.8      296.2      192.6      598.2      420.3      376.2       232.7        241.8       156.6
Operating income.......       30.8       23.7       95.9       58.6      186.3      166.2       144.0        195.6        83.2
Interest expense and
  preferred stock
  dividend
  requirements.........      119.9      110.8      110.8      228.4      228.4      245.6       155.6        162.2       154.1
Loss before
  extraordinary items
  and cumulative effect
  of accounting
  changes..............      (65.8)     (62.1)     (14.3)    (118.3)     (22.6)     (48.9)      (23.0)        (6.4)     (174.0)
Net loss (4)...........      (81.3)     (62.1)     (14.3)    (118.3)     (22.6)     (51.3)      (23.0)      (391.7)     (226.3)

SUPPLEMENTARY FINANCIAL
  DATA:
Operating income before
  depreciation and
  amortization (5).....  $   337.6  $   319.9  $   288.5  $   656.8  $   606.6  $   542.4   $   376.7    $   437.4   $   239.8
Capital expenditures...      251.5      169.2      137.9      352.5      298.2      238.5       173.4         94.3        67.9
Net cash provided by
  (used in): (6)
  Operating activities       257.0     --          180.7     --          400.0      176.2       300.5       --          --
  Financing activities       (50.7)    --           90.8     --          311.6      106.5     1,486.0       --          --
  Investing activities      (200.5)    --         (257.1)    --         (684.8)    (343.6)   (1,769.6)      --          --
Ratio of earnings to
  fixed charges (7)....     --         --         --         --         --         --          --              1.1      --

BALANCE SHEET DATA (AT
  PERIOD END):
Property and equipment,
  net..................  $ 1,558.0  $ 1,073.8  $ 1,073.8  $ 1,545.5  $ 1,545.5  $ 1,025.2   $   945.2    $   748.7   $   742.8
Total assets...........    6,067.2    3,973.1    4,018.1    6,168.3    6,213.3    4,045.0     4,174.9      2,298.9     2,277.7
Long-term debt, less
  current portion......    3,019.8    3,104.6    3,049.6    3,123.3    3,068.3    3,011.4     2,853.1      2,059.8     2,127.2
Stockholder's equity
  (deficiency).........      314.6     (943.5)  (1,191.2)     402.4       95.3   (1,065.0)     (958.1)      (995.1)     (604.3)

OPERATING STATISTICS
  (AT PERIOD END):
Homes passed (000s)
  (8)..................      7,047      6,880      5,624      6,975      6,975      5,570       5,491        4,211       4,154
Subscribers (000s)
  (9)..................      4,303      4,217      3,429      4,280      4,280      3,407       3,307        2,648       2,583
Penetration (10).......       61.1%      61.3%      61.0%      61.4%      61.4%      61.2%       60.2%        62.9%       62.2%


------------------------------
(1) Unaudited pro forma consolidated statement of operations and supplementary financial data and operating statistics are presented as if the Scripps Acquisition occurred on January 1, 1996. See "Unaudited Pro Forma Financial Information" included elsewhere in this Prospectus. Unaudited pro forma consolidated balance sheet data is presented as if certain transactions completed between April 1, 1997 and May 1, 1997 occurred on each respective balance sheet date. These transactions consist of (i) repayment of $100.0 million of the Company's notes payable to affiliates (the "Notes Payable") with the proceeds from drawdowns under subsidiaries' existing credit facilities ($55.0 million) and existing cash held by an affiliate ($45.0 million), (ii) exchange of affiliate notes payable and notes receivable, and the accrued interest thereon, between the Company, Comcast and certain of their subsidiaries resulting in a reduction in the Company's Notes Payable of $247.7 million and $307.1 million as of June 30, 1996 and December 31, 1996, respectively, with a corresponding reduction in the Company's notes receivable from affiliate (the "Notes Receivable"), and (iii) elimination of the remaining Notes Receivable, and the accrued interest thereon (aggregating

   $316.0 million and $522.8 million as of June 30, 1996 and December 31, 1996, respectively), through a non-cash dividend to Comcast. Collectively, such transactions are referred to herein as the "Intercompany Note Transactions."

(2) See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of events, principally the Scripps Acquisition in 1996, the Maclean Hunter Acquisition (as defined herein) in 1994 and the Split-Off (as defined below) in 1992, which affect the comparability of the information reflected in the above selected consolidated financial and other data.

(3) The decrease in service income and operating income before depreciation and amortization from 1993 to 1994 is primarily a result of the effects of rate regulation imposed by the 1992 Cable Act, effective September 1993, which was offset in part by the effects of subscriber growth and new product offerings. The 1996 Telecom Act provides for rate deregulation of cable programming service fees by March 1999. See "Legislation and Regulation."

(4) Net loss for the six months ended June 30, 1997 includes an extraordinary item, net of tax, of $15.5 million relating to the retirement of certain indebtedness of subsidiaries. Net loss for the year ended December 31, 1995 includes an extraordinary item, net of tax, of $2.4 million relating to the refinancing of certain indebtedness of a subsidiary. Net loss for the year ended December 31, 1993 includes the cumulative effect of accounting changes, net of tax, of $385.3 million, primarily relating to the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," effective January 1, 1993. Net loss for the year ended December 31, 1992 includes an extraordinary item of $52.3 million relating to the Company's equity in net loss from the early extinguishment of debt by Storer Communications, Inc. ("Storer"), an indirect wholly owned subsidiary of the Company, in connection with the split-off of Storer between the Company and Storer's other shareholder in December 1992 (the "Split-Off"). Prior to December 1992, the Company had a 50% interest in Storer which was accounted for under the equity method.

(5) Operating income before depreciation and amortization is commonly referred to in the cable communications business as "operating cash flow." Operating cash flow is a measure of a company's ability to generate cash to service its obligations, including debt service obligations, and to finance capital and other expenditures. In part due to the capital intensive nature of the cable communications business and the resulting significant level of non-cash depreciation and amortization expense, operating cash flow is frequently used as one of the bases for comparing businesses in the cable communications industry, although the Company's measure of operating cash flow may not be comparable to similarly titled measures of other companies. Operating cash flow does not purport to represent net income or net cash provided by operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to such measurements as an indicator of the Company's performance.


(6) Represents net cash provided by (used in) operating, financing and investing activities as presented in the consolidated statement of cash flows included in the Company's consolidated financial statements included elsewhere in this Prospectus (not applicable for the pro forma periods presented and not available for the years ended December 31, 1993 and 1992).



(7) For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income (loss) before extraordinary items, cumulative effect of accounting changes, income tax expense (benefit), equity in net loss of affiliate (1992 only) and fixed charges. Fixed charges consist of interest expense, interest expense on notes payable to affiliates and preferred stock dividend requirements of a subsidiary to an affiliate (1992 only). For the six months ended June 30, 1997 and 1996, earnings, as defined above, were inadequate to cover fixed charges by $89.3 million and $17.9 million, respectively. On a pro forma basis, for the six months ended June 30, 1996 and for the year ended December 31, 1996, earnings, as defined above, were inadequate to cover fixed charges by $90.2 million and $168.5 million, respectively. For the years ended December 31, 1996, 1995, 1994 and 1992, earnings, as defined above, were inadequate to cover fixed charges by $27.1 million, $73.8 million, $24.8 million and $83.7 million, respectively. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations."



(8) A home is deemed "passed" if it can be connected to the distribution system without further extension of the transmission lines.



(9) A dwelling with one or more television sets connected to a system is counted as one subscriber.



(10) Penetration is calculated by dividing subscribers by homes passed. Penetration as of December 31, 1994 decreased from December 31, 1993 principally as a result of the Maclean Hunter Acquisition. As of the date of the acquisition, Maclean Hunter had lower penetration levels than those of the Company.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    This discussion and analysis of the financial condition and results of operations should be read in conjunction with the Company's consolidated financial statements, including the notes thereto. All financial information contained herein is presented as if the Reorganization (as defined) had occurred on January 1, 1992.

OVERVIEW

    Comcast Cable Communications, Inc. and subsidiaries (the "Company"), a wholly owned subsidiary of Comcast Corporation ("Comcast"), is a holding company which conducts all of its operations through subsidiaries. The Company has experienced significant growth in recent years through both strategic acquisitions and growth in its existing business. The Company has historically met its cash needs for operations, including its working capital requirements, through its cash flows from operating and financing activities. Cash requirements for acquisitions and capital expenditures have been provided through the Company's financing activities, as well as its existing cash, cash equivalents, short-term investments and cash held by an affiliate.

GENERAL DEVELOPMENTS OF BUSINESS

    DEBT OFFERING

    On May 1, 1997, the Company completed the sale of $1.7 billion principal amount of notes (the "Old Notes") through a private offering with registration rights. The Old Notes were issued in four tranches: $300.0 million principal amount of 8 1/8% Notes due 2004 (the "Old Seven-Year Notes"), $600.0 million principal amount of 8 3/8% Notes due 2007 (the "Old Ten-Year Notes"), $550.0 million principal amount of 8 7/8% Notes due 2017 (the "Old Twenty-Year Notes") and $250.0 million principal amount of 8 1/2% Notes due 2027 (the "Old Thirty-Year Notes"). The Company used substantially all of the net proceeds from the offering of the Old Notes to repay certain of its subsidiaries' notes payable to banks with the balance to be used for subsidiary general purposes. Collectively, the offering of the Old Notes and the repayment of the aforementioned notes payable with the net proceeds from the offering of the Old Notes are referred to herein as the "Refinancing."

    Interest on the Old Notes is payable semiannually on May 1 and November 1 of each year, commencing November 1, 1997. The Old Seven-Year Notes, the Old Ten-Year Notes and the Old Twenty-Year Notes are redeemable, in whole or in part, at the option of the Company at any time and the Old Thirty-Year Notes are redeemable, in whole or in part, at the option of the Company at any time after May 1, 2009, in each case at a redemption price equal to the greater of (i) 100% of their principal amount, plus accrued interest thereon to the date of redemption, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined), plus accrued interest on the Old Notes to the date of redemption. Each holder of the Old Thirty-Year Notes may require the Company to repurchase all or a portion of the Old Thirty-Year Notes owned by such holder on May 1, 2009 at a purchase price equal to 100% of the principal amount thereof.

    The Old Notes are unsecured and unsubordinated obligations of the Company and rank PARI PASSU with all other unsecured and unsubordinated indebtedness and other obligations of the Company. The Old Notes are effectively subordinated to all liabilities of the Company's subsidiaries, including trade payables. The Old Notes are obligations only of the Company and are not guaranteed by and do not otherwise constitute obligations of Comcast.

    The indenture for the Old Notes, among other things, contains restrictions (with certain exceptions) on the ability of the Company and its Restricted Subsidiaries (as defined) to: (i) make dividend payments or other restricted payments; (ii) create liens or enter into sale and leaseback transactions; and
(iii) enter into mergers, consolidations, or sales of all or substantially all of their assets.

    SCRIPPS CABLE

    In November 1996, Comcast acquired the cable television operations ("Scripps Cable") of The E.W. Scripps Company ("E.W. Scripps") in exchange for 93.048 million shares of Comcast's Class A Special Common Stock valued at $1.552 billion (the "Scripps Acquisition"). As of the date of the acquisition, Scripps Cable passed more than 1.2 million homes and served more than 800,000 subscribers, with 60% of its subscribers located in Sacramento, California and Chattanooga and Knoxville, Tennessee. Comcast accounted for the Scripps Acquisition under the purchase method. Following the Scripps Acquisition, Comcast contributed Scripps Cable to the Company (the "Scripps Contribution") at Comcast's historical cost. The Scripps Contribution was recorded as an increase in additional capital and Scripps Cable was consolidated with the Company effective November 1, 1996. During the three months ended June 30, 1997, the Company recorded the final purchase price allocation relating to the Scripps Contribution. The terms of the Scripps Acquisition provide for, among other things, the indemnification of the Company by E.W. Scripps for certain liabilities, including tax liabilities, relating to Scripps Cable prior to the acquisition date.

    MACLEAN HUNTER

    In December 1994, the Company, through Comcast MHCP Holdings, L.L.C. (the "LLC"), acquired the U.S. cable television and alternate access operations of Maclean Hunter Limited ("Maclean Hunter") from Rogers Communications Inc. and all of the outstanding shares of Barden Communications, Inc. (collectively such acquisitions are referred to as the "Maclean Hunter Acquisition") for approximately $1.249 billion in cash. As of the date of the acquisition, Maclean Hunter passed more than 1.0 million homes and served more than 540,000 subscribers. The Company and the California Public Employees' Retirement System ("CalPERS") invested $305.6 million and $250.0 million, respectively, in the LLC, which is owned 55% by the Company and 45% by CalPERS. The Maclean Hunter Acquisition was financed with cash contributions from the LLC of $555.6 million and borrowings under a credit facility of an indirect wholly owned subsidiary of the LLC. The Company accounted for the Maclean Hunter Acquisition under the purchase method and Maclean Hunter was consolidated with the Company effective December 22, 1994.

    GROSSE POINTE CABLE, INC.

    In October 1994, the Company acquired the remaining 75% of issued and outstanding stock of Grosse Pointe Cable, Inc. ("Grosse Pointe") for $23.4 million, consisting of $21.1 million in cash and a $2.3 million promissory note due in October 1997. As of the date of the acquisition, Grosse Pointe passed more than 25,000 homes and served more than 16,000 subscribers. The Company accounted for the acquisition under the purchase method and Grosse Pointe was consolidated with the Company effective November 1, 1994.

    COMCAST CABLEVISION OF PHILADELPHIA, INC.

    In March 1994, a wholly owned subsidiary of Comcast, which held 92% of the issued and outstanding common stock of Comcast Cablevision of Philadelphia, Inc. ("Phila., Inc.") and which was subsequently contributed to a wholly owned subsidiary of the Company, completed certain transactions pursuant to which the then outstanding shares of Phila., Inc. were purchased for approximately $12.9 million in cash. The purchase price, including certain transaction costs, was primarily funded through a capital contribution from Comcast.

LIQUIDITY AND CAPITAL RESOURCES

    The Company believes that it will be able to meet its current and long-term liquidity and capital requirements, including fixed charges, through its cash flows from operating activities, existing cash, cash equivalents, short-term investments, cash held by an affiliate and lines of credit and other external financing.

    As a result of the Scripps Contribution, the Company no longer has a stockholder's deficiency. However, the Company expects to continue to recognize significant losses for the foreseeable future, resulting in decreases in stockholder's equity. The cable communications industry is experiencing increasing competition and rapid technological changes. The Company's future results of operations will be affected by its ability to react to changes in the competitive environment and by its ability to implement new technologies. However, the Company believes that competition, technological changes and its significant losses will not significantly affect its ability to obtain financing.

    CASH, CASH EQUIVALENTS, SHORT-TERM INVESTMENTS AND CASH HELD BY AN AFFILIATE

    Cash, cash equivalents, short-term investments and cash held by an affiliate as of June 30, 1997 and December 31, 1996 and 1995 were $54.8 million, $113.4 million and $39.2 million, respectively. As of June 30, 1997 the majority of the Company's cash, cash equivalents, short-term investments and cash held by an affiliate was restricted to use by subsidiaries of the Company under contractual arrangements, including subsidiary credit agreements.

    The Company's cash equivalents and short-term investments are recorded at cost which approximates their fair value. As of December 31, 1996, short-term investments of $21.5 million included the Company's investment in Time Warner, Inc. ("Time Warner") common stock (the "Time Warner Stock") recorded at its fair value of $20.7 million. See "--Investments."

    The Company has entered into a custodial account arrangement with Comcast Financial Agency Corporation ("CFAC"), a wholly owned subsidiary of Comcast, under which CFAC provides cash management services to the Company. Under this arrangement, the Company's cash receipts are deposited with and held by CFAC, as custodian and agent, which invests and disburses such funds at the direction of the Company. As of June 30, 1997 and December 31, 1996 and 1995, $9.8 million, $53.5 million and $26.9 million, respectively, of the Company's cash was held by CFAC. These amounts have been classified as cash held by an affiliate in the Company's consolidated balance sheet.

    INVESTMENTS

    In October 1996, the Company received 552,014 shares of Time Warner Stock in exchange (the "Exchange") for all of the shares of Turner Broadcasting System, Inc. ("TBS") stock (the "TBS Stock") held by the Company, as a result of the merger of Time Warner and TBS. As a result of the Exchange, the Company recognized a pre-tax gain of $19.8 million in 1996, representing the difference between the Company's historical cost basis in the TBS Stock and the new basis for the Company's investment in Time Warner Stock of $22.8 million, which was based on the closing price of the Time Warner Stock on the merger date of $41.375 per share. In January 1997, the Company sold its entire interest in Time Warner for $21.2 million. In connection with this sale, the Company recognized a pre-tax loss of $1.6 million, which is included in net investment income in the Company's condensed consolidated statement of operations for the six months ended June 30, 1997.

    INVESTMENT RIGHTS

    As a result of the Maclean Hunter Acquisition, at any time after December 18, 2001, CalPERS may elect to liquidate its interest in the LLC at a price based upon the fair value of CalPERS' interest in the LLC, adjusted, under certain circumstances, for certain performance criteria relating to the fair value of the LLC or to Comcast's common stock. Except in certain limited circumstances, Comcast, at its option, may satisfy this liquidity arrangement by purchasing CalPERS' interest for cash, by issuing its common stock (subject to certain limitations) or by selling the LLC. In addition, although the Company manages Maclean Hunter, certain limited transactions require the approval of CalPERS.

    CAPITAL EXPENDITURES

    It is anticipated that, during 1997, the Company will invest approximately $600 million in capital expenditures, including approximately $500 million for the upgrading, rebuilding and extending of certain of the Company's cable communications systems. The amount of such capital expenditures for 1997 and subsequent years will depend on numerous factors, many of which are beyond the Company's control. These factors include whether competition in a particular market necessitates a cable system upgrade, whether a particular cable system has sufficient capacity to handle new product offerings including the offering of cable modem, cable telephony and telecommunications services, whether and to what extent the Company will be able to recover its investment under Federal Communications Commission ("FCC") rate guidelines and other factors, and whether the Company acquires additional cable systems in need of upgrading or rebuilding. The Company, however, anticipates capital expenditures for years subsequent to 1997 will continue to be significant. As of June 30, 1997, the Company does not have any significant contractual obligations for capital expenditures.

    FINANCING

    Other than the Scripps Acquisition, the Company has historically utilized a strategy of financing its acquisitions and other investing activities through senior debt at the operating subsidiary level.

    The Refinancing had a significant impact on the maturities of the Company's long-term debt. Maturities of long-term debt outstanding as of June 30, 1997 through 2001 are as follows (dollars in millions).

1997(1)............................................................  $    12.3
1998...............................................................       40.8
1999...............................................................      111.6
2000...............................................................      124.1
2001...............................................................      239.6

------------------------
(1) Represents maturities of long-term debt for the remaining six months of 1997, which includes a $10.0 million optional debt repayment made in July 1997.

    As of June 30, 1997 and December 31, 1996, the Company's effective weighted average interest rate on its long-term debt outstanding was 7.90% and 7.18%, respectively.

    As of June 30, 1997 and December 31, 1996 and 1995, the Company's long-term debt, including current portion, was $3.065 billion, $3.184 billion and $3.046 billion, respectively, of which 24.3%, 70.8% and 76.8%, respectively, was at variable rates. Current portion of long-term debt as of June 30, 1997 and December 31, 1996, includes $10.0 million and $80.0 million relating to optional debt repayments made in July 1997 and during the three months ended March 31, 1997, respectively. As of June 30, 1997, the Company and certain of its subsidiaries had unused irrevocable standby letters of credit totaling $106.3 million, substantially all of which cover potential fundings relating to companies in which Comcast, but not the Company, holds an equity interest. The Company's long-term debt had estimated fair values of $3.215 billion and $3.066 billion as of December 31, 1996 and 1995, respectively. The Company's weighted average interest rate was 7.66% and 7.27% during the six months ended June 30, 1997 and 1996, respectively, and 7.36%, 8.08% and 6.82% during the years ended December 31, 1996, 1995 and 1994, respectively.

    Between April 1, 1997 and May 1, 1997, the Company (i) repaid $100.0 million of its notes payable to affiliates (the "Notes Payable") with the proceeds from drawdowns under subsidiaries' existing credit facilities ($55.0 million) and existing cash held by an affiliate ($45.0 million), (ii) completed the exchange of affiliate notes payable and notes receivable, and the accrued interest thereon, between the Company, Comcast and certain of their subsidiaries resulting in a reduction in the Company's Notes Payable of $307.5 million as of May 1, 1997, with a corresponding reduction in the Company's notes receivable from affiliate (the "Notes Receivable"), and (iii) eliminated the remaining Notes Receivable, and the accrued interest thereon (aggregating $546.3 million as of May 1, 1997), through a non-cash dividend to Comcast. Collectively, such transactions are referred herein to as the "Intercompany Note Transactions."

    On June 30, 1997, the Company redeemed all of its outstanding 10% Subordinated Debentures, due 2003 (the "10% Debentures"). An aggregate principal amount of $139.3 million of the 10% Debentures was redeemed at a redemption price of 100% of the principal amount thereof, together with accrued interest thereon. As of the redemption date, the 10% Debentures had an accreted value of $127.7 million. The Company redeemed the 10% Debentures with the proceeds from the issuance of a note payable to a subsidiary of Comcast which bears interest at a rate of 8.50%, payable quarterly, and is due in 2002.

    On July 2, 1997, the Company repaid $435.0 million of its long-term debt outstanding as of June 30, 1997 with the proceeds from the issuance of a note payable to a subsidiary of Comcast which bears interest at a rate of 7.25%, payable quarterly, and is due in 2002. As a result of this repayment, the Company will expense unamortized debt acquisition costs of $3.5 million, resulting in an extraordinary loss, net of tax, of $2.3 million in the third quarter of 1997.

    As of July 31, 1997, certain subsidiaries of the Company had unused lines of credit of $660.0 million. The availability and use of the unused lines of credit are restricted by the covenants of the related debt agreements and to subsidiary general purposes and dividend declaration.

    The Company continually evaluates its debt structure with the intention of reducing its debt service requirements when desirable.

    INTEREST RATE RISK MANAGEMENT

    The Company is exposed to market risk including changes in interest rates. To manage the volatility relating to these exposures, the Company enters into various derivative transactions pursuant to the Company's policies in areas such as counterparty exposure and hedging practices. Positions are monitored using techniques including market value and sensitivity analyses. The Company does not hold or issue any derivative financial instruments for trading purposes and is not a party to leveraged instruments. The credit risks associated with the Company's derivative financial instruments are controlled through the evaluation and monitoring of the creditworthiness of the counterparties. Although the Company may be exposed to losses in the event of nonperformance by the counterparties, the Company does not expect such losses, if any, to be significant.

    The use of interest rate risk management instruments, such as interest rate exchange agreements ("Swaps"), interest rate cap agreements ("Caps") and interest rate collar agreements ("Collars"), is required under the terms of certain of the Company's outstanding debt agreements. The Company's policy is to manage interest costs using a mix of fixed and variable rate debt. Using Swaps, the Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed-upon notional principal amount. Caps are used to lock in a maximum interest rate should variable rates rise, but enable the Company to otherwise pay lower market rates. Collars limit the Company's exposure to and benefits from interest rate fluctuations on variable rate debt to within a certain range of rates.

    The following table summarizes the terms of the Company's existing Swaps, Caps and Collars as of December 31, 1996 and 1995 (dollars in millions):

                                                              NOTIONAL                      AVERAGE       ESTIMATED
                                                               AMOUNT      MATURITIES    INTEREST RATE   FAIR VALUE
                                                             -----------  ------------  ---------------  -----------
AS OF DECEMBER 31, 1996
Variable to Fixed Swaps....................................   $   530.0    1997-1999         6.14%        ($    1.2)
Caps.......................................................       250.0       1997           8.55%
Collars....................................................       400.0    1997-1998      7.09%/5.04%           0.2

AS OF DECEMBER 31, 1995
Variable to Fixed Swaps....................................   $   250.0       1997           6.58%        ($    4.3)
Caps.......................................................       250.0       1997           8.20%
Collars....................................................       250.0       1997        7.40%/5.11%          (0.7)

    The notional amounts of interest rate agreements, as presented in the above table, are used to measure interest to be paid or received and do not represent the amount of exposure to credit loss. The estimated fair value approximates the proceeds (costs) to settle the outstanding contracts. While Swaps, Caps and Collars represent an integral part of the Company's interest rate risk management program, their incremental effect on interest expense for the years ended December 31, 1996, 1995 and 1994 was not significant.

    Of the existing derivative financial instruments as of December 31, 1996, $300.0 million notional amount of Swaps with an average interest rate of 6.58%, $200.0 million notional amount of Caps with an average interest rate of 8.38% and $200.0 million notional amount of Collars with average interest rates of 7.75%/5.19% expired during the six months ended June 30, 1997. During the six months ended June 30, 1997, the Company entered into $160.0 million notional amount of Swaps that mature in 1998 through 1999 and have an average interest rate of 5.69% and $100.0 million notional amount of Caps that mature in 1998 and have an average interest rate of 6.75%.

STATEMENT OF CASH FLOWS

    SIX MONTHS ENDED JUNE 30, 1997 AND 1996

    Cash and cash equivalents increased $5.8 million as of June 30, 1997 from December 31, 1996 and increased $14.4 million as of June 30, 1996 from December 31, 1995. Changes in cash and cash equivalents resulted from cash flows from operating, financing and investing activities which are explained below.

    Net cash provided by operating activities amounted to $257.0 million and $180.7 million for the six months ended June 30, 1997 and 1996, respectively. The increase of $76.3 million was principally due to the increase in the Company's operating income before depreciation and amortization, including the effects of the Scripps Contribution, and changes in working capital as a result of the timing of receipts and disbursements. See "--Results of Operations."

    Net cash (used in) provided by financing activities was ($50.7) million and $90.8 million for the six months ended June 30, 1997 and 1996, respectively. During the six months ended June 30, 1997, the Company borrowed $1.806 billion, including the issuance of the Old Notes of $1.691 billion and borrowings under existing lines of credit, and repaid $1.938 billion of its long-term debt, including $1.665 billion relating to the Refinancing and $139.3 million relating to the redemption of the 10% Debentures. In addition, during the six months ended June 30, 1997, proceeds from notes payable to affiliates, which were used to redeem the 10% Debentures, together with accrued interest thereon, were $141.0 million, repayment of notes payable to affiliates, which principally related to the Intercompany Note Transactions, were $100.8 million and net transactions with affiliates, which primarily resulted from the timing of disbursements, were $56.2 million. Deferred financing costs incurred during the six months ended June 30, 1997 were related to the issuance of the Old Notes. During the six months ended June 30, 1996, the

Company borrowed $198.0 million under existing lines of credit and repaid $134.5 million of its long-term debt. In addition, during the six months ended June 30, 1996, net transactions with affiliates, which primarily resulted from the timing of disbursements, were $26.8 million.

    Net cash used in investing activities was $200.5 million and $257.1 million for the six months ended June 30, 1997 and 1996, respectively. During the six months ended June 30, 1997, net cash used in investing activities included capital expenditures of $251.5 million, offset by a decrease in cash held by an affiliate of $43.7 million and the proceeds from the sale of the Company's shares of Time Warner Stock of $21.2 million. During the six months ended June 30, 1996, net cash used in investing activities included capital expenditures of $137.9 million, an increase in notes receivable from affiliate of $105.0 million and an increase in cash held by an affiliate of $8.4 million.

    YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

    Cash and cash equivalents increased $26.8 million as of December 31, 1996 from December 31, 1995 and decreased $60.9 million as of December 31, 1995 from December 31, 1994. Changes in cash and cash equivalents resulted from cash flows from operating, financing and investing activities which are explained below.

    Net cash provided by operating activities amounted to $400.0 million, $176.2 million and $300.5 million for the years ended December 31, 1996, 1995 and 1994, respectively. The increase of $223.8 million from 1995 to 1996 was principally due to changes in working capital as a result of the timing of receipts and disbursements, the payment of deferred expenses charged by an affiliate in 1995 and the increase in the Company's operating income before depreciation and amortization, including the effects of the Scripps Contribution. See "--Results of Operations." The decrease of $124.3 million from 1994 to 1995 was principally due to the increase in payments of deferred expenses charged by an affiliate in 1995 and changes in working capital as a result of the timing of receipts and disbursements, offset by the increase in the Company's operating income before depreciation and amortization, principally due to the effects of the Maclean Hunter Acquisition. See "--Results of Operations."

    Net cash provided by financing activities was $311.6 million, $106.5 million and $1.486 billion for the years ended December 31, 1996, 1995 and 1994, respectively. During 1996, the Company borrowed $448.0 million under existing lines of credit and repaid $284.5 million of its long-term debt. In addition, during 1996, the Company received $59.7 million of proceeds from the issuance of notes payable to affiliates and net transactions with affiliates, which primarily resulted from the timing of disbursements, were $92.5 million. During 1995, the Company borrowed $720.0 million under new and existing lines of credit and repaid $665.6 million of its long-term debt, including $490.4 million in connection with the refinancing of certain indebtedness. In addition, during 1995, the Company received $50.9 million of proceeds from the issuance of notes payable to affiliates. Proceeds from borrowings of $1.124 billion in 1994 included $1.015 billion relating to the Maclean Hunter Acquisition. During 1994, the Company repaid $339.5 million of its long-term debt. In 1994, the Company received capital contributions from Comcast and CalPERS of $305.6 million and $250.0 million, respectively, in connection with the Maclean Hunter Acquisition. In addition, during 1994, the Company received $100.7 million of proceeds from the issuance of notes payable to affiliates and net transactions with affiliates, which primarily resulted from the timing of disbursements, were $54.6 million.

    Net cash used in investing activities was $684.8 million, $343.6 million and $1.770 billion for the years ended December 31, 1996, 1995 and 1994, respectively. During 1996, net cash used in investing activities included an increase in notes receivable from affiliate of $340.0 million and capital expenditures of $298.2 million. As the Scripps Contribution was a non-cash transaction, it had no significant impact on the Company's investing activities in its 1996 consolidated statement of cash flows. During 1995, net cash used in investing activities included an increase in notes receivable from affiliate of $52.2 million and capital expenditures of $238.5 million. Acquisitions in 1994 consisted principally of $1.249 billion paid in connection with the Maclean Hunter Acquisition. In addition, during 1994, net cash used in investing activities included an increase in notes receivable from affiliate of $300.0 million and capital expenditures of $173.4 million.

RESULTS OF OPERATIONS

    The effects of the Company's recent acquisitions, as well as increased levels of capital expenditures, were to increase significantly the Company's revenues and expenses, resulting in substantial increases in its operating income before depreciation and amortization, depreciation and amortization expense and interest expense. As a result of the increases in depreciation and amortization expense and interest expense, it is expected that the Company will continue to recognize significant losses for the foreseeable future.

    SIX AND THREE MONTHS ENDED JUNE 30, 1997 AND 1996

    Summarized consolidated financial information for the Company for the six and three months ended June 30, 1997 and 1996 is as follows (dollars in millions, "NM" denotes percentage is not meaningful):

                                                                     SIX MONTHS ENDED JUNE   INCREASE/ (DECREASE)
                                                                              30,
                                                                     ----------------------  --------------------
                                                                        1997        1996         $          %
                                                                     ----------  ----------  ---------  ---------
Service income.....................................................  $  1,021.9  $    778.3  $   243.6       31.3%
Operating, selling, general and administrative expenses............       684.3       489.8      194.5       39.7
                                                                     ----------  ----------
Operating income before depreciation and amortization(1)...........       337.6       288.5       49.1       17.0
Depreciation and amortization......................................       306.8       192.6      114.2       59.3
                                                                     ----------  ----------
Operating income...................................................        30.8        95.9      (65.1)     (67.9)
                                                                     ----------  ----------
Interest expense...................................................       119.9       110.8        9.1        8.2
Interest expense on notes payable to affiliates....................        12.4        15.5       (3.1)     (20.0)
Investment income, net.............................................        (2.0)       (2.8)      (0.8)     (28.6)
Other..............................................................                     0.7       (0.7)        NM
Income tax benefit.................................................       (23.5)       (3.6)      19.9         NM
Minority interest..................................................       (10.2)      (10.4)      (0.2)      (1.9)
Extraordinary items................................................       (15.5)                  15.5         NM
                                                                     ----------  ----------
Net loss...........................................................  ($    81.3) ($    14.3) $    67.0         NM%
                                                                     ----------  ----------
                                                                     ----------  ----------

                                                                       THREE MONTHS ENDED    INCREASE/ (DECREASE)
                                                                            JUNE 30,
                                                                     ----------------------  --------------------
                                                                        1997        1996         $          %
                                                                     ----------  ----------  ---------  ---------
Service income.....................................................  $    520.8  $    396.0  $   124.8       31.5%
Operating, selling, general and administrative expenses............       344.3       244.8       99.5       40.6
                                                                     ----------  ----------
Operating income before depreciation and amortization(1)...........       176.5       151.2       25.3       16.7
Depreciation and amortization......................................       168.0        97.3       70.7       72.7
                                                                     ----------  ----------
Operating income...................................................         8.5        53.9      (45.4)     (84.2)
                                                                     ----------  ----------
Interest expense...................................................        63.2        54.1        9.1       16.8
Interest expense on notes payable to affiliates....................         3.3         6.9       (3.6)     (52.2)
Investment income, net.............................................        (2.0)       (0.1)       1.9         NM
Other..............................................................                     0.7       (0.7)        NM
Income tax (benefit) expense.......................................       (14.2)        0.5       14.7         NM
Minority interest..................................................        (5.2)       (4.6)       0.6       13.0
Extraordinary items................................................       (15.5)                  15.5         NM
                                                                     ----------  ----------
Net loss...........................................................  ($    52.1) ($     3.6) $    48.5         NM%
                                                                     ----------  ----------
                                                                     ----------  ----------

(1) Operating income before depreciation and amortization is commonly referred to in the cable communications business as "operating cash flow." Operating cash flow is a measure of a company's ability to generate cash to service its obligations, including debt service obligations, and to finance capital and other expenditures. In part due to the capital intensive nature of the cable communications business and the resulting significant level of non-cash depreciation and amortization expense, operating cash flow is frequently used as one of the bases for comparing businesses in the cable communications industry, although the Company's measure of operating cash flow may not be comparable to similarly titled measures of other companies. Operating cash flow does not purport to represent net income or net cash provided by operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to such measurements as an indicator of the Company's performance. See "Statement of Cash Flows" above for a discussion of net cash provided by operating activities.

    As a result of the Scripps Contribution, the Company commenced consolidating the financial results of Scripps Cable effective November 1, 1996. The following tables present actual financial information for the six and three months ended June 30, 1997 and pro forma financial information for the six and three months ended June 30, 1996 as if the Scripps Contribution occurred on January 1, 1996. Pro forma financial information is presented herein for purposes of analysis and may not reflect what actual operating results would have been had the Company owned Scripps Cable since January 1, 1996 (dollars in millions):

                                                                        SIX MONTHS ENDED
                                                                            JUNE 30,               INCREASE
                                                                     ----------------------  --------------------
                                                                        1997        1996         $          %
                                                                     ----------  ----------  ---------  ---------
Service income.....................................................  $  1,021.9  $    929.1  $    92.8       10.0%
Operating, selling, general and administrative expenses............       684.3       609.2       75.1       12.3
                                                                     ----------  ----------  ---------
Operating income before depreciation and
  amortization (a).................................................  $    337.6  $    319.9  $    17.7        5.5%
                                                                     ----------  ----------  ---------
                                                                     ----------  ----------  ---------

                                                                       THREE MONTHS ENDED
                                                                            JUNE 30,               INCREASE
                                                                     ----------------------  --------------------
                                                                        1997        1996         $          %
                                                                     ----------  ----------  ---------  ---------
Service income.....................................................  $    520.8  $    471.8  $    49.0       10.4%
Operating, selling, general and administrative expenses............       344.3       304.4       39.9       13.1
                                                                     ----------  ----------  ---------
Operating income before depreciation and
  amortization (a).................................................  $    176.5  $    167.4  $     9.1        5.4%
                                                                     ----------  ----------  ---------
                                                                     ----------  ----------  ---------

------------------------

(a) See footnote (1) on page 27.

    Of the respective $92.8 million and $49.0 million pro forma increases in service income for the six and three month periods from 1996 to 1997, $19.6 million and $9.6 million are attributable to subscriber growth, $61.3 million and $29.3 million relate to changes in rates and $11.9 million and $10.1 million relate to other product offerings.

    Of the respective $75.1 million and $39.9 million pro forma increases in operating, selling, general and administrative expenses for the six and three month periods from 1996 to 1997, $20.0 million and $10.4 million are attributable to increases in the costs of cable programming as a result of subscriber growth, additional channel offerings and changes in rates, $11.1 million and $5.1 million are attributable to increases in costs associated with customer service and $44.0 million and $24.4 million result from increases in the cost of labor, other volume related expenses and costs associated with new product offerings.

    The Company receives sales commissions from QVC, Inc. ("QVC"), an electronic retailer and a majority owned and controlled subsidiary of Comcast, based on a percentage of QVC sales to the Company's subscribers. In addition, the Company recognizes revenues relating to the carriage of certain QVC programming. For the six and three months ended June 30, 1997 and 1996, the Company's service income includes $4.0 million, $3.8 million, $2.1 million and $1.9 million, respectively relating to QVC.

    Under management agreements, Comcast charged the Company's subsidiaries management fees of $58.8 million, $44.5 million, $29.8 million and $22.7 million during the six and three months ended June 30, 1997 and 1996, respectively. These management fees are included in selling, general and administrative expenses in the Company's condensed consolidated statement of operations for the six and three months ended June 30, 1997 and 1996.

    On behalf of the Company, Comcast seeks and secures long-term programming contracts that generally provide for payment based on either a monthly fee per subscriber per channel or a percentage of certain subscriber revenues. Comcast charges each of the Company's subsidiaries for programming on a basis which generally approximates the amount each such subsidiary would be charged if it purchased directly from the supplier, subject to limitations imposed by debt facilities for certain subsidiaries, and did not benefit from the purchasing power of the Company's consolidated operations. Amounts charged to the Company by Comcast for programming (the "Programming Charges") are included in operating expenses in the Company's condensed consolidated statement of operations for the six and three months ended June 30, 1997 and 1996. The Company purchases certain other services, including insurance and employee benefits, from Comcast under cost-sharing arrangements on terms that reflect Comcast's actual cost. The Company reimburses Comcast for certain other expenses (primarily salaries) under cost-reimbursement arrangements. Under all of these arrangements, the Company incurred total expenses of $343.3 million, $244.0 million, $171.9 million and $122.2 million, including $286.4 million, $202.0 million, $143.7 million and $101.0 million of Programming Charges, during the six and three months ended June 30, 1997 and 1996, respectively. The Programming Charges include $19.9 million, $12.9 million, $10.7 million and $6.2 million during the six and three months ended June 30, 1997 and 1996, respectively, relating to programming purchased by the Company, through Comcast, from suppliers in which Comcast holds an equity interest. It is anticipated that the Company's cost of cable programming will increase in the future as cable programming rates increase and additional sources of cable programming become available.

    The respective $114.2 million and $70.7 million increases in depreciation and amortization expense for the six and three month periods from 1996 to 1997 are primarily attributable to the effects of the Scripps Contribution and the effects of capital expenditures. Depreciation and amortization expense for the six and three months ended June 30, 1997 includes the effects of the final purchase price allocation relating to the Scripps Contribution.

    The $9.1 million increase in interest expense for each of the six and three month periods from 1996 to 1997 are attributable to increased levels of debt and changes in the Company's weighted average interest rate. The Company anticipates that, for the foreseeable future, interest expense will be a significant cost to the Company and will have a significant adverse effect on the Company's ability to realize net earnings. The Company believes it will continue to be able to meet its obligations through its ability both to generate operating income before depreciation and amortization and to obtain external financing.

    The respective $19.9 million and $14.7 million increases in income tax benefit for the six and three month periods from 1996 to 1997 are primarily attributable to the increases in the Company's loss before income tax (benefit) expense, minority interest and extraordinary items.

    In connection with the Refinancing and the redemption of the 10% Debentures, the Company expensed unamortized debt acquisition costs and incurred debt extinguishment costs of $23.9 million, resulting in an extraordinary loss, net of tax, of $15.5 million during the six and three months ended June 30, 1997.

    For the six and three months ended June 30, 1997 and 1996, the Company's earnings before extraordinary items, income tax (benefit) expense and fixed charges (interest expense and interest expense on notes payable to affiliates) were $43.0 million, $108.4 million, $15.7 million and $57.9 million, respectively. Such earnings were not adequate to cover the Company's fixed charges of $132.3 million, $126.3 million, $66.5 million and $61.0 million for the six and three months ended June 30, 1997 and 1996, respectively. The Company's fixed charges include non-cash interest expense of $2.3 million, $4.2 million, $0.1 million and $1.0 million for the six and three months ended June 30, 1997 and 1996, respectively. The inadequacy of these earnings to cover fixed charges is primarily due to the substantial non-cash charges for depreciation and amortization expense.

YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

    Summarized consolidated financial information for the Company for the three years ended December 31, 1996 is as follows (dollars in millions, "NM" denotes percentage is not meaningful):

                                                                           YEAR ENDED        INCREASE/ (DECREASE)
                                                                          DECEMBER 31,
                                                                     ----------------------  --------------------
                                                                        1996        1995         $          %
                                                                     ----------  ----------  ---------  ---------
Service income.....................................................  $  1,641.0  $  1,454.9  $   186.1       12.8%
Operating, selling, general and administrative expenses............     1,034.4       912.5      121.9       13.4
                                                                     ----------  ----------
Operating income before depreciation and amortization(a)...........       606.6       542.4       64.2       11.8
Depreciation and amortization......................................       420.3       376.2       44.1       11.7
                                                                     ----------  ----------
Operating income...................................................       186.3       166.2       20.1       12.1
                                                                     ----------  ----------
Interest expense...................................................       228.4       245.6      (17.2)      (7.0)
Interest expense on notes payable to affiliates....................        32.1        28.2        3.9       13.8
Investment income..................................................       (25.9)       (9.2)      16.7         NM
Other..............................................................         0.5         0.2        0.3         NM
Income tax benefit.................................................        (4.5)      (24.9)     (20.4)     (81.9)
Minority interest..................................................       (21.7)      (24.8)      (3.1)     (12.5)
Extraordinary item.................................................                    (2.4)      (2.4)        NM
                                                                     ----------  ----------
Net loss...........................................................  ($    22.6) ($    51.3) ($   28.7)     (55.9%)
                                                                     ----------  ----------
                                                                     ----------  ----------

                                                                           YEAR ENDED        INCREASE/ (DECREASE)
                                                                          DECEMBER 31,
                                                                     ----------------------  --------------------
                                                                        1995        1994         $          %
                                                                     ----------  ----------  ---------  ---------
Service income.....................................................  $  1,454.9  $  1,065.3  $   389.6       36.6%
Operating, selling, general and administrative expenses............       912.5       688.6      223.9       32.5
                                                                     ----------  ----------
Operating income before depreciation and amortization(a)...........       542.4       376.7      165.7       44.0
Depreciation and amortization......................................       376.2       232.7      143.5       61.7
                                                                     ----------  ----------
Operating income...................................................       166.2       144.0       22.2       15.4
                                                                     ----------  ----------
Interest expense...................................................       245.6       155.6       90.0       57.8
Interest expense on notes payable to affiliates....................        28.2        20.9        7.3       34.9
Investment income..................................................        (9.2)       (3.3)       5.9         NM
Other..............................................................         0.2        (3.4)       3.6         NM
Income tax benefit.................................................       (24.9)       (1.8)      23.1         NM
Minority interest..................................................       (24.8)       (1.0)      23.8         NM
Extraordinary item.................................................        (2.4)                   2.4         NM
                                                                     ----------  ----------
Net loss...........................................................  ($    51.3) ($    23.0) $    28.3         NM
                                                                     ----------  ----------
                                                                     ----------  ----------

------------------------

(a) See footnote (1) on page 27.

    The Scripps Acquisition accounted for $52.3 million of the $186.1 million increase in service income from 1995 to 1996. Of the remaining increase of $133.8 million, $33.5 million is attributable to subscriber growth, $84.5 million is attributable to changes in rates, $4.7 million is attributable to growth in cable advertising sales and $11.1 million relates to other product offerings. The Maclean Hunter Acquisition accounted for $270.1 million of the $389.6 million increase in service income from 1994 to 1995. Of the remaining increase of $119.5 million, $46.0 million is attributable to subscriber growth, $54.6 million relates to changes in rates, which includes the change in the estimated effects of cable rate regulation, $14.0 million results from growth in cable advertising sales and $4.9 million relates to growth in other product offerings.

    For the years ended December 31, 1996, 1995 and 1994, the Company's service income includes $8.3 million, $7.9 million and $4.7 million, respectively, relating to QVC.

    The Scripps Acquisition accounted for $39.6 million of the $121.9 million increase in operating, selling, general and administrative expenses from 1995 to 1996. Of the remaining increase of $82.3 million, $27.5 million is attributable to increases in the costs of programming as a result of subscriber growth, additional channel offerings and changes in rates, $25.3 million is attributable to increases in costs associated with implementation of three regional customer service call centers and increases in the cost of labor, $6.8 million, excluding management fees charged to Scripps Cable, is attributable to an increase in management fees charged by Comcast as a result of the growth in the Company's service income, $4.2 million is attributable to growth in cable advertising sales and $18.5 million is attributable to increases in other volume related expenses. The Maclean Hunter Acquisition accounted for $162.4 million of the $223.9 million increase in operating, selling, general and administrative expenses from 1994 to 1995. Of the remaining increase of $61.5 million, $34.8 million is attributable to increases in the costs of cable programming as a result of subscriber growth, additional channel offerings and changes in rates, $5.5 million, excluding management fees charged to Maclean Hunter, is attributable to an increase in management fees charged by Comcast as a result of the growth in the Company's service income, $7.2 million is attributable to increases in expenses associated with the growth in cable advertising sales and $14.0 million results from increases in the cost of labor and other volume related expenses. Comcast charged the Company's subsidiaries management fees of $93.2 million, $83.5 million and $65.9 million during the years ended December 31, 1996, 1995 and 1994, respectively. Such management fees are included in selling, general and administrative expenses in the Company's consolidated statement of operations for the years ended December 31, 1996, 1995 and 1994.

    Under the cost-sharing and cost-reimbursement arrangements referred to above, the Company incurred expenses of $505.0 million, $439.4 million and $327.7 million, including $417.0 million, $368.3 million and $264.1 million of programming costs, during the years ended December 31, 1996, 1995 and 1994, respectively. Such programming costs include $26.2 million, $21.7 million and $16.7 million during the years ended December 31, 1996, 1995 and 1994, respectively, relating to programming purchased by the Company, through Comcast, from suppliers in which Comcast holds an equity interest.

    The $44.1 million increase in depreciation and amortization expense from 1995 to 1996 is primarily attributable to the effects of capital expenditures during 1995 and 1996 and the effects of the Scripps Contribution in November 1996. The $143.5 million increase in depreciation and amortization expense from 1994 to 1995 is attributable to the effects of the Maclean Hunter Acquisition in December 1994 and the effects of capital expenditures during the periods.

    The $17.2 million decrease in interest expense from 1995 to 1996 is primarily attributable to a decrease in interest rates from 1995 to 1996, offset, in part, by an increase in the Company's outstanding long-term debt. The $90.0 million increase in interest expense from 1994 to 1995 is primarily due to increased levels of debt associated with the Maclean Hunter Acquisition.

    The $16.7 million increase in investment income from 1995 to 1996 is principally due to the gain recognized upon the exchange of the shares of TBS held by the Company for Time Warner Stock in

1996. The $5.9 million increase in investment income from 1994 to 1995 is principally due to an increase in the Company's cash, cash equivalents, short-term investments and cash held by an affiliate as compared to the prior year period.

    The $20.4 million decrease from 1995 to 1996 and the $23.1 million increase from 1994 to 1995 in income tax benefit are primarily attributable to changes in the Company's loss before income tax benefit.

    The $23.8 million increase in minority interest income from 1994 to 1995 is attributable to minority interest in the net loss of Maclean Hunter as a result of the Maclean Hunter Acquisition in December 1994.

    The Company incurred debt extinguishment costs totaling $3.6 million during 1995 in connection with the refinancing of certain indebtedness of a subsidiary, resulting in an extraordinary loss, net of tax, of $2.4 million.

    For the years ended December 31, 1996, 1995 and 1994, the Company's earnings before extraordinary items, income tax benefit and fixed charges (interest expense and interest expense on notes payable to affiliates) were $233.4 million, $200.0 million and $151.7 million, respectively. Such earnings were not adequate to cover the Company's fixed charges of $260.5 million, $273.8 million and $176.5 million for the years ended December 31, 1996, 1995 and 1994, respectively. The Company's fixed charges include non-cash interest expense of $8.2 million, $7.8 million and $14.3 million for the years ended December 31, 1996, 1995 and 1994, respectively. The inadequacy of these earnings to cover fixed charges is primarily due to the substantial non-cash charges for depreciation and amortization expense.

------------------------

    The Company believes that its losses and inadequacy of earnings to cover fixed charges will not significantly affect the performance of its normal business activities because of its existing cash, cash equivalents, short-term investments and cash held by an affiliate, its ability to generate operating income before depreciation and amortization and its ability to obtain external financing.

    The Company believes that its operations are not materially affected by inflation.

REGULATORY DEVELOPMENTS

    The Company has settled the majority of outstanding proceedings challenging its rates charged for regulated cable services. In December 1995, the FCC adopted an order approving a negotiated settlement of rate complaints pending against the Company for cable programming service tiers ("CPSTs") which provided $6.6 million in refunds, plus interest, given in the form of bill credits during 1996, to 1.3 million of the Company's cable subscribers. As part of the negotiated settlement, the Company agreed to forego certain inflation and external cost adjustments for systems covered by its cost-of-service filings for CPSTs. The FCC and the Company recently negotiated an agreement in which the Company has committed to complete certain system upgrades and improvements by March 1999 in return for which it may move a limited number of currently regulated programming services in certain cable systems to a single migrated product tier on each system that may become an unregulated new product tier after December 1997. In addition, the Company will also provide free cable service connections, modems and modem service to certain public and private schools and to 250 public libraries in its franchise areas. The FCC is seeking public comment on the proposed agreement and the Company cannot predict the outcome of this proceeding. See "Legislation and Regulation--Rate Regulation." The Company currently is seeking to justify rates for basic cable services and equipment in certain of its cable systems in the State of Connecticut on the basis of a cost-of-service showing. The State of Connecticut has ordered the Company to reduce such rates and to make refunds to subscribers. The Company has appealed the Connecticut decision to the FCC. Recent pronouncements from the FCC, which generally support the Company's position on appeal, have caused the State of Connecticut to reexamine its prior ruling. While the Company cannot predict the outcome of these matters, the Company believes that the ultimate resolution of these pending regulatory matters will not have a material adverse impact on the Company's financial position, results of operations or liquidity.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

    Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New
York City time, on             1997; provided, however, that if the Company, in
its sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

    As of the date of this Prospectus, $300,000,000 aggregate principal amount of the Old Seven-Year Notes, $600,000,000 aggregate principal amount of the Old Ten-Year Notes, $550,000,000 aggregate principal amount of the Old Twenty-Year Notes, and $250,000,000 aggregate principal amount of the Old Thirty-Year Notes were outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about the date set forth on the cover page to all holders of Old Notes at the addresses set forth in the security register with respect to Old Notes maintained by the Bank of Montreal Trust Company, as Trustee (the "Trustee"). The Company's obligations to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "Certain Conditions to the Exchange Offer" below.

    The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance of any Old Notes, by giving oral or written notice of such extension to the Exchange Agent (as defined below) and notice of such extension to the holders as described below. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

    The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "Certain Conditions to the Exchange Offer." The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

    Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

PROCEDURES FOR TENDERING OLD NOTES

    The tender to the Company of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to Bank of Montreal Trust Company (the "Exchange Agent") at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of such Old Notes and the certificates for New Notes to be issued in exchange thereafter are to be issued (or any untendered amount of Old Notes are to be reissued) to the registered holder or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than the person signing the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by, a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder and signed exactly as the name or names of the registered holder or holders that appear on the Old Notes and with the signature thereon guaranteed by an Eligible Institution.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right in its sole discretion to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

    If the Letter of Transmittal or any Old Notes or separate written instruments of transfer or exchange are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, proper evidence satisfactory to the Company of its authority to so act must be submitted.

    By tendering, each holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, (ii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the holder nor any such other person is engaged in or intends to participate in the distribution of such New Notes and (iv) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. If the tendering holder is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the holder will not be deemed to admit that it is an "Underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

    Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

    In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if certificates representing Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfers into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

INTEREST ON THE NEW NOTES

    The New Notes will bear interest from May 1, 1997, payable semiannually on May 1 and November 1, of each year commencing on November 1, 1997. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued from May 1, 1997 until the date of the issuance of the New Notes. Consequently, holders who exchange their Old Notes for New Notes will receive the same interest payment on November 1, 1997 (the first payment date with respect to the Old Notes and the New Notes) that they would have received had they not accepted the Exchange Offer.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer promptly after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account in accordance with the Book-Entry Transfer Facility's Automated

Tender Offer Program ("ATOP") procedures for transfer. However, the exchange for the Old Notes so tendered will only be made after timely confirmation of such book-entry transfer of Old Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from a participant tendering Old Notes that are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Company may enforce such agreement against such participant.

GUARANTEED DELIVERY PROCEDURES

    If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) on or prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates of all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

    Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

    For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), include a statement that such a holder is withdrawing its election to have such Old Notes exchanged, and the name of the registered holder of such Old Notes, and must be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes being withdrawn. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provisions of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, such acceptance or issuance would violate applicable law or any interpretation of the staff of the Commission.

    The foregoing condition is for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA").

EXCHANGE AGENT

    Bank of Montreal Trust Company has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

                                  Deliver To:

                 BANK OF MONTREAL TRUST COMPANY, EXCHANGE AGENT

                              By Mail or By Hand:


                                 88 Pine Street


                            New York, New York 10005

                             Attention: Amy Roberts

                                 By Facsimile:

                                 (212) 701-7684

                             Confirm by Telephone:

                                 (212) 701-7653

    DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

    The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders. The Company will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $1.0 million.

TRANSFER TAXES

    Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer to be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon and, except in certain limited circumstances, will no longer have any registration rights or be entitled to the related additional interest with respect to the Old Notes. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not intend to register the Old Notes under the Securities Act. The Company believes that, based upon interpretations contained in letters issued to third parties by the staff of the Commission, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by each holder thereof (other than a broker-dealer, as set forth below, and any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. If any holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretation of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company does not currently intend to take any action to register or qualify the New Notes for resale in any jurisdiction.

                                    BUSINESS

OVERVIEW

    Comcast Cable Communications, Inc. is engaged in the development, management and operation of cable communications systems. The Company is currently the fourth-largest cable television system operator in the United States and as of June 30, 1997, served 4.3 million customers of the 7.0 million households passed by the Company's systems. The Company is a wholly owned subsidiary of Comcast Corporation.

    Over 80% of the Company's customers are located in ten regional clusters. By acquiring and developing systems in geographic proximity, the Company has realized significant operating efficiencies through the consolidation of various managerial, administrative and technical functions. Consistent with this approach, the Company is currently consolidating the majority of its local customer service call centers into large regional operations. These regional call centers have technically advanced telephone systems that provide 24-hour per day call answering, telemarketing and other services. These centers will allow the Company to better serve its customer base, as well as to cross-market new products and services to its subscribers.

    The table below sets forth a summary of homes passed, subscribers and penetration rates for the Company's ten largest regional clusters as of June 30, 1997 (in thousands, except penetration):

GEOGRAPHIC CLUSTER                                                       HOMES PASSED      SUBSCRIBERS     PENETRATION
---------------------------------------------------------------------  -----------------  -------------  ---------------
New Jersey...........................................................            914              593            64.9%
Florida..............................................................            896              522            58.3
Michigan.............................................................            962              500            52.0
Baltimore Area.......................................................            653              444            68.0
Philadelphia Area....................................................            499              302            60.5
Southern California..................................................            507              269            53.1
Tennessee............................................................            397              257            64.7
Sacramento...........................................................            456              235            51.5
Indianapolis.........................................................            363              225            62.0
Alabama..............................................................            310              205            66.1
                                                                               -----            -----
SUBTOTAL.............................................................          5,957            3,552            59.6
Other Systems........................................................          1,090              751            68.9
                                                                               -----            -----
TOTAL................................................................          7,047            4,303            61.1
                                                                               -----            -----
                                                                               -----            -----

    The Company considers technological innovation to be an important component of its service offerings and customer satisfaction. Through the use of fiber optic cable and other technological improvements, the Company has increased system reliability, channel capacity and its ability to deliver advanced video and data services. The majority of the Company's subscribers are currently served by systems that have the capacity to carry in excess of 60 channels. The Company is currently implementing a significant network upgrade in most of its cable systems. A typical network upgrade would consist of the following: (i) deployment of fiber optic cable further into the traditional coaxial cable distribution system, (ii) reconfiguration and downsizing of the end customer's node to an approximate 500-1,000 home environment, and (iii) introduction and activation of two-way communication capability which will allow for signals and data to be sent from the end customer's home upstream to the cable system headend, as opposed to traditional one-way broadcast transmission. The upgraded systems will generally have capacity in excess of 100 channels.

    The Company derives the majority of its revenues from recurring subscription services and generates additional revenues from non-subscription services such as advertising, pay-per-view, installations and commissions from electronic retailing. Monthly subscription rates and related charges vary according to the type of service selected (such as basic cable, premium cable, sports channels and special interest channels) as well as the type of equipment rented. In addition, in December 1996, the Company began marketing high-speed Internet access services provided via cable modems to customers served by two of its cable systems. The Company has expanded the marketing of such services in four additional cable systems in 1997.

    On behalf of the Company, Comcast seeks and secures long-term programming contracts that generally provide for payment based on either a monthly fee per subscriber per channel or a percentage of certain subscriber revenues. Comcast charges each of the Company's subsidiaries for programming on a basis which generally approximates the amount each such subsidiary would be charged if it purchased directly from the supplier, subject to limitations imposed by debt facilities for certain subsidiaries, and did not benefit from the purchasing power of the Company's consolidated operations. Programming costs increase in the ordinary course of the Company's business as a result of increases in the number of subscribers, expansion of the number of channels provided to customers and contractual rate increases from programming suppliers.

    The Company purchases certain other services, including insurance and employee benefits, from Comcast under cost-sharing arrangements on terms that reflect Comcast's actual cost. In addition, Comcast, through management agreements, manages the operations of the Company's subsidiaries, including rebuilds and upgrades. Comcast charged the Company's subsidiaries management fees of $58.8 million and $44.5 million during the six months ended June 30, 1997 and 1996, respectively, and $93.2 million, $83.5 million and $65.9 million during the years ended December 31, 1996, 1995 and 1994, respectively. See "Certain Relationships and Related Transactions."

STRATEGIC ACQUISITIONS

    From time to time the Company acquires cable television systems. The Company's most significant recent acquisitions are as follows:

    SCRIPPS CABLE

    In November 1996, Comcast acquired Scripps Cable from E.W. Scripps in exchange for 93.048 million shares of Comcast's Class A Special Common Stock valued at $1.552 billion. As of the date of the acquisition, Scripps Cable passed more than 1.2 million homes and served more than 800,000 subscribers, with 60% of its subscribers located in Sacramento, California and Chattanooga and Knoxville, Tennessee. Comcast accounted for the Scripps Acquisition under the purchase method. Following the Scripps Acquisition, Comcast contributed Scripps Cable to the Company at Comcast's historical cost. Scripps Cable was consolidated with the Company effective November 1, 1996.

    MACLEAN HUNTER

    In December 1994, the Company, through the LLC, acquired Maclean Hunter from Rogers Communications Inc. and all of the outstanding shares of Barden Communications, Inc. for approximately $1.249 billion in cash. As of the date of the acquisition, Maclean Hunter passed more than 1.0 million homes and served more than 540,000 subscribers. The Company and CalPERS invested $305.6 million and $250.0 million, respectively, in the LLC, which is owned 55% by the Company and 45% by CalPERS. The Maclean Hunter Acquisition was financed with cash contributions from the LLC of $555.6 million and borrowings under a credit facility of an indirect wholly owned subsidiary of the LLC. At any time after December 18, 2001, CalPERS may elect to liquidate its interest in the LLC at a price based upon the fair value of CalPERS' interest in the LLC, adjusted, under certain circumstances, for certain performance criteria relating to the fair value of the LLC or to Comcast's common stock. Except in certain limited circumstances, Comcast, at its option, may satisfy this liquidity arrangement by purchasing CalPERS' interest for cash, by issuing its common stock (subject to certain limitations) or by selling the LLC. In addition, although the Company manages Maclean Hunter, certain limited transactions require the approval of CalPERS. The Company accounted for the Maclean Hunter Acquisition under the purchase method and Maclean Hunter was consolidated with the Company effective December 22, 1994.

GENERAL

    A cable communications system receives signals by means of special antennae, microwave relay systems, earth stations and fiber optics. The system amplifies such signals, provides locally originated programs and ancillary services and distributes programs to subscribers through a fiber optic and coaxial cable system.

    Cable communications systems generally offer subscribers the signals of all national television networks; local and distant independent, specialty and educational television stations; satellite-delivered non-broadcast channels; locally originated programs; educational programs; audio programming; electronic retailing and public service announcements. In addition, each of the Company's systems offer, for an extra monthly charge, one or more premium services ("Pay Cable") such as Home Box Office-Registered Trademark-,
Cinemax-Registered Trademark-, Showtime-Registered Trademark-, The Movie Channel-TM- and Encore-Registered Trademark-, which generally offer, without commercial interruption, feature motion pictures, live and taped sporting events, concerts and other special features. Substantially all of the Company's systems offer pay-per-view services, which permit a subscriber to order, for a separate fee, individual feature motion pictures and special event programs. The Company has also started offering or is field testing other cable-based services including cable modems, video games and data transfer. See "--Online Services." In the future the Company may offer cable telephony services either using its existing cable plant or as a reseller.

    Cable communications systems are generally constructed and operated under non-exclusive franchises granted by state or local governmental authorities. Franchises typically contain many conditions, such as time limitations on commencement or completion of construction; conditions of service, including number of channels, types of programming and provision of free services to schools and other public institutions; and the maintenance of insurance and indemnity bonds. Cable franchises are subject to the Cable Communications Policy Act of 1984 (the "1984 Cable Act," and together with the 1992 Cable Act, the "Cable Acts"), the 1992 Cable Act and the 1996 Telecom Act, as well as FCC, state and local regulations. See "Legislation and Regulation."

    The Company's franchises typically provide for periodic payment of fees to franchising authorities of 5% of "revenues" (as defined by each franchise agreement), which fees may be passed on to subscribers. Franchises are generally non-transferable without the consent of the governmental authority. Many of the Company's franchises were granted for an initial term of 15 years. Although franchises historically have been renewed and, under the Cable Acts, should continue to be renewed for companies that have provided adequate service and have complied generally with franchise terms, renewal may be more difficult as a result of the 1992 Cable Act and may include less favorable terms and conditions. Furthermore, the governmental authority may choose to award additional franchises to competing companies at any time. See "--Competition" and "Legislation and Regulation." In addition, under the 1996 Telecom Act, certain providers of programming services may be exempt from local franchising requirements.

REVENUE SOURCES

    The Company's cable communications systems offer varying levels of programming service, depending primarily on their respective channel capacities. As of June 30, 1997, a majority of the Company's subscribers were served by systems that had the capacity to carry in excess of 60 channels.

    Monthly service and equipment rates and related charges vary in accordance with the type of programming service selected by the subscriber. The Company may receive an additional monthly fee for Pay Cable service, the charge for which varies with the type and level of service selected by the subscriber. Additional charges are often imposed for installation services, commercial subscribers, program guides and other services. The Company also generates revenue from advertising, pay-per-view services and commissions from electronic retailing. Subscribers typically pay on a monthly basis and generally may discontinue services at any time. See "Legislation and Regulation."

PROGRAMMING AND SUPPLIERS

    The Company generally pays either a monthly fee per subscriber per channel or a percentage of certain revenues for programming purchased from Comcast. Programming costs increase in the ordinary course of the Company's business as a result of increases in the number of subscribers, expansion of the number of channels provided to customers and contractual rate increases from programming suppliers.

    On behalf of the Company, Comcast seeks and secures long-term programming contracts with suppliers, some of which provide volume discount pricing structures and/or offer marketing support to the Company. The Company anticipates that future contract renewals will result in programming costs exceeding current levels, particularly for sports programming.

    National manufacturers are the primary sources of supplies, equipment and materials utilized in the construction, rebuild and upgrade of the Company's cable communications systems. Construction, rebuild and upgrade costs for these systems have increased during recent years and are expected to continue to increase as a result of the need to construct increasingly complex systems, overall demand for labor and other factors.

    The Company anticipates that its programming and construction, rebuild and upgrade costs will be significant in future periods. The amount of such costs will depend on numerous factors, many of which are beyond the Company's control. These factors include the effects of competition, whether a particular system has sufficient capacity to handle new product offerings including the offering of communications services, whether and to what extent the Company will be able to recover its investment under FCC rate guidelines and other factors, and whether the Company acquires additional systems in need of upgrading or rebuilding. Increases in such costs may have a significant impact on the Company's financial position, results of operations and liquidity.

    Comcast charges each of the Company's subsidiaries for programming on a basis which generally approximates the amount each such subsidiary would be charged if it purchased directly from the supplier, subject to limitations imposed by debt facilities for certain subsidiaries, and did not benefit from the purchasing power of the Company's consolidated operations.

MANAGEMENT CONTRACTS

    Comcast, through management agreements, manages the operations of the Company's subsidiaries. The management agreements generally provide that Comcast will supervise the management and operations of the cable systems (including expansions or rebuilding), and arrange for and supervise (but not necessarily perform itself) certain administrative functions. As compensation for such services, the agreements provide for Comcast to charge management fees of up to 6% of gross revenues. Management fees of $58.8 million and $44.5 million were charged during the six months ended June 30, 1997 and 1996, respectively, and management fees of $93.2 million, $83.5 million and $65.9 million were charged during the years ended December 31, 1996, 1995 and 1994, respectively. See "Certain Relationships and Related Transactions."

ONLINE SERVICES

    In December 1996, the Company began marketing high-speed cable modem services in areas served by two of its cable systems. High-speed cable modems are capable of providing access to online information, including the Internet, at faster speeds than that of conventional or Integrated Service Digital Network ("ISDN") modems. In August 1996, Comcast purchased a 14% interest in the At Home Corporation ("@Home"). In July 1997, @Home completed an initial public offering, which reduced

Comcast's interest in @Home to 12.2%. @Home offers a network that distributes high-speed interactive content over the cable industry's hybrid-fiber coaxial distribution architecture. The Company's @Home package includes a high-speed cable modem; 24-hour per day unlimited access to the Internet; electronic mail; an Internet guide designed by @Home, featuring a menu of local community content, in addition to the vast Internet content already available. @Home's shareholders include Comcast, Tele-Communications, Inc., Cox Communications, Inc. and Kleiner Perkins Caufield & Byers, a venture capital firm. The Company has expanded the marketing of such services in four additional cable systems in 1997. The Company anticipates that competition in the online services area will be significant. Competitors in this area include LECs, Internet service providers, long distance carriers and others, many of whom have more substantial financial resources than the Company.

COMPETITION

    Cable communications systems face competition from alternative methods of receiving and distributing television signals and from other sources of news, information and entertainment such as off-air television broadcast programming, newspapers, movie theaters, live sporting events, interactive online computer services and home video products, including videotape cassette recorders. The extent to which a cable communications system is competitive depends, in part, upon the cable system's ability to provide, at a reasonable price to consumers, a greater variety of programming and other communications services than are available off-air or through other alternative delivery sources and upon superior technical performance and customer service. See "Legislation and Regulation."

    The 1996 Telecom Act makes it easier for LECs and others to provide a wide variety of video services competitive with services provided by cable systems and to provide cable services directly to subscribers. See "Legislation and Regulation--The 1996 Telecom Act." Various LECs currently are providing video services within and outside their telephone service areas through a variety of distribution methods, including both the deployment of broadband wire facilities and the use of wireless transmission facilities. Cable systems could be placed at a competitive disadvantage if the delivery of video services by LECs becomes widespread since LECs are not required, under certain circumstances, to obtain local franchises to deliver such video services or to comply with the variety of obligations imposed upon cable systems under such franchises. See "Legislation and Regulation." Issues of cross-subsidization by LECs of video and telephony services also pose strategic disadvantages for cable operators seeking to compete with LECs which provide video services. The Company cannot predict the likelihood of success of video service ventures by LECs or the impact on the Company of such competitive ventures.

    Cable communications systems generally operate pursuant to franchises granted on a non-exclusive basis. The 1992 Cable Act prohibits franchising authorities from unreasonably denying requests for additional franchises and permits franchising authorities to operate cable systems. See "Legislation and Regulation." Well-financed businesses from outside the cable industry (such as the public utilities that own certain of the poles on which cable is attached) may become competitors for franchises or providers of competing services. See "Legislation and Regulation--The 1996 Telecom Act." Competition from other video service providers exists in the areas served by the Company. In addition, LECs in various states either have announced plans, obtained local franchise authorizations or are currently competing with the Company's cable communications systems in various areas.

    The availability of reasonably-priced HSDs enables individual households to receive many of the satellite-delivered program services formerly available only to cable subscribers. Furthermore, the 1992 Cable Act contains provisions, which the FCC has implemented with regulations, to enhance the ability of cable competitors to purchase and make available to HSD owners certain satellite-delivered cable programming at competitive costs. The 1996 Telecom Act and FCC regulations implementing that law preempt certain local restrictions on the use of HSDs and roof-top antennae to receive satellite programming and over-the-air broadcasting services. See "Legislation and Regulation--The 1996 Telecom Act."

    Cable operators face additional competition from private SMATV systems that serve condominiums, apartment and office complexes and private residential developments. The 1996 Telecom Act broadens the definition of SMATV systems not subject to regulation as a franchised cable communications service. SMATV systems offer both improved reception of local television stations and many of the same satellite-delivered programming services offered by franchised cable communications systems. SMATV operators often enter into exclusive agreements with building owners or homeowners' associations, although some states have enacted laws to provide franchised cable systems access to such private complexes, and the 1984 Cable Act gives a franchised cable operator the right to use existing compatible easements within its franchise area under certain circumstances. These laws have been challenged in the courts with varying results. In addition, some companies are developing and/or offering packages of telephony, data and video services to these private residential and commercial developments. The ability of the Company to compete for subscribers in residential and commercial developments served by SMATV operators is uncertain.

    The FCC and Congress have adopted policies providing a more favorable operating environment for new and existing technologies that provide, or have the potential to provide, substantial competition to cable systems. These technologies include, among others, DBS service whereby signals are transmitted by satellite to receiving facilities located on customer premises. Programming is currently available to the owners of HSDs through conventional, medium and high-powered satellites. In 1990, Primestar, a consortium comprised of cable operators, including Comcast and a satellite company, commenced operation of a medium-power digital satellite system using the Ku portion of the frequency spectrum and currently provides service consisting of approximately 95 channels of programming, including broadcast signals and pay-per-view services. In January 1997, Primestar launched a replacement medium-power digital satellite which will enable it to increase its capacity to approximately 160 channels. In addition, through one of its owners which is also a Primestar affiliate, Primestar has obtained the right to provide service over a high-power DBS satellite and, using video compression technology, intends initially to offer approximately 70 channels of video programming in the future. This programming is intended to be offered to existing cable subscribers as an addition to their cable service. The Primestar partners recently announced an agreement to consolidate their DBS assets into a new publicly traded company.

    DirecTv, which includes AT&T as an investor, began offering nationwide high-power DBS service in 1994 accompanied by extensive marketing efforts. Several other major companies, including EchoStar and ASkyB, a joint venture between MCI and News Corp., have begun offering or are currently developing high-power DBS services. EchoStar has already commenced its domestic DBS service and offers approximately 120 channels of video programming. ASkyB is constructing satellites that reportedly, when operational, will provide approximately 200 channels of DBS service in the US. Recently announced plans for News Corp. to purchase an interest in Echostar are currently the subject of litigation between News Corp. and EchoStar. Primestar, News Corp., MCI and ASkyB recently announced several agreements in which News Corp., MCI and ASkyB will sell to Primestar two satellites under construction and, subject to obtaining various governmental consents, MCI will assign to Primestar an FCC DBS license.

    DBS systems are expected to use video compression technology to increase the channel capacity of their systems to provide movies, broadcast stations and other program services comparable to those of cable systems. Digital satellite service offered by DBS systems currently has certain advantages over cable systems with respect to programming capacity and digital quality, as well as certain current disadvantages that include high up-front customer equipment costs and a lack of local programming, local service and equipment distribution. While this service presents a competitive threat to cable, the Company currently is increasing channel capacity in many of its systems and upgrading its local customer service and technical support. The Company is currently in the process of implementing ten regional customer service call centers. As of June 30, 1997, six of these call centers were in operation, servicing approximately 1.5 million subscribers. These upgrades will enable the Company to introduce new premium channels, pay-per-view programming, interactive computer-based services and other communications services in order to enhance its ability to compete.

    Cable communications systems also compete with wireless program distribution services such as MMDS which use low-power microwave frequencies to transmit video programming over-the-air to subscribers. There are MMDS operators who are authorized to provide or are providing broadcast and satellite programming to subscribers in areas served by the Company's cable systems. Several Regional Bell Operating Companies ("BOCs") have acquired significant interests in major MMDS companies operating in certain of the Company's cable service areas. Recent public announcements by Bell Atlantic Corporation ("Bell Atlantic"), a BOC operating in the northeastern U.S., indicate that plans to compete with the Company through the use of MMDS technology have been revised. Additionally, the FCC recently adopted new regulations allocating frequencies in the 28-GHz band for a new multichannel wireless video service similar to MMDS. The Company is unable to predict whether wireless video services will have a material impact on its operations.

    Other new technologies, including Internet-based services, may become competitive with services that cable communications systems can offer. The 1996 Telecom Act directed the FCC to establish, and the FCC has adopted, regulations and policies for the issuance of licenses for digital television ("DTV") to incumbent television broadcast licensees. DTV is expected to deliver high definition television pictures, multiple digital-quality program streams, as well as CD-quality audio programming and advanced digital services, such as data transfer or subscription video. The FCC also has authorized television broadcast stations to transmit textual and graphic information useful both to consumers and businesses. The FCC also permits commercial and non-commercial FM stations to use their subcarrier frequencies to provide non-broadcast services including data transmissions. The FCC established an over-the-air Interactive Video and Data Service that will permit two-way interaction with commercial and educational programming along with informational and data services. LECs and other common carriers also provide facilities for the transmission and distribution to homes and businesses of interactive computer-based services, including the Internet, as well as data and other non-video services. The FCC has conducted spectrum auctions for licenses to provide personal communications services ("PCS"). PCS will enable license holders, including cable operators, to provide voice and data services.

    Advances in communications technology as well as changes in the marketplace and the regulatory and legislative environment are constantly occurring. Thus, it is not possible to predict the effect that ongoing or future developments might have on the cable communications industry or on the operations of the Company.

EMPLOYEES

    As of June 30, 1997, the Company had a total of approximately 7,900 employees. The Company believes that its relationships with its employees are good.

PROPERTY

    The principal physical assets of a cable communications system consist of a central receiving apparatus, distribution cables, converters, regional customer service call centers and local business offices. The Company owns or leases the receiving and distribution equipment of each system and owns or leases parcels of real property for the receiving sites, regional customer service call centers and local business offices. The physical components of cable communications systems require maintenance and periodic upgrading and rebuilding to keep pace with technological advances. A significant number of the Company's systems will be upgraded or rebuilt over the next several years.

    The Company's management believes that substantially all of its physical assets are in good operating condition.

LEGAL PROCEEDINGS

    The Company is not party to litigation which, in the opinion of the Company's management, will have a material adverse effect on the Company's financial position, results of operations or liquidity.

                           LEGISLATION AND REGULATION

    The Cable Acts and the 1996 Telecom Act amended the Communications Act of 1934 (as amended, the "Communications Act") and established a national policy to guide the development and regulation of cable systems. The FCC and state regulatory agencies are required to conduct numerous rule making and regulatory proceedings to implement the 1996 Telecom Act, and such proceedings may materially affect the cable communications industry. The following is a summary of federal laws and regulations materially affecting the growth and operation of the cable communications industry and a description of certain state and local laws.

THE 1996 TELECOM ACT

    The 1996 Telecom Act, the most comprehensive reform of the nation's telecommunications laws since the Communications Act, became effective in February 1996. Although the long-term goal of this act is to promote competition and decrease regulation of these industries, in the short-term, the law delegates to the FCC (and in some cases the states) broad new rule making authority. The 1996 Telecom Act deregulates rates for CPSTs in March 1999 for large Multiple System Operators ("MSOs"), such as the Company, and immediately for certain small operators. Deregulation will occur sooner for systems in markets where comparable video services, other than DBS, are offered by the LECs, or their affiliates, or by third parties utilizing the LECs' facilities or where "effective competition" is established under the 1992 Cable Act. The 1996 Telecom Act also modifies the uniform rate provisions of the 1992 Cable Act by prohibiting regulation of non-predatory, bulk discount rates offered to subscribers in commercial and residential developments and permits regulated equipment rates to be computed by aggregating costs of broad categories of equipment at the franchise, system, regional or company level. The 1996 Telecom Act eliminates the right of individual subscribers to file rate complaints with the FCC concerning certain CPSTs and requires the FCC to issue a final order within 90 days after receipt of CPST rate complaints filed by any franchising authority. The 1996 Telecom Act also modifies the existing statutory provisions governing cable system technical standards, equipment compatibility, subscriber notice requirements and program access, permits certain operators to include losses incurred prior to September 1992 in setting regulated rates and repeals the three-year anti-trafficking prohibition adopted in the 1992 Cable Act. FCC regulations implementing the 1996 Telecom Act preempt certain local restrictions on satellite and over-the-air antenna reception of video programming services, including zoning, land-use or building regulations, or any private covenant, homeowners' association rule or similar restriction on property within the exclusive use or control of the antenna user.

    The 1996 Telecom Act eliminates the requirement that LECs obtain FCC approval under Section 214 of the Communications Act before providing video services in their telephone service areas and removes the statutory telephone company/cable television cross-ownership prohibition, thereby allowing LECs to offer video services in their telephone service areas. LECs may provide service as traditional cable operators with local franchises or they may opt to provide their programming over unfranchised "open video systems," subject to certain conditions, including, but not limited to, setting aside a portion of their channel capacity for use by unaffiliated program distributors and satisfying certain other requirements. Under limited circumstances, cable operators also may elect to offer services through open video systems. The 1996 Telecom Act also prohibits a LEC from acquiring a cable operator in its telephone service area except in limited circumstances. The 1996 Telecom Act removes barriers to entry in the local telephone exchange market by preempting state and local laws that restrict competition and by requiring all LECs to provide nondiscriminatory access and interconnection to potential competitors, such as cable operators, wireless telecommunications providers and long distance companies.

    The 1996 Telecom Act also contains provisions regulating the content of video programming and computer services. Specifically, the new law prohibits the use of computer services to transmit "indecent" material to minors. Several special three-judge federal district courts have issued preliminary injunctions enjoining the enforcement of these provisions as unconstitutional to the extent they regulate the transmission of indecent material. The U.S. Supreme Court recently affirmed the lower court's decision. In accordance with the 1996 Telecom Act, the television industry recently adopted a voluntary ratings system for violent and indecent video programming. The 1996 Telecom Act also requires all new television sets to contain a so-called "V-chip" capable of blocking all programs with a given rating.

RATE REGULATION

    The 1992 Cable Act authorized rate regulation for cable communications services and equipment in communities that are not subject to "effective competition," as defined by federal law. Most cable communications systems are now subject to rate regulation for basic cable service and equipment by local officials under the oversight of the FCC, which has prescribed detailed criteria for such rate regulation. The 1992 Cable Act also requires the FCC to resolve complaints about rates for CPSTs (other than programming offered on a per channel or per program basis, which programming is not subject to rate regulation) and to reduce any such rates found to be unreasonable. The 1996 Telecom Act provides for rate deregulation of CPSTs by March 1999. See "--The 1996 Telecom Act."

    FCC regulations, which became effective in September 1993, govern rates that may be charged to subscribers for basic cable service and certain CPSTs (together, the "Regulated Services"). The FCC uses a benchmark methodology as the principal method of regulating rates for Regulated Services. Cable operators are also permitted to justify rates using a cost-of-service methodology. In 1994, the FCC's benchmark regulations required operators to implement rate reductions for Regulated Services of up to 17% of the rates for such services in effect on September 30, 1992, adjusted for inflation, programming modifications, equipment costs and increases in certain operating costs. In July 1994, the Company reduced rates for Regulated Services in the majority of its cable systems to comply with the FCC's regulations. The FCC has also adopted comprehensive and restrictive regulations allowing operators to modify their regulated rates on a quarterly or annual basis using various methodologies that account for changes in the number of regulated channels, inflation and increases in certain external costs, such as franchise and other governmental fees, copyright and retransmission consent fees, taxes, programming fees and franchise related obligations. The Company cannot predict whether the FCC will modify these "going forward" regulations in the future.

    Franchising authorities are empowered to regulate the rates charged for additional outlets and for the installation, lease and sale of equipment used by subscribers to receive the basic cable service tier, such as converter boxes and remote control units. The FCC's rules require franchising authorities to regulate these rates on the basis of actual cost plus a reasonable profit, as defined by the FCC.

    Cable operators required to reduce rates may also be required to refund overcharges with interest. Rate reductions will not be required where a cable operator can demonstrate that existing rates for Regulated Services are reasonable using the FCC's cost-of-service rate regulations which require, among other things, the exclusion of 34% of system acquisition costs related to intangible and tangible assets used to provide Regulated Services. The FCC's cost-of-service regulations contain a rebuttable presumption of an industry-wide 11.25% after tax rate of return on an operator's allowable rate base, but the FCC has initiated a further rule making in which it proposes to use an operator's actual debt cost and capital structure to determine an operator's cost of capital or rate of return.

    The Company has settled the majority of outstanding proceedings challenging its rates charged for regulated cable services. In December 1995, the FCC adopted an order approving a negotiated settlement of rate complaints pending against the Company for CPSTs which provided $6.6 million in refunds, plus interest, given in the form of bill credits during 1996, to 1.3 million of the Company's cable subscribers. As part of the negotiated settlement, the Company agreed to forego certain inflation and external cost adjustments for systems covered by its cost-of-service filings for CPSTs. The FCC and the Company recently negotiated an agreement in which the Company has committed to complete certain system upgrades and improvements by March 1999 in return for which it may move a limited number of currently regulated programming services in certain cable systems to a single migrated product tier on each system that may become an unregulated new product tier after December 1997. In addition, the Company will also provide free cable service connections, modems and modem service to certain public and private schools and to 250 public libraries in its franchise areas. The FCC is seeking public comment on the proposed agreement, and the Company cannot predict the outcome of this proceeding. The Company currently is seeking to justify rates for basic cable services and equipment in certain of its cable systems in the State of Connecticut on the basis of a cost-of-service showing. The State of Connecticut has ordered the Company to reduce such rates and to make refunds to subscribers. The Company has appealed the Connecticut decision to the FCC. Recent pronouncements from the FCC, which generally support the Company's position on appeal, have caused the State of Connecticut to reexamine its prior ruling. While the Company cannot predict the outcome of this action, the Company believes that the ultimate resolution of these pending regulatory matters will not have a material adverse impact on the Company's financial position, results of operations or liquidity.

"ANTI-BUY THROUGH" PROVISIONS

    The 1992 Cable Act requires cable systems to permit subscribers to purchase video programming offered by the operator on a per channel or a per program basis without the necessity of subscribing to any tier of service, other than the basic cable service tier, unless the system's lack of addressable converter boxes or other technological limitations does not permit it to do so. The statutory exemption for cable systems that do not have the technological capability to offer programming in the manner required by the statute is available until a system obtains such capability, but not later than December 2002. The FCC may waive such time periods, if deemed necessary. Many of the Company's systems do not have the technological capability to offer programming in the manner required by the statute and thus currently are exempt from complying with the requirement.

MUST CARRY/RETRANSMISSION CONSENT

    The 1992 Cable Act contains broadcast signal carriage requirements that allow local commercial television broadcast stations to elect once every three years to require a cable system to carry the station, subject to certain exceptions, or to negotiate for "retransmission consent" to carry the station. A cable system generally is required to devote up to one-third of its activated channel capacity for the carriage of local commercial television stations whether pursuant to the mandatory carriage or retransmission consent requirements of the 1992 Cable Act. Local non-commercial television stations are also given mandatory carriage rights; however, such stations are not given the option to negotiate retransmission consent for the carriage of their signals by cable systems. Additionally, cable systems are required to obtain retransmission consent for all "distant" commercial television stations (except for commercial satellite-delivered independent "superstations" such as WTBS), commercial radio stations and certain low-power television stations carried by such systems after October 1993. In March 1997, the U.S. Supreme Court affirmed a three-judge district court decision upholding the constitutional validity of the 1992 Cable Act's mandatory signal carriage requirements. The FCC will conduct a rule making in the future to consider the requirements, if any, for mandatory carriage of DTV signals. The Company cannot predict the ultimate outcome of such a rule making or the impact of new carriage requirements on the Company or its business.

DESIGNATED CHANNELS

    The Communications Act permits franchising authorities to require cable operators to set aside certain channels for public, educational and governmental access programming. The 1984 Cable Act also requires a cable system with 36 or more channels to designate a portion of its channel capacity for commercial leased access by third parties to provide programming that may compete with services offered by the cable operator. The FCC has adopted rules regulating:
(i) the maximum reasonable rate a cable operator may charge for commercial use of the designated channel capacity; (ii) the terms and conditions for commercial use of such channels; and (iii) the procedures for the expedited resolution of disputes concerning rates or commercial use of the designated channel capacity. The U.S. Supreme Court recently held parts of the 1992 Cable Act regulating "indecent" programming on local access channels to be unconstitutional, but upheld the statutory right of cable operators to prohibit or limit the provision of "indecent" programming on commercial leased access channels.

FRANCHISE PROCEDURES

    The 1984 Cable Act affirms the right of franchising authorities (state or local, depending on the practice in individual states) to award one or more franchises within their jurisdictions and prohibits non-grandfathered cable systems from operating without a franchise in such jurisdictions. The 1992 Cable Act encourages competition with existing cable systems by (i) allowing municipalities to operate their own cable systems without franchises; (ii) preventing franchising authorities from granting exclusive franchises or from unreasonably refusing to award additional franchises covering an existing cable system's service area; and (iii) prohibiting (with limited exceptions) the common ownership of cable systems and co-located MMDS or SMATV systems. In January 1995, the FCC relaxed its restrictions on ownership of SMATV systems to permit a cable operator to acquire SMATV systems in the operator's existing franchise area so long as the programming services provided through the SMATV system are offered according to the terms and conditions of the cable operator's local franchise agreement. The 1996 Telecom Act provides that the cable/SMATV and cable/MMDS cross-ownership rules do not apply in any franchise area where the operator faces "effective competition" as defined by federal law.

    The Cable Acts also provide that in granting or renewing franchises, local authorities may establish requirements for cable-related facilities and equipment, but not for video programming or information services other than in broad categories. The Cable Acts limit the payment of franchise fees to 5% of revenues derived from cable operations and permit the cable operator to obtain modification of franchise requirements by the franchise authority or judicial action if warranted by changed circumstances. The Company's franchises typically provide for periodic payment of fees to franchising authorities of 5% of "revenues" (as defined by each franchise agreement), which fees may be passed on to subscribers. Recently, a federal appellate court held that a cable operator's gross revenue includes all revenue received from subscribers, without deduction, and overturned an FCC order which had held that a cable operator's gross revenue does not include money collected from subscribers that is allocated to pay local franchise fees. The 1996 Telecom Act generally prohibits franchising authorities from (i) imposing requirements in the cable franchising process that require, prohibit or restrict the provision of telecommunications services by an operator, (ii) imposing franchise fees on revenues derived by the operator from providing telecommunications services over its cable system, or (iii) restricting an operator's use of any type of subscriber equipment or transmission technology.

    The 1984 Cable Act contains renewal procedures designed to protect incumbent franchisees against arbitrary denials of renewal. The 1992 Cable Act made several changes to the renewal process which could make it easier for a franchising authority to deny renewal. Moreover, even if the franchise is renewed, the franchising authority may seek to impose new and more onerous requirements such as significant upgrades in facilities and services or increased franchise fees as a condition of renewal. Similarly, if a franchising authority's consent is required for the purchase or sale of a cable system or franchise, such authority may attempt to impose more burdensome or onerous franchise requirements in connection with a request for such consent. Historically, franchises have been renewed for cable operators that have provided satisfactory services and have complied with the terms of their franchises. The Company believes that it has generally met the terms of its franchises and has provided quality levels of service. As such, the Company anticipates that its future franchise renewal prospects generally will be favorable.

    Various courts have considered whether franchising authorities have the legal right to limit franchise awards to a single cable operator and to impose certain substantive franchise requirements (e.g. access channels, universal service and other technical requirements). These decisions have been somewhat inconsistent and, until the U.S. Supreme Court rules definitively on the scope of cable operators' First Amendment protections, the legality of the franchising process generally and of various specific franchise requirements is likely to be in a state of flux.

OWNERSHIP LIMITATIONS

    Pursuant to the 1992 Cable Act, the FCC adopted rules prescribing national subscriber limits and limits on the number of channels that can be occupied on a cable system by a video programmer in which the operator has an attributable interest. The effectiveness of these FCC horizontal ownership limits has been stayed because a federal district court found the statutory limitation to be unconstitutional. An appeal of that decision has been consolidated with appeals challenging the FCC's regulatory ownership restrictions and is pending. The 1996 Telecom Act eliminates the statutory prohibition on the common ownership, operation or control of a cable system and a television broadcast station in the same service area and directs the FCC to review its broadcast-cable ownership restrictions to determine if they are necessary in the public interest. Pursuant to the mandate of the 1996 Telecom Act, the FCC eliminated its regulatory restriction on cross-ownership of cable systems and national broadcasting networks.

LEC OWNERSHIP OF CABLE SYSTEMS

    The 1996 Telecom Act makes far-reaching changes in the regulation of LECs that provide cable services. The new law eliminates federal legal barriers to competition in the local telephone and cable communications businesses, preempts legal barriers to competition that previously existed in state and local laws and regulations, and sets basic standards for relationships between telecommunications providers. See "--The 1996 Telecom Act." The 1996 Telecom Act generally limits acquisitions and prohibits certain joint ventures between LECs and cable operators in the same market. The FCC adopted regulations implementing the 1996 Telecom Act requirement that LECs open their telephone networks to competition by providing competitors interconnection, access to unbundled network elements and retail services at wholesale rates. Numerous parties appealed these regulations. The United States Court of Appeals for the Eighth Circuit, where the appeals were consolidated, recently vacated key portions of the FCC's regulations, including the FCC's pricing and nondiscrimination rules. The ultimate outcome of these FCC rule makings, and the ultimate impact of the 1996 Telecom Act or any final regulations adopted pursuant to the new law on the Company or its businesses cannot be determined at this time.

POLE ATTACHMENT

    The Communications Act requires the FCC to regulate the rates, terms and conditions imposed by public utilities for cable systems' use of utility pole and conduit space unless state authorities can demonstrate that they adequately regulate pole attachment rates, as is the case in certain states in which the Company operates. In the absence of state regulation, the FCC administers pole attachment rates on a formula basis. In some cases, utility companies have increased pole attachment fees for cable systems that have installed fiber optic cables and that are using such cables for the distribution of non-video services. The FCC concluded that, in the absence of state regulation, it has jurisdiction to determine whether utility companies have justified their demand for additional rental fees and that the Communications Act does not permit disparate rates based on the type of service provided over the equipment attached to the utility's pole. The 1996 Telecom Act and the FCC's implementing regulations modify the current pole attachment provisions of the Communications Act by immediately permitting certain providers of telecommunications services to rely upon the protections of the current law and by requiring that utilities provide cable systems and telecommunications carriers with nondiscriminatory access to any pole, conduit or right-of-way controlled by the utility. The FCC recently initiated a rulemaking to consider revisions to its existing rate formula, which revisions may increase the fees paid by cable operators to utilities for pole attachments and conduit space. Additionally, the FCC recently initiated a separate rule making wherein, within two years of enactment of the 1996 Telecom Act, the FCC will adopt new regulations to govern the charges for pole attachments used by companies providing telecommunications services, including cable operators. These new pole attachment rate regulations will become effective five years after enactment of the 1996 Telecom Act, and any increase in attachment rates resulting from the FCC's new regulations will be phased in over equal annual increments over a period of five years beginning on the effective date of the new FCC regulations. The ultimate outcome of these rulemakings and the ultimate impact of any revised FCC rate formula or of any new pole attachment rate regulations on the Company or its businesses cannot be determined at this time.

OTHER STATUTORY PROVISIONS

    The 1992 Cable Act, the 1996 Telecom Act and FCC regulations preclude any satellite video programmer affiliated with a cable company, or with a common carrier providing video programming directly to its subscribers, from favoring an affiliated company over competitors and requires such programmers to sell their programming to other multichannel video distributors. These provisions limit the ability of program suppliers affiliated with cable companies or with common carriers providing satellite delivered video programming directly to their subscribers to offer exclusive programming arrangements to their affiliates. The 1992 Cable Act requires operators to block fully both the video and audio portion of sexually explicit or indecent programming on channels that are primarily dedicated to sexually oriented programming or alternatively to carry such programming only at "safe harbor" time, periods currently defined by the FCC as the hours between 10 p.m. to 6 a.m. Several adult-oriented cable programmers have challenged the constitutionality of this statutory provision, but the U.S. Supreme Court recently refused to overturn a lower court's denial of a preliminary injunction motion seeking to enjoin the enforcement of this law. The FCC's regulations implementing this statutory provision became effective in May 1997. The Communications Act also includes provisions, among others, concerning horizontal and vertical ownership of cable systems, customer service, subscriber privacy, marketing practices, equal employment opportunity, obscene or indecent programming, regulation of technical standards and equipment compatibility.

OTHER FCC REGULATIONS

    The FCC has numerous rule making proceedings pending that will implement various provisions of the 1996 Telecom Act; it also has adopted regulations implementing various provisions of the 1992 Cable Act and the 1996 Telecom Act that are the subject of petitions requesting reconsideration of various aspects of its rule making proceedings. In addition to the FCC regulations noted above, there are other FCC regulations covering such areas as equal employment opportunity, syndicated program exclusivity, network program non-duplication, closed captioning of video programming, registration of cable systems, maintenance of various records and public inspection files, microwave frequency usage, lockbox availability, origination cable casting and sponsorship identification, antenna structure notification, marking and lighting, carriage of local sports broadcast programming, application of rules governing political broadcasts, limitations on advertising contained in non-broadcast children's programming, consumer protection and customer service, ownership of home wiring, indecent programming, programmer access to cable systems, programming agreements, technical standards, consumer electronics equipment compatibility and DBS implementation. The FCC has the authority to enforce its regulations through the imposition of substantial fines, the issuance of cease and desist orders and/or the imposition of other administrative sanctions, such as the revocation of FCC licenses needed to operate certain transmission facilities often used in connection with cable operations.

    Other bills and administrative proposals pertaining to cable communications have previously been introduced in Congress or considered by other governmental bodies over the past several years. It is probable that further attempts will be made by Congress and other governmental bodies relating to the regulation of communications services.

COPYRIGHT

    Cable communications systems are subject to federal copyright licensing covering carriage of television and radio broadcast signals. In exchange for filing certain reports and contributing a percentage of their revenues to a federal copyright royalty pool, cable operators can obtain blanket permission to retransmit copyrighted material on broadcast signals. The nature and amount of future payments for broadcast signal carriage cannot be predicted at this time. In a recent report to Congress, the Copyright

Office recommended that Congress make major revisions of both the cable television and satellite compulsory licenses to make them as simple as possible to administer, to provide copyright owners with full compensation for the use of their works, and to treat every multichannel video delivery system the same, except to the extent that technological differences or differences in the regulatory burdens placed upon the delivery system justify different copyright treatment. The possible simplification, modification or elimination of the compulsory copyright license is the subject of continuing legislative review. The elimination or substantial modification of the cable compulsory license could adversely affect the Company's ability to obtain suitable programming and could substantially increase the cost of programming that remained available for distribution to the Company's subscribers. The Company cannot predict the outcome of this legislative activity.

    Cable operators distribute programming and advertising that use music controlled by the two major music performing rights organizations, ASCAP and BMI. In October 1989, the special rate court of the U.S. District Court for the Southern District of New York imposed interim rates on the cable industry's use of ASCAP-controlled music. The same federal district court recently established a special rate court for BMI. BMI and cable industry representatives recently concluded negotiations for a standard licensing agreement covering the performance of BMI music contained in advertising and other information inserted by operators into cable programming and on certain local access and origination channels carried on cable systems. The Company's settlement with BMI did not have a significant impact on the Company's financial position, results of operations or liquidity. ASCAP and cable industry representatives have met to discuss the development of a standard licensing agreement covering ASCAP-controlled music in local origination and access channels and pay-per-view programming. Although the Company cannot predict the ultimate outcome of these industry negotiations or the amount of any license fees it may be required to pay for past and future use of ASCAP-controlled music, it does not believe such license fees will be significant to the Company's financial position, results of operations or liquidity.

STATE AND LOCAL REGULATION

    Because a cable communications system uses local streets and rights-of-way, cable systems are subject to state and local regulation, typically imposed through the franchising process. Cable communications systems generally are operated pursuant to non-exclusive franchises, permits or licenses granted by a municipality or other state or local government entity. Franchises generally are granted for fixed terms and in many cases are terminable if the franchisee fails to comply with material provisions. The terms and conditions of franchises vary materially from jurisdiction to jurisdiction. Each franchise generally contains provisions governing cable service rates, franchise fees, franchise term, system construction and maintenance obligations, system channel capacity, design and technical performance, customer service standards, franchise renewal, sale or transfer of the franchise, territory of the franchisee, indemnification of the franchising authority, use and occupancy of public streets and types of cable services provided. A number of states subject cable communications systems to the jurisdiction of centralized state governmental agencies, some of which impose regulation of a character similar to that of a public utility. Attempts in other states to regulate cable communications systems are continuing and can be expected to increase. To date, those states in which the Company operates that have enacted such state level regulation are Connecticut, New Jersey and Delaware. State and local franchising jurisdiction is not unlimited, however, and must be exercised consistently with federal law. The 1992 Cable Act immunizes franchising authorities from monetary damage awards arising from regulation of cable systems or decisions made on franchise grants, renewals, transfers and amendments.

    The foregoing does not purport to describe all present and proposed federal, state, and local regulations and legislation affecting the cable industry. Other existing federal regulations, copyright licensing, and, in many jurisdictions, state and local franchise requirements, are currently the subject of judicial proceedings, legislative hearings and administrative proposals which could change, in varying degrees, the manner in which cable communications systems operate. Neither the outcome of these proceedings nor their impact upon the cable communications industry or the Company can be predicted at this time.

                                   MANAGEMENT

DIRECTORS AND DESIGNATED EXECUTIVE OFFICERS

    The Company has no executive officers. Comcast, through management agreements with the Company's subsidiaries, manages the Company's operations. Certain officers of Comcast, however, are deemed by the Company to be executive officers of the Company (the "Designated Executive Officers") for purposes of the U.S. federal securities laws. See "Management Compensation" and "Certain Relationships and Related Transactions."

    The following table sets forth certain information with respect to directors and certain officers, including the Designated Executive Officers, of the Company as of August 1, 1997:

         NAME               AGE                                   POSITION WITH THE COMPANY
----------------------      ---      -----------------------------------------------------------------------------------
Ralph J. Roberts                77   Chairman, Director
Julian A. Brodsky               64   Vice Chairman, Director
Brian L. Roberts                38   Vice Chairman, Director
Lawrence S. Smith               49   Executive Vice President
John R. Alchin                  49   Senior Vice President and Treasurer
Stanley L. Wang                 56   Senior Vice President and Secretary, Director

    Ralph J. Roberts has served as a Director and Chairman of the Board of Comcast and as a Director and Chairman of the Company for more than five years. Mr. Roberts has been the President and a Director of Sural Corporation, a privately-held investment company ("Sural") and Comcast's largest shareholder, for more than five years. Mr. Roberts devotes a significant portion of his time to the business and affairs of the Company. Mr. Roberts currently has voting control of Sural. Mr. Ralph J. Roberts has indicated his intention to transfer control of Sural to Mr. Brian L. Roberts upon receipt of various regulatory and other approvals required in connection with such transfer. Mr. Roberts is also a Director of Comcast UK Cable Partners Limited.

    Julian A. Brodsky has served as a Director and Vice Chairman of both the Company and Comcast for more than five years. Mr. Brodsky presently serves as the Treasurer and a Director of Sural. Mr. Brodsky devotes a significant portion of his time to the business and affairs of the Company. Mr. Brodsky is also a Director of Comcast UK Cable Partners Limited and RBB Fund, Inc.

    Brian L. Roberts has served as a Director of both the Company and Comcast for more than five years. Mr. Roberts has also served as the Company's Vice Chairman for more than five years. Mr. Roberts presently serves as President of Comcast and as Vice President and a Director of Sural. Mr. Roberts devotes a significant portion of his time to the affairs of the Company. Mr. Roberts is also a Director of Teleport Communications Group, Inc., At Home Corporation and Comcast UK Cable Partners Limited. He is a son of Ralph J. Roberts.

    Lawrence S. Smith was named Executive Vice President of both the Company and Comcast in December 1995. Prior to that time, Mr. Smith served as Senior Vice President of both the Company and Comcast for more than five years. Mr. Smith is the Principal Accounting Officer of the Company and Comcast. Mr. Smith is a Director of Teleport Communications Group, Inc. and Comcast UK Cable Partners Limited and is a Partnership Board Representative of Sprint Spectrum Holding Company, L.P.

    John R. Alchin has served as Treasurer and Senior Vice President of both the Company and Comcast for more than five years. Mr. Alchin is the Principal Financial Officer of the Company and Comcast. Mr. Alchin is a Director of Comcast UK Cable Partners Limited.

    Stanley L. Wang has served as a Director of the Company and as Senior Vice President and Secretary of both the Company and Comcast for more than five years. Mr. Wang is Comcast's General Counsel.

MANAGEMENT COMPENSATION

    All of the Company's directors and Designated Executive Officers are employees of and are compensated by Comcast, and will receive no separate compensation from the Company. The Company reimburses all directors for expenses incurred in performing their duties as directors.

                             PRINCIPAL STOCKHOLDERS

    Comcast owns 100% of the Company's outstanding capital stock. The following tables provide certain information regarding the beneficial ownership, as defined in Rule 13d-3 of the Exchange Act, of Comcast's Common Stock as of August 1, 1997 by (i) each stockholder known to the Company to be the beneficial owner of 5% or more of any class of Comcast's voting securities, (ii) each of the Company's directors and Designated Executive Officers and (iii) all directors and Designated Executive Officers as a group. So far as is known to the Company, the persons named in the tables below as beneficially owning the shares set forth therein have sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

                                                                                            BENEFICIAL OWNERSHIP OF
                                                                                                     CLASS
                                                                                                A COMMON STOCK
                                                                                          ---------------------------
                                                                                             AMOUNT
                                                                                          BENEFICIALLY   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                         OWNED          CLASS
----------------------------------------------------------------------------------------  ------------  -------------
The Capital Group Companies, Inc........................................................    2,654,000(1)         8.3%
333 South Hope Street
Los Angeles, CA 90071

Neuberger & Berman LLC..................................................................    1,642,000(2)         5.2%
605 Third Avenue
New York, NY 10158-3698

Wellington Management Company, LLP......................................................    3,300,100(3)        10.4%
75 State Street
Boston, MA 02109

                                      AMOUNT BENEFICIALLY OWNED(4)                    PERCENT OF CLASS(4)
                              --------------------------------------------  ---------------------------------------
                                               CLASS                                         CLASS
NAME OF BENEFICIAL OWNER        CLASS A      A SPECIAL        CLASS B         CLASS A      A SPECIAL      CLASS B
----------------------------  -----------  -------------  ----------------  -----------  -------------  -----------
Alchin, John R. ............                     242,081(8)                        (13)          (13)
Brodsky, Julian A. .........      280,559(5)     1,890,851                         (13)          (13)
Roberts, Brian L. ..........        4,061(6)       486,134(9)                      (13)          (13)
Roberts, Ralph J. ..........    2,164,107(7)    10,838,704 10)     9,444,375(12)        6.8%         3.5%        100%
Smith, Lawrence S. .........                     308,364                           (13)          (13)
Wang, Stanley L. ...........       40,891        185,107 11)                       (13)          (13)
All directors and Designated
  Executive Officers as a
  group (6 persons).........    2,489,618     13,951,241      9,444,375(12)        7.8%          4.4%          100%
                                (5)(6)(7)  (8)(9)(10)(11)

------------------------

(1) The information contained in this table with respect to The Capital Group Companies, Inc. ("TCG") is based upon filings made on Form 13F by TCG and its wholly owned subsidiaries, Capital Research and Management Company ("Capital Research") and Capital Guardian Trust Company ("Capital Guardian"), setting forth information as of March 31, 1997. Based upon such filings,

    1,950,000 and 704,000 of these shares are beneficially owned by Capital Research and Capital Guardian, respectively.

(2) The information contained in this table with respect to Neuberger & Berman LLC ("Neuberger") is based upon filings made on Form 13F by Neuberger, its wholly owned subsidiary, Neuberger & Berman Management, Inc., and Neuberger & Berman Institutional Asset Management, setting forth information as of March 31, 1997. Based upon such filings, 575,000 shares are beneficially owned by Neuberger and 1,000,000 and 67,000 shares are beneficially owned by Neuberger & Berman Management, Inc. and Neuberger & Berman Institutional Asset Management, respectively.

(3) The information contained in this table with respect to Wellington Management Company, LLP ("Wellington") is based upon a filing made on
    Schedule 13G by Wellington and its wholly owned subsidiary, Wellington Trust Company, NA, setting forth information as of July 31, 1997. The 13G indicates that Wellington has shared dispositive power as to all 3,300,100 shares and shared voting power as to 4,000 shares. The Schedule 13G also states that the shares are owned of record by various clients for which Wellington serves as investment advisor, of which only one, Vanguard/ Windsor Funds, Inc., holds more than 5% of the class.

(4) With respect to each beneficial owner, the shares issuable upon exercise of his currently exercisable options and options exercisable within 60 days of August 1, 1997 are deemed to be outstanding for purposes of computing the percentage of the class of Common Stock owned. Includes the following shares of Class A Special Common Stock and Class B Common Stock, respectively, for which the named individuals, and all directors and Designated Executive Officers as a group, hold currently exercisable options or options exercisable within 60 days of August 1, 1997: John R. Alchin, 171,565 shares and none; Julian A. Brodsky, 1,041,071 shares and none; Brian L. Roberts, 384,289 shares and none; Ralph J. Roberts, 4,796,141 and 658,125 shares; Lawrence S. Smith, 269,404 shares and none; Stanley L. Wang, 112,778 shares and none; and all directors and Designated Executive Officers as a group, 6,775,248 and 658,125 shares.

(5) Includes 20,000 shares of Class A Common Stock owned by a charitable foundation of which he and members of his family are directors and officers, as to which shares he disclaims beneficial ownership.

(6) Includes 1,356 shares of Class A Common Stock owned by his wife, as to which shares he disclaims beneficial ownership.

(7) At August 1, 1997, Sural owned 1,845,037 shares of Class A Common Stock. Mr. Roberts, Chairman of the Board of Directors of Comcast, and members of his family own all of the voting securities of Sural. Pursuant to Rule 13d-3 of the Exchange Act, Mr. Roberts is deemed to be the beneficial owner of the shares of Class A Common Stock owned by Sural. Also includes 319,070 shares owned directly by Mr. Roberts. See also the last two sentences of note (12) below.

(8) Includes 15 shares of Class A Special Common Stock owned in the Comcast Corporation Retirement-Investment Plan, as to which shares he disclaims beneficial ownership.

(9) Includes 678 shares of Class A Special Common Stock owned by his wife, 20,542 shares owned in the Comcast Corporation Retirement-Investment Plan, and 18,140 shares owned by a charitable foundation of which he and his wife are directors and officers, as to all of which shares he disclaims beneficial ownership.

(10) Includes 5,315,772 shares of Class A Special Common Stock owned by Sural and 10,000 shares owned by a charitable foundation of which he and his wife are trustees and as to which shares he disclaims beneficial ownership. See also the last sentence of Note (12) below.

(11) Includes 15 shares of Class A Special Common Stock owned in the Comcast Corporation Retirement-Investment Plan, as to which shares he disclaims beneficial ownership.

(12) At August 1, 1997, Sural was the sole owner of Comcast's Class B Common Stock. Pursuant to Rule 13d-3 of the Exchange Act, Mr. Ralph J. Roberts is deemed to be the beneficial owner of the shares of Class B Common Stock owned by Sural. In addition to the shares owned by Sural, Mr. Roberts has options to purchase 658,125 shares of Class B Common Stock, all of which are currently exercisable. Since each share of Class B Common Stock is entitled to fifteen votes, the shares of Class A Common Stock and Class B Common Stock owned by Sural constitute approximately 82% of the voting power of the two classes of Comcast's voting Common Stock combined (83% if all other shares of Class A Common Stock which he is deemed to beneficially own and shares underlying his options to purchase Class B Common Stock currently exercisable or exercisable within 60 days of August 1, 1997 are included). The Class B Common Stock is convertible on a share-for-share basis into Class A Common Stock or Class A Special Common Stock. If Sural and Mr. Roberts were to convert the Class B Common Stock which they are deemed to beneficially own into Class A Common Stock, Mr. Roberts would beneficially own 11,608,482 shares of Class A Common Stock (approximately 28% of the Class A Common Stock). Mr. Ralph J. Roberts has indicated his intention to transfer control of Sural to Mr. Brian L. Roberts upon receipt of various regulatory and other approvals required in connection with such transfer.

(13) Less than one percent of the applicable class.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Comcast, through management agreements, manages the operations of the Company's subsidiaries, including rebuilds and upgrades. The management agreements generally provide that Comcast will supervise the management and operations of the cable systems, and arrange for and supervise (but not necessarily perform itself) certain administrative functions. As compensation for such services, the agreements provide for Comcast to charge management fees of up to 6% of gross revenues. Comcast charged the Company's subsidiaries management fees of $58.8 million and $44.5 million during the six months ended June 30, 1997 and 1996, respectively, and $93.2 million, $83.5 million and $65.9 million during the years ended December 31, 1996, 1995 and 1994, respectively.

    On behalf of the Company, Comcast seeks and secures long-term programming contracts that generally provide for payment based on either a monthly fee per subscriber per channel or a percentage of certain subscriber revenues. Comcast charges each of the Company's subsidiaries for programming on a basis which generally approximates the amount each such subsidiary would be charged if it purchased directly from the supplier, subject to limitations imposed by debt facilities for certain subsidiaries, and did not benefit from the purchasing power of the Company's consolidated operations. The Company purchases certain other services, including insurance and employee benefits, from Comcast under cost-sharing arrangements on terms that reflect Comcast's actual cost. The Company reimburses Comcast for certain other costs (primarily salaries) under cost-reimbursement arrangements. Under all of these arrangements, the Company incurred total expenses of $343.3 million, $244.0 million, $505.0 million, $439.4 million and $327.7 million, including $286.4 million, $202.0 million, $417.0 million, $368.3 million and $264.1 million of programming costs, during the six months ended June 30, 1997 and 1996 and during the years ended December 31, 1996, 1995 and 1994, respectively. Such programming costs include $19.9 million, $12.9 million, $26.2 million, $21.7 million and $16.7 million during the six months ended June 30, 1997 and 1996 and during the years ended December 31, 1996, 1995 and 1994, respectively, relating to programming purchased by the Company, through Comcast, from suppliers in which Comcast holds an equity interest.

    Comcast has agreed to permit certain subsidiaries of the Company to defer payment of a portion of the management fees and programming expenses charged to the Company. As of June 30, 1997 and December 31, 1996 and 1995, $346.4 million, $291.8 million and $225.2 million, respectively, were deferred under these arrangements.

    The Company receives sales commissions from QVC, an electronic retailer and a majority owned and controlled subsidiary of Comcast, based on a percentage of QVC sales to the Company's subscribers. In addition, the Company recognizes revenues relating to the carriage of certain QVC programming. For the six months ended June 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994, the Company's service income includes $4.0 million, $3.8 million, $8.3 million, $7.9 million and $4.7 million, respectively, relating to QVC.

    The Company has entered into a custodial account arrangement with Comcast Financial Agency Corporation ("CFAC"), a wholly owned subsidiary of Comcast, under which CFAC provides cash management services to the Company. Under this arrangement, the Company's cash receipts are deposited with and held by CFAC, as custodian and agent, which invests and disburses such funds at the direction of the Company. As of June 30, 1997 and December 31, 1996 and 1995, $9.8 million, $53.5 million and $26.9 million, respectively, of the Company's cash was held by CFAC.

    The Company and its 80% or more owned subsidiaries join with Comcast in filing a consolidated federal income tax return. Comcast allocates income tax expense or benefit to the Company as if the Company were filing a separate federal income tax return. Subsequent to the Company's initial adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," effective January 1, 1993, tax benefits from both losses and tax credits are made available to the Company as it is able to realize such benefits on a separate return basis. The subsidiaries of the Company pay Comcast for income taxes an amount equal to the amount of tax each subsidiary would pay if they filed separate tax returns, subject to limitations for certain subsidiaries.

    Certain of the Company's subsidiaries' loan agreements contain restrictive covenants which, among other things, limit the Company's ability to enter into arrangements for the acquisition or disposition of property and equipment, investments, mergers and the incurrence of additional debt. Certain of these agreements require that certain ratios and cash flow levels be maintained and contain certain restrictions on dividend payments, payment of management fees and advances of funds to affiliated entities. In addition, the stock of certain subsidiaries is pledged as collateral for notes payable to banks and insurance companies.

    As of June 30, 1997, the Company and certain of its subsidiaries had unused irrevocable standby letters of credit totaling $106.3 million, substantially all of which cover potential fundings relating to companies in which Comcast, but not the Company, holds an equity interest.

    Between April 1, 1997 and May 1, 1997, the Company (i) repaid $100.0 million of the Notes Payable with the proceeds from drawdowns under subsidiaries' existing credit facilities ($55.0 million) and existing cash held by an affiliate ($45.0 million), (ii) completed the exchange of affiliate notes payable and notes receivable, and the accrued interest thereon, between the Company, Comcast and certain of their subsidiaries resulting in a reduction in the Company's Notes Payable of $307.5 million as of May 1, 1997, with a corresponding reduction in the Company's Notes Receivable, and (iii) eliminated the remaining Notes Receivable, and accrued interest thereon (aggregating $546.3 million as of May 1, 1997), through a non-cash dividend to Comcast. Interest income accrued on the Notes Receivable during the six months ended June 30, 1997 and 1996 and during the years ended December 31, 1996, 1995 and 1994 was $23.9 million, $21.8 million, $52.9 million, $40.1 million and $3.9 million, respectively. Interest expense on the Notes Payable during the six months ended June 30, 1997 and 1996 and during the years ended December 31, 1996, 1995 and 1994 was $12.4 million, $15.5 million, $32.1 million, $28.2 million and $20.9 million, respectively.

    In November 1996, Comcast acquired Scripps Cable in exchange for 93.048 million shares of Comcast's Class A Special Common Stock valued at $1.552 billion. Comcast accounted for the Scripps Acquisition under the purchase method. Following the Scripps Acquisition, Comcast contributed Scripps Cable to the Company at Comcast's historical cost and Scripps Cable was consolidated with the Company effective November 1, 1996.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

SUBSIDIARY CREDIT AGREEMENTS

    As of July 31, 1997, certain of the Company's subsidiaries are party to credit agreements (each a "Subsidiary Credit Agreement" and collectively the "Subsidiary Credit Agreements") pursuant to which such subsidiaries may borrow an aggregate of up to $1.350 billion. As of July 31, 1997, an aggregate amount of $690.0 million was outstanding under these credit agreements. The obligations of the financial institutions to lend under Subsidiary Credit Agreement revolving facilities expire, and amounts, if any, outstanding thereunder are due and payable, on the following dates with respect to the following committed amounts: $600.0 million in January 2002 and $750.0 million in December 2003.

    Loans under the Subsidiary Credit Agreements bear interest at floating rates. As of July 31, 1997, the weighted average effective interest rate on amounts outstanding under the Subsidiary Credit Agreements was 6.76% per annum. The Company has pledged the shares of common stock of certain of its subsidiaries to secure the obligations of such subsidiary under the relevant Subsidiary Credit Agreement. In addition, under one of the Subsidiary Credit Agreements, the subsidiary has pledged the shares of each of its direct subsidiaries to secure its obligations under such Subsidiary Credit Agreement.

    Each of the Subsidiary Credit Agreements include customary covenants, including restrictive covenants which, subject to certain exceptions, impose certain limitations on the subsidiaries' (and their respective subsidiaries') abilities to, among other things: (a) guaranty obligations of others, (b) incur liens, (c) pay dividends or redeem or repurchase capital stock, (d) merge with certain other entities, (e) dispose of a material portion of such subsidiary's assets (other than in the ordinary course of business), (f) incur indebtedness,
(g) engage in certain transactions with affiliates, (h) allow any of its subsidiaries to enter into restrictions on their ability to pay dividends, (i) allow any of its subsidiaries to issue capital stock or (j) acquire the business or assets of other entities. Certain of the Subsidiary Credit Agreements provide for subordination of amounts due to affiliates to the obligations of the subsidiary under such Subsidiary Credit Agreement. Each of the Subsidiary Credit Agreements includes financial covenants requiring the subsidiary to maintain certain financial ratios at specified levels.

    Each of the Subsidiary Credit Agreements contains customary events of default, including but not limited to (a) nonpayment of principal, interest, fees or other amounts when due, (b) violation of covenants, (c) failure of any representation or warranty to be true in all material respects when made, (d) cross-default and cross-acceleration, (e) bankruptcy events, (f) judgments rendered against such subsidiary in excess of certain amounts and (g) change of control.

    As of June 30, 1997, the Company and each subsidiary party to a Subsidiary Credit Agreement was in substantial compliance with their obligations under the Subsidiary Credit Agreements and related documents.

10% DEBENTURES DUE 2003

    Pursuant to an Indenture dated as of May 15, 1983, between Storer Communications, Inc. ("Storer"), an indirect wholly owned subsidiary of the Company, and The Chase Manhattan Bank, N.A. as Trustee, Storer issued 10% Subordinated Debentures, due May 15, 2003 (the "10% Debentures"). On June 30, 1997, the Company redeemed the 10% Debentures. An aggregate principal amount of $139.3 million of the 10% Debentures was redeemed at a redemption price of 100% of the principal amount thereof, together with accrued interest thereon. As of the redemption date, the 10% Debentures had an accreted value of $127.7 million. The Company redeemed the 10% Debentures with the proceeds from the issuance of a note payable to a subsidiary of Comcast which bears interest at a rate of 8.50%, payable quarterly, and is due in 2002.

OTHER

    Between April 1, 1997 and May 1, 1997, the Company (i) repaid $100.0 million of the Notes Payable with the proceeds from drawdowns under subsidiaries' existing credit facilities ($55.0 million) and existing cash held by an affiliate ($45.0 million), (ii) completed the exchange of affiliate notes payable and notes receivable, and the accrued interest thereon, between the Company, Comcast and certain of their subsidiaries resulting in a reduction in the Company's Notes Payable of $307.5 million as of May 1, 1997, with a corresponding reduction in the Company's Notes Receivable, and (iii) eliminated the remaining Notes Receivable, and accrued interest thereon (aggregating $546.3 million as of May 1, 1997), through a non-cash dividend to Comcast. Interest income accrued on the Notes Receivable during the six months ended June 30, 1997 and 1996 and during the years ended December 31, 1996, 1995 and 1994 was $23.9 million, $21.8 million, $52.9 million, $40.1 million and $3.9 million, respectively. Interest expense on the Notes Payable during the six months ended June 30, 1997 and 1996 and during the years ended December 31, 1996, 1995 and 1994 was $12.4 million, $15.5 million, $32.1 million, $28.2 million and $20.9 million, respectively.

    On July 2, 1997, the Company repaid $435.0 million of its long-term debt outstanding as of June 30, 1997 under a Subsidiary Credit Agreement with the proceeds from the issuance of a note payable to a subsidiary of Comcast which bears interest at a rate of 7.25%, payable quarterly, and is due in 2002.

                            DESCRIPTION OF THE NOTES

    The New Notes are to be issued under an Indenture, dated as of May 1, 1997 (the "Indenture"), between the Company and Bank of Montreal Trust Company, as Trustee, which has been filed as an exhibit to the Registration Statement, of which the Prospectus constitutes a part. The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the TIA. References in this "Description of the Notes" to the "Company" are to Comcast Cable Communications, Inc. and not any of its subsidiaries. All defined terms used hereunder and not previously defined are defined under " --Certain Definitions." Copies of the Indenture are available at the corporate trust office of the Trustee.

    The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes and except that, if the Exchange Offer is not consummated by October 28, 1997, holders that have complied with their obligations under the Registration Rights Agreements will be entitled, subject to certain exceptions, to additional interest at a rate in an amount equal to 25 basis points per annum on Old Notes held by such holder. The rate of additional interest will increase by an additional 25 basis points per each subsequent 90-day period until the Exchange Offer is consummated, up to a maximum rate of additional interest of 100 basis points.

GENERAL

    The Indenture provides for issuance from time to time of debentures, notes (including the Notes) or other evidences of indebtedness of the Company ("Securities") in an unlimited amount. Additional Securities may be issued under the Indenture from time to time.

    The New Notes will be unsecured and unsubordinated obligations of the Company and will rank PARI PASSU with all other unsecured and unsubordinated indebtedness and other obligations of the Company. The New Notes will be effectively subordinated to all liabilities of the Company's subsidiaries, including trade payables. As of June 30, 1997, the total indebtedness and other liabilities of the Company's subsidiaries (including trade payables and accrued liabilities) would have been approximately $2.5 billion.

    The New Notes will bear interest at the rates per annum shown on the front cover of this Prospectus from May 1, 1997, payable semiannually (to holders of record at the close of business on April 15 or October 15 immediately preceding the interest payment date) on May 1 and November 1 of each year commencing November 1, 1997. The Seven-Year Notes will mature on May 1, 2004; the Ten-Year Notes will mature on May 1, 2007; the Twenty-Year Notes will mature on May 1, 2017 and the Thirty-Year Notes will mature on May 1, 2027.

    Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, the City of New York (which initially will be the corporate trust office of the Trustee at 77 Water Street, 4th Floor, New York, New York, 10005); PROVIDED that, at the option of the Company, payment of interest may be made by check mailed to the address of the holder as such address appears in the security register.

    The New Notes will be issued only in registered form in denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

    The Company is a holding company and conducts all of its operations through subsidiaries. Consequently, the ability of the Company to pay its obligations, including its obligation to pay interest on and principal of the Notes, whether at the maturity thereof or upon an earlier redemption or purchase at the option of the Company or the holders of the Thirty-Year Notes, will be dependent upon the repayment to the Company of investments and advances made by the Company and upon the earnings of its subsidiaries and the distribution of those earnings to the Company. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make funds available therefor. The ability of the subsidiaries to pay dividends or make other payments or advances to the Company will depend upon their operating results and will be subject to applicable laws and contractual restrictions, including, but not limited to, payments due to Comcast pursuant to certain management agreements (including programming arrangements) and other arrangements. Certain of the Company's subsidiaries' loan agreements require that certain ratios and cash flow levels be maintained and contain certain restrictions on dividend payments, payment of management fees and advances of funds to affiliated entities. The Indenture will not limit the ability of subsidiaries of the Company to enter into agreements that prohibit or restrict dividends or other payments or advances to the Company. See "Risk Factors--Holding Company Structure; Dependence on Payments from Subsidiaries; Effective Subordination."

PURCHASE AT OPTION OF HOLDERS OF THIRTY-YEAR NOTES

    Each holder of the Thirty-Year Notes will have the right to require the Company to repurchase all or a portion of the Thirty-Year Notes owned by such holder (the "Put Option") on May 1, 2009 (the "Put Option Exercise Date") at a purchase price equal to 100% of the principal amount of the Thirty-Year Notes tendered by such holder plus accrued interest thereon. On or before the Put Option Exercise Date, the Company shall deposit with a paying agent (or the Trustee) money sufficient to pay the principal of and any accrued interest on any Thirty-Year Notes tendered for repayment. On and after the Put Option Exercise Date, interest will cease to accrue on the Thirty-Year Notes or any portion thereof tendered for purchase, unless the Company fails to pay the purchase price.

    If a holder elects to exercise the Put Option, such holder must provide the Company with notice of its intention to exercise the Put Option during the period from and including March 1, 2009 through and including April 1, 2009. Such notice, once given, will be irrevocable unless waived by the Company.

    The Company will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act if required and will file
Schedule 13E-4 or any other schedule if required thereunder in connection with any offer by the Company to purchase the Thirty-Year Notes.

    BOOK-ENTRY NOTES

    With respect to Thirty-Year Notes held under the book-entry system maintained by the Depositary Trust Company ("DTC"), DTC, its nominee, Cede & Co. or any of DTC's direct or indirect participants (as defined herein) as registered holders of the Thirty-Year Notes, will be entitled to tender the Thirty-Year Notes on the Put Option Exercise Date for repayment and any such tenders will be effected by means of DTC's Repayment Option Procedures. During the period from and including March 1, 2009 to and including April 1, 2009 or, if such April 1, 2009 is not a business day, the next succeeding business day, DTC will receive instructions from its participants (acting on behalf of owners of beneficial interests in the Thirty-Year Notes) to tender the Thirty-Year Notes for repayment under DTC's Repayment Option Procedures. Such tenders for repayment will be made by DTC by means of a book-entry credit of the Thirty-Year Notes to the account of the Trustee, provided that DTC receives instructions from tendering participants by Noon on April 1, 2009. Promptly after the recording of any such book-entry credit, DTC will provide the Trustee an Agent Put Daily Activity Report in accordance with its Repayment Option Procedures, identifying the Thirty-Year Notes and the aggregate principal amount thereof as to which such tenders for repayment have been made. OWNERS OF BENEFICIAL INTERESTS IN THIRTY-YEAR NOTES WHO WISH TO EFFECTUATE THE TENDER AND REPAYMENT OF SUCH THIRTY-YEAR NOTES MUST INSTRUCT THEIR RESPECTIVE DTC PARTICIPANT OR PARTICIPANTS A REASONABLE PERIOD OF TIME IN ADVANCE OF APRIL 1, 2009.

    CERTIFICATED NOTES

    Tenders for repayment of Notes not held under the book-entry system on the Put Option Exercise Date shall be made according to the following procedures. The Trustee must receive at the principal office of the Trustee in New York City, during the period from and including March 1, 2009 to and including April 1, 2009 or if such April 1, 2009 is not a business day, the next succeeding business day, (i) the Thirty-Year Notes with the form entitled "Option to Elect Repayment" on the reverse of the Thirty-Year Notes duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or a trust company in the United States of America, setting forth the name of the registered holder of the Thirty-Year Notes, the principal amount of the Thirty-Year Notes to be repaid, the certificate number or a description of the tenor and terms of the Thirty-Year Notes, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Thirty-Year Notes to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Thirty-Year Notes duly completed will be received by the Trustee not later than five business days after the date of such telegram, telex, facsimile transmission or letter and such Thirty-Year Notes and form duly completed are received by the Trustee by such fifth business day. Any such notice received by the Trustee during the period from and including March 1, 2009 to and including April 1, 2009 shall be irrevocable, unless waived by the Company. All questions as to the validity, eligibility (including time of receipt) and the acceptance of any Thirty-Year Notes for repayment will be determined by the Company, whose determination will be final and binding absent manifest error.

OPTIONAL REDEMPTION

    The Seven-Year Notes, Ten-Year Notes and Twenty-Year Notes will be redeemable, in whole or in part, at the option of the Company at any time and the Thirty-Year Notes will be redeemable, in whole or in part, at the option of the Company at any time after May 1, 2009, in each case at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes, plus accrued interest thereon to the date of redemption, or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus accrued interest on the Notes to the date of redemption. If a redemption date does not fall on an interest payment date, then, with respect to the interest payment immediately succeeding the redemption date, only the unaccrued portion of such interest payment as of the redemption date shall be included in any calculation pursuant to clause (ii).

    "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of the principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.25%.

    "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

    "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains three or fewer such Reference Treasury Dealer Quotations, the average of all such Quotations.

    "Quotation Agent" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

    "Reference Treasury Dealer" means (i) each of Goldman, Sachs & Co.; Bear, Stearns & Co. Inc.; Donaldson, Lufkin & Jenrette Securities Corporation and their respective successors; PROVIDED, HOWEVER, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (iii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

    "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed.

    Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

    If less then all the Notes are to be redeemed, the Trustee shall select, in such manner as it shall deem fair and appropriate, the particular Notes to be redeemed or any portion thereof that is an integral multiple of $1,000.

    The Notes will not be entitled to any sinking fund.

CERTAIN COVENANTS

    LIMITATION ON LIENS SECURING INDEBTEDNESS

    The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur or assume any Lien (other than any Permitted Lien) on Restricted Property to secure the payment of Indebtedness of the Company or any Subsidiary if immediately after the creation, incurrence or assumption of such Lien, the aggregate outstanding principal amount of all Indebtedness of the Company and the Subsidiaries that is secured by Liens (other than Permitted Liens) on Restricted Property (other than (x) Indebtedness that is so secured equally and ratably with (or on a basis subordinated to) the Notes and (y) the Notes), plus the aggregate amount of all Attributable Debt of the Company and the Restricted Subsidiaries with respect to all Sale and Leaseback Transactions outstanding at such time (other than Sale and Leaseback Transactions permitted by the second paragraph under "--Limitation on Sale and Leaseback Transactions"), would exceed four times Annualized Cash Flow, unless the Company secures the outstanding Notes equally and ratably with (or prior to) all Indebtedness secured by such Lien, so long as such Indebtedness shall be so secured.

    LIMITATION ON RESTRICTED PAYMENTS

    The Company shall not, and shall not permit any Restricted Subsidiary to, make any Restricted Payment if (a) at the time of such proposed Restricted Payment, a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence of such Restricted Payment or (b) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments that shall have been made on or after April 1, 1997 would exceed the sum of:

     (i) $200 million plus

    (ii) an amount equal to the difference between (A) the Cumulative Cash Flow Credit and (B) 1.2 multiplied by Cumulative Interest Expense.

    For purposes of this "Limitation on Restricted Payments" covenant, the amount of any Restricted Payment, if other than cash, shall be its fair market value as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive.

    The foregoing provisions do not prevent: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment complied with the above provisions and (ii) the retirement or redemption of any shares of the Company's Capital Stock or warrants, rights or options to acquire Capital Stock of the Company, in exchange for, or out of the proceeds of a substantially concurrent sale of, Qualified Stock or warrants, rights or options to acquire Qualified Stock. For purposes of determining the aggregate permissible amount of Restricted Payments in accordance with clause (b) of the first paragraph of this covenant, all amounts expended pursuant to clause (i) of this paragraph shall be included to the extent that such amounts were not previously included in calculating Restricted Payments and all retirements, redemptions, exchanges and sales pursuant to clause (ii) of this paragraph shall be excluded.

    If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this covenant, such Restricted Payment shall be deemed to have been made in compliance with this covenant notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Cumulative Cash Flow Credit or Cumulative Interest Expense for any period.

    LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

    The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction involving any Principal Property or any part thereof after the date of original issuance of the Notes unless, after giving effect to such Sale and Leaseback Transaction, the aggregate amount of all Attributable Debt of the Company and the Restricted Subsidiaries with respect to all Sale and Leaseback Transactions outstanding at such time (other than Sale and Leaseback Transactions permitted by the next paragraph), plus the aggregate principal amount of all Indebtedness of the Company and the Subsidiaries that is secured by Liens (other than Permitted Liens) on Restricted Property (other than (x) Indebtedness that is so secured equally and ratably with (or on a basis subordinated to) the Notes and (y) the Notes), would not exceed four times Annualized Cash Flow.

    The restriction in the foregoing paragraph shall not apply to any Sale and Leaseback Transaction if (i) the lease is for a period of not in excess of three years, including renewal of rights, (ii) the lease secures or relates to industrial revenue or similar financing, (iii) the transaction is solely between the Company and a Restricted Subsidiary or between or among Restricted Subsidiaries, or (iv) the Company or such Restricted Subsidiary, within 270 days after the sale is completed, applies an amount equal to or greater of (a) the net proceeds of the sale of the Principal Property or part thereof leased or (b) the fair market value of the Principal Property or part thereof leased (as determined in good faith by the Board of Directors of the Company) either to (1) the retirement (or open market purchase) of Notes, other long-term Indebtedness of the Company ranking on a parity with or senior to the Notes or long-term Indebtedness of a Restricted Subsidiary or (2) the purchase by the Company or any Restricted Subsidiary of other property, plant or equipment related to the business of the Company or any Restricted Subsidiary having a value at least equal to the value of the Principal Property or part thereof leased.

    FINANCIAL INFORMATION

    Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall prepare, and shall deliver to any holder or beneficial owner of Notes upon request (without charge) and to the Trustee, no later than 15 calendar days after the dates specified in such Sections were the Company subject thereto, annual audited consolidated financial statements and quarterly unaudited consolidated financial statements, each accompanied by a "Management's Discussion and Analysis of

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Results of Operations and Financial Condition" written report, similar to those that would be required to be filed with the Commission if the Company were subject to Section 13(a) or 15(d) of the Exchange Act. In addition, for so long as any Notes remain outstanding, the Company shall furnish to holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial owner of the Notes, if not obtainable from the Commission, information of the type described above, upon the request of any such holder.

    CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to any person (other than a consolidation with or merger with or into or a sale, conveyance, transfer, lease or other disposition to a Wholly Owned Restricted Subsidiary with a positive net worth; PROVIDED that, in connection with any such merger of the Company with a Wholly Owned Restricted Subsidiary, no consideration (other than common stock in the surviving person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any person to merge with or into the Company unless: (i) the Company shall be the continuing person, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under the Indenture;
(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) the Company delivers to the Trustee an officers' certificate and opinion of counsel, in each case stating that such consolidation, merger, or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; PROVIDED, HOWEVER, that the foregoing limitations shall not apply if, in the good faith determination of the board of directors of the Company, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and PROVIDED further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

EVENTS OF DEFAULT

    An Event of Default will occur with respect to an issue of Notes if: (a) the Company defaults in the payment of principal of (or premium if any, on) any such Note when the same becomes due and payable at maturity, upon acceleration, redemption, or otherwise; (b) the Company defaults in the payment of interest (including additional interest under the Registration Rights Agreement) on any such Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture with respect to such Notes or under such Notes and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or by the holders (as defined in the Indenture) of 25% or more in aggregate principal amount of such Notes; (d) there occurs with respect to any issue or issues of Indebtedness of the Company or any Subsidiary (other than such Notes) having an outstanding principal amount of $50 million or more in the aggregate for all such issues of all such persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity; (e) any final judgment or order (not covered by insurance) for the payment of money in excess of $50 million in the aggregate for all such final judgments or orders (treating any deductibles, self-insurance, or retention as not so covered) shall be rendered against the Company or any Subsidiary and shall not be

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
paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such persons to exceed $50 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (f) a court having jurisdiction enters a decree or order for (i) relief in respect of the Company or any Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Company or any Subsidiary or for all or substantially all of the property and assets of the Company or any Subsidiary or (iii) the winding up or liquidation of the affairs of the Company or any Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (g) the Company or any Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Company or any Subsidiary or for all or substantially all of the property and assets of the Company or any Subsidiary or (iii) effects any general assignment for the benefit of creditors.

    If an Event of Default (other than an Event of Default specified in clause
(f) or (g) above that occurs with respect to the Company) occurs with respect to an issue of Notes and is continuing under the Indenture, then, and in each and every such case, either the Trustee or the holders of not less than 25% in aggregate principal amount of such Notes then outstanding under the Indenture by written notice to the Company (and to the Trustee if such notice is given by the holders (the "Acceleration Notice")), may, and the Trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount of and accrued interest, if any, on such Notes shall be immediately due and payable. If an Event of Default specified in clause (f) or (g) above occurs with respect to the Company, the principal amount of and accrued interest, if any, on each issue of Notes then outstanding shall be and become immediately due and payable without any notice or other action on the part of the Trustee or any holder. Upon certain conditions such declarations may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of an issue of Notes that has been accelerated. Furthermore, subject to various provisions in the Indenture, the holders of at least a majority in aggregate principal amount of an issue of Notes by notice to the Trustee, may waive an existing Default or Event of Default with respect to such Notes and its consequences, except a Default in the payment of principal of or interest on such Notes or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holders of each such Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to such Notes shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. For information as to the waiver of defaults, see "--Modification and Waiver."

    The holders of at least a majority in aggregate principal amount of an issue of Notes may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such Notes. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of such issue of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such issue of Notes. A holder may not pursue any remedy with respect to the Indenture or any issue of Notes unless: (i) the holder gives the Trustee written notice of a continuing Event of Default; (ii) the holders of at least 25% in aggregate principal amount of such Notes make a written request to the Trustee to pursue the remedy; (iii) such holder or holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability, or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the holders of a majority in aggregate principal amount of such Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any holder of a Note to receive payment of the principal of or interest, if any, on such Note, or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the holder.

    The Indenture will require certain officers of the Company to certify, on or before a date not more than 90 days after the end of each fiscal year, as to their knowledge of the compliance of the Company with all conditions and covenants under the Indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture.

DEFEASANCE

    The Indenture provides that, except as otherwise provided in this paragraph, the Company may terminate its obligations with respect to an issue of Notes and the Indenture with respect to such Notes if: (i) all such Notes previously authenticated and delivered with certain exceptions, have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it under the Indenture; or (ii)(A) such Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the holders of such Notes, for that purpose, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment, to pay principal of and interest on such Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it under the Indenture, and (C) the Company delivers to the Trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture with respect to such Notes have been complied with.

    With respect to the foregoing clause (i), only the Company's obligations to compensate and indemnify the Trustee and its right to recover excess money held by the Trustee under the Indenture shall survive. With respect to the foregoing clause (ii), only the Company's obligations with respect to the issue of defeased Notes to execute and deliver such Notes for authentication, to set the terms of such Notes, to maintain an office or agency in respect of such Notes, to have moneys held for payment in trust, to register the transfer or exchange of such Notes, to deliver such Notes for replacement or to be canceled, to compensate and indemnify the Trustee and to appoint a successor trustee, and its right to recover excess money held by the Trustee shall survive until such Notes are no longer outstanding. Thereafter, only the Company's obligations to compensate and indemnify the Trustee, and its right to recover excess money held by the Trustee shall survive.

    The Indenture provides that, except as otherwise provided in this paragraph, the Company (i) will be deemed to have paid and will be discharged from any and all obligations in respect of an issue of Notes, and the provisions of the Indenture will no longer be in effect with respect to such Notes ("legal defeasance") and (ii) may omit to comply with any term, provision or condition of the Indenture described above under "--Certain Covenants" and such omission shall be deemed not to be an Event of Default under clause (c) of the first paragraph of "--Events of Default" with respect to such Notes ("covenant defeasance"); PROVIDED that the following conditions shall have been satisfied:
(A) the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the holders of such Notes, for payment of the principal of and interest on such Notes, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of and accrued interest on such Notes to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be; (B) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (C) no Default or Event of Default with respect to such Notes shall have occurred and be continuing on the date of such deposit; (D) the Company shall have delivered to the Trustee an opinion of counsel that (1) the holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this provision of the Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (which opinion, in the case of a legal defeasance, shall be based upon a change in law) and (2) the Holders of such Notes have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code, and (E) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the defeasance contemplated of such Notes have been complied with. In the case of legal defeasance under clause (i) above, the opinion of counsel referred to in clause (D)(1) above may be replaced by a ruling directed to the Trustee received from the Internal Revenue Service to the same effect. Subsequent to legal defeasance under clause (i) above, the Company's obligations with respect to the issue of defeased Notes to execute and deliver such Notes for authentication, to set the terms of such Notes, to maintain an office or agency in respect of such Notes, to have moneys held for payment in trust, to register the transfer or exchange of such Notes, to deliver such Notes for replacement or to be canceled, to compensate and indemnify the Trustee and to appoint a successor trustee, and its right to recover excess money held by the Trustee shall survive until such Notes are no longer outstanding. After such Notes are no longer outstanding, in the case of legal defeasance under clause (i) above, only the Company's obligations to compensate and indemnify the Trustee and its right to recover excess money held by the Trustee shall survive.

MODIFICATION AND WAIVER

    The Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any holder: (i) to cure any ambiguity, defect, or inconsistency in the Indenture; PROVIDED that such amendments or supplements shall not adversely affect the interests of the holders in any material respect; (ii) to comply with the provisions described under "--Certain Covenants--Consolidation, Merger and Sale of Assets"; (iii) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; (iv) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; (v) to establish the form or forms or terms of the Notes as permitted by the Indenture; (vi) to provide for uncertificated Notes and to make all appropriate changes for such purpose; (vii) to secure the Notes pursuant to the provisions of "--Certain Covenants--Limitation on Liens Securing Indebtedness"; or (viii) to make any change that does not materially and adversely affect the rights of any holder.

    Subject to certain conditions, without prior notice to any holder of an issue of Notes, modifications and amendments of the Indenture may be made by the Company and the Trustee with the written consent of the holders of a majority in principal amount of such Notes, and compliance by the Company with any provision of the Indenture with respect to such Notes may be waived by written notice to the Trustee by the holders of a majority in principal amount of such Notes outstanding; PROVIDED, HOWEVER, that no such modification, amendment or waiver may, without the consent of each holder affected thereby, (i) change the stated maturity of the principal of, or any installment of interest on, any Note; (ii) reduce the principal amount of, or premium, if any, or interest on, any Note;
(iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note; (iv) change the

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
provisions for calculating the optional redemption price, including the definitions relating thereto; (v) impair the right to institute suit for the enforcement of any payment of any Note on or after the due date therefor; (vi) reduce the above-stated percentage of outstanding Notes the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the Indenture; (vii) waive a default in the payment of principal of or interest on the Notes; or (viii) modify any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived with the consent of the holder of each Note affected thereby. It shall not be necessary for the consent of the holders under this section of the Indenture to approve the particular form of any proposed amendment, supplement, or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement, or waiver under this section of the Indenture becomes effective, the Company shall give to the holders affected thereby a notice briefly describing the amendment, supplement, or waiver. The Company will mail supplemental indentures to holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

    With respect to any issue of Notes, neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee, or otherwise, to any holder of any such Note for or as an inducement to any consent, waiver, or amendment of any of the terms or provisions of such Notes or the Indenture with respect to such Notes unless such consideration is offered to be paid or agreed to be paid to all holders of such Notes that consent, waive, or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver, or agreement.

NO PERSONAL LIABILITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS, OR
  EMPLOYEES

    The Indenture provides that no recourse shall be had under or upon any obligation, covenant, or agreement of the Company in the Indenture or any supplemental indenture, or in any of the Notes or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer, director, employee of the Company or of any successor person thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the Notes, waives and releases all such liability.

CONCERNING THE TRUSTEE

    The Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

    The Indenture and provisions of the TIA incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; PROVIDED, HOWEVER, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

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
CERTAIN DEFINITIONS

    "Affiliate" means, as applied to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as applied to any person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract, or otherwise.

    "Annualized Cash Flow" means, at any date, Operating Cash Flow for the last two fiscal quarters for which financial statements are available immediately prior or on such date multiplied by two.

    "Attributable Debt" means, with respect to a lease in a Sale and Leaseback Transaction, the total net amount of rent required to be paid during the remaining primary term of such lease, discounted at a rate per annum equal to the interest rate implicit in such lease, calculated in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance, repairs, insurance, taxes, assessments, utility, operating and labor costs and similar charges.

    "Capitalized Lease" means, as applied to any person, any lease of any property (whether real, personal, or mixed) of which the discounted present value of the rental obligations of such person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such person; and "Capitalized Lease Obligation" is defined to mean the rental obligations, as aforesaid, under such lease.

    "Capital Stock" means, with respect to any person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) of such person's capital stock or other ownership interests, whether now outstanding or issued after the date of the Indenture, including, without limitation, all common stock and preferred stock.

    "Commission" means the Securities and Exchange Commission.

    "Cumulative Cash Flow Credit" means:

        (a) cumulative Operating Cash Flow during the period commencing on April 1, 1997 and ending on the last day of the most recent month preceding the date of the proposed Restricted Payment for which financial information is available or, if cumulative Operating Cash Flow for such period is negative, minus the amount by which cumulative Operating Cash Flow is less than zero, plus

        (b) the aggregate net proceeds received by the Company from the issue or sale (other than to a Subsidiary) of Qualified Stock on or after April 1, 1997, plus

        (c) the aggregate net proceeds received by the Company from the issuance or sale (other than to a Subsidiary) of Qualified Stock on or after April 1, 1997, upon the conversion of, or exchange for, Indebtedness of the Company or any Subsidiary or from the exercise of any options, warrants or other rights to acquire Capital Stock of the Company, plus

        (d) the aggregate amount of contributions to the capital of the Company on or after April 1, 1997 other than in connection with the Intercompany Note Transactions, plus

        (e) dividends or similar distributions received in cash by the Company or any Restricted Subsidiary from any Unrestricted Subsidiary.

    For purposes of this definition, the net proceeds in property other than cash received by the Company as contemplated by clauses (b), (c) and (d) above shall be valued at the fair market value of such property (as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive) at the date of receipt by the Company. For purposes of this definition, the net proceeds from the issuance of shares of Qualified Stock of the Company upon conversion of Indebtedness shall be deemed to be an amount equal to (i) the accreted value of such Indebtedness on the date of such conversion and (ii) the additional consideration, if any, received by the Company upon such conversion thereof, less any cash payment on account of fractional shares (such consideration, if in property other than cash, to be determined by the Board of Directors of the Company, whose good faith determination shall be conclusive).

    "Cumulative Interest Expense" means, for the period commencing on April 1, 1997 and ending on the last day of the most recent month preceding the proposed Restricted Payment for which financial information is available, the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles, including interest expense attributable to Capitalized Lease Obligations.

    "Currency Agreement" means any foreign exchange contract, currency swap agreement, or other similar agreement or arrangement designed to protect against fluctuation in currency values.

    "Default" means an event or condition that, with the passage of time or the giving of notice or both, would become an Event of Default.

    "Disqualified Capital Stock" means, with respect to any person, with respect to any issue of Notes, Capital Stock of such person that, by its terms or by the terms of any security into which it is convertible, exercisable, or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of such Notes; PROVIDED that Capital Stock will not be deemed to be Disqualified Capital Stock if it may only be so redeemed or repurchased solely in consideration of Qualified Stock.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the date of determination, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in the Indenture shall be computed in conformity with GAAP applied on a consistent basis.

    "Guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness or other obligation of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities, or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Indebtedness" means, with respect to any person at any date of determination (without duplication), (i) all indebtedness of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes, or other similar instruments, (iii) all obligations of such person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such person to pay the deferred and unpaid purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) all obligations of such person as lessee under Capitalized Leases, (vi) all Indebtedness of other persons secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person; PROVIDED that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other persons Guaranteed by such person to the extent such Indebtedness is Guaranteed by such person, (viii) all Disqualified Capital Stock of such person, and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, PROVIDED (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local, or other taxes.

    "Interest Rate Agreements" means any obligations of any person pursuant to any interest rate swaps, caps, collars, and similar arrangements providing protection against fluctuations in interest rates. For purposes of the Indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such person.

    "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of the Indenture, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

    "Operating Cash Flow" means, for any period, the sum of the following for the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted principles: (i) aggregate operating revenues minus (ii) aggregate operating expenses (including technical, programming, sales, selling, general and administrative expenses and salaries and other compensation paid to any general partner, director, officer or employee of the Company or any Subsidiary, but excluding interest, depreciation and amortization and the amount of non-cash compensation in respect of the Company's employee incentive stock programs for such period and, to the extent otherwise included in operating expenses, any losses resulting from a writeoff or write down of investments by the Company or any Subsidiary in Affiliates); PROVIDED, HOWEVER, that Operating Cash Flow for any period shall be calculated after giving effect on a PRO FORMA basis (in accordance with Regulation S-X promulgated under the Exchange Act) for the acquisition or disposition of any assets (other than in the ordinary course of business) as if such acquisition or disposition occurred at the beginning of such period. Operating Cash Flow as defined herein may differ from "operating cash flow" as reported by the Company as Supplementary Financial Data.

    "Permitted Liens" means (i) any Lien on any Restricted Property acquired after the date of the Indenture (including by way of merger or consolidation) by the Company or any Restricted Subsidiary, which Lien is created, incurred or assumed contemporaneously with such acquisition, or within 270 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or any Lien upon any Restricted Property acquired after the date of the Indenture existing at the time of such acquisition, (whether or not assumed by the Company or any Restricted Subsidiary), PROVIDED that every such Lien referred to in this clause
(i) shall attach only to the Restricted Property so acquired; (ii) any Lien on any Restricted Property in favor of the Company or any Restricted Subsidiary;
(iii) any Lien on Restricted Property incurred in connection with the issuance of tax-exempt governmental obligations (including, without limitation, industrial revenue bonds and similar financings); (iv) any Lien granted by any Restricted Subsidiary on Restricted Property to the extent limitations on the incurrence of such Liens are prohibited by any agreement to which such Restricted Subsidiary is subject as of the date of the Indenture; and (v) any renewal of or substitution for any Lien permitted by any of the preceding clauses (i) through (iv), including any Lien securing reborrowing of amounts previously secured within 270 days of the repayment thereof, PROVIDED that no such renewal or substitution shall extend to any Restricted Property other than the Restricted Property covered by the Lien being renewed or substituted.

    "Principal Property" means, as of any date of determination, any property or assets used primarily for the provision of cable communications services owned by the Company or any Restricted Subsidiary other than (1) any such property which, in the good faith opinion of the Board of Directors, is not of material importance to the business conducted by the Company and the Restricted Subsidiaries taken as a whole and (2) any shares of any class of stock or any other security of any Unrestricted Subsidiary.

    "Qualified Stock" means any Capital Stock of the Company other than Disqualified Capital Stock.

    "Restricted Payment" means the payment or declaration of any dividend by the Company, either in cash or in property (except dividends payable in common stock or common shares of Capital Stock of the Company), or the making by the Company of any other distribution, on account of any shares of any class of its Capital Stock, now or hereafter outstanding, or the redemption, purchase, retirement or other acquisition for value by the Company or any Restricted Subsidiary, directly or indirectly, of any shares of any class of the Company's Capital Stock, now or hereafter outstanding (it being understood that the dividend of Notes Receivable in connection with the Intercompany Note Transactions shall not be deemed a Restricted Payment).

    "Restricted Property" means, as of any date of determination, any Principal Property (or any portion thereof), any shares of stock of a Restricted Subsidiary owned by the Company or a Restricted Subsidiary or any Indebtedness of a Restricted Subsidiary owed to the Company or a Restricted Subsidiary.

    "Restricted Subsidiary" means any Subsidiary organized and existing under the laws of the United States of America and the principal business of which is the cable communications industry carried on within the United States of America other than:

         (i) each Subsidiary the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof; and

        (ii) each Subsidiary formed or acquired after the date hereof for the purpose of acquiring the business or assets of another person and which does not acquire all or any substantial part of the business or assets of the Company or any Restricted Subsidiary;

PROVIDED, HOWEVER, that any Subsidiary may be designated a Restricted Subsidiary by board resolution, effective as of the date such board resolution is adopted and delivered to the Trustee, if, after giving effect to such designation as if such designation were the incurrence at such time of all Indebtedness of such Subsidiary and the entering into at such time of all Sale and Leaseback Transactions to which such Subsidiary is a party, the Company would be in compliance with the covenants under "--Certain Covenants--Limitation on Liens Securing Indebtedness" and "--Limitation on Sale and Leaseback Transactions"; PROVIDED FURTHER, that any such designation may be revoked by further board resolution, effective as of the date such further board resolution is adopted and delivered to the Trustee if, after giving effect to such revocation as if such revocation were the incurrence at such time of all Indebtedness of the Company and the Restricted Subsidiaries and the entering into at such time of all Sale and Leaseback Transactions to which the Company or any Restricted Subsidiary is a party, the Company would be in compliance with the covenants under "--Certain Covenants--Limitation on Liens Securing Indebtedness" and "--Limitation on Sale and Leaseback Transactions."

    "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of any property, whether owned by the Company or such Restricted Subsidiary at the date of the original issuance of the Notes or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such property.

    "Stated Maturity" means (i) with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final installment of principal of such Indebtedness is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified in such Indebtedness as the fixed date on which such installment is due and payable.

    "Subsidiary" means with respect to any person, any corporation, association or other business entity of which more than 50% of all votes represented by all classes of outstanding Voting Stock is owned directly or indirectly, by such person and one or more other Subsidiaries of such person. Unless specified otherwise, "Subsidiary" shall be deemed to refer to a Subsidiary of the Company.

    "Unrestricted Subsidiary" means any Subsidiary of the Company other than a Restricted Subsidiary. All Subsidiaries of an Unrestricted Subsidiary shall be Unrestricted Subsidiaries.

    "Voting Stock" means, with respect to any person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers, or other voting members of the governing body of such person.

    "Wholly Owned" means, with respect to any Subsidiary of any person, such Subsidiary if all of the outstanding common stock or other similar equity ownership interests (but not including preferred stock that is not Voting Stock) in such Subsidiary (other than any director's qualifying shares or investments by foreign nationals mandated by applicable law) is owned directly or indirectly by such person.

EXCHANGES OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

    The New Notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC in New York, New York, and registered in the name of DTC, or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. A beneficial interest in a Global Note may not be exchanged for a New Note in certificated form unless (i) DTC (x) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company is unable to locate a qualified successor within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the New Notes in certificated form or (iii) there shall have occurred and be continuing an Event of Default with respect to the New Notes. In all cases, certificated New Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any certificated New Note issued in exchange for an interest in a Global Note will bear the legend restricting transfers that is borne by such Global Note. Any such exchange will be effected through the DWAC system and an appropriate adjustment will be made in the records of the Security Registrar to reflect a decrease in the principal amount of the relevant Global Note.

CERTAIN BOOK-ENTRY PROCEDURES FOR GLOBAL NOTES

    THE DESCRIPTIONS OF THE OPERATIONS AND PROCEDURES OF DTC THAT FOLLOW ARE PROVIDED SOLELY AS A MATTER OF CONVENIENCE. THESE OPERATIONS AND PROCEDURES ARE SOLELY WITHIN THE CONTROL OF DTC AND ARE SUBJECT TO CHANGES BY IT FROM TIME TO TIME. THE COMPANY TAKES NO RESPONSIBILITY FOR THESE OPERATIONS AND PROCEDURES AND URGES INVESTORS TO CONTACT DTC OR ITS PARTICIPANTS DIRECTLY TO DISCUSS THESE MATTERS.

    DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

    DTC has advised the Company that its current practice, upon the issuance of Global Notes, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Notes to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interests of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

    As long as DTC, or its nominee, is the registered holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. Except in the limited circumstances described above under "Exchanges of Book-Entry Notes for Certificated Notes," owners of beneficial interests in a Global Note will not be entitled to have any portions of such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders of the Global Note (or any Notes represented thereby) under the Indenture or the Notes.

NOTICES

    Notices to holders of Notes will be given by mail to the addresses of such holders as they may appear in the applicable Register.

                    REGISTRATION RIGHTS; ADDITIONAL INTEREST

    Holders of New Notes are not entitled to any registration rights with respect to the New Notes. Holders of Old Notes are entitled to certain registration rights pursuant to the Registration Rights Agreements. Pursuant to the Registration Rights Agreements, the Company has agreed to file with the Commission and have declared effective on or prior to September 28, 1997 a registration statement (the "Exchange Offer Registration Statement") under the Securities Act with respect to the Exchange Offer. The Company also agreed that, after the effectiveness of the Exchange Offer Registration Statement, it would, subject to certain conditions, offer to the holders of Old Notes who are able to make certain representations the opportunity to exchange their Old Notes for New Notes. In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer ("Commission Blockage") or do not permit any holder of Old Notes, subject to certain limitations, to participate in such Exchange Offer, the Company has agreed to file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of the applicable Old Notes. The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement.

    The Registration Rights Agreements provide that (i) the Company will use its reasonable best efforts to have the Exchange Offer Registration Statement (and, if applicable, a Shelf Registration Statement) declared effective by the Commission on or prior to September 28, 1997. If the Exchange Offer has not been consummated by October 28, 1997 (unless there exists a Commission Blockage) (such event, a "Registration Default"), the Company will pay additional interest to each holder of Old Notes, during the first 90-day period immediately following the occurrence of such Registration Default at a rate equal to 25 basis points per annum on Old Notes held by such holder. The rate of additional interest will increase by an additional 25 basis points for each subsequent 90-day period until the Exchange Offer is consummated, up to a maximum rate of additional interest of 100 basis points. All accrued additional interest shall be paid to holders in the same manner as interest payments on the Notes on semi-annual payment dates which correspond to interest payment dates for the Notes. Following the cure of all Registration Defaults, the payment of additional interest will cease.

    The Registration Rights Agreements also provide that the Company (i) shall make available for a period of 90 days after the consummation of the Exchange Offer a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of New Notes and (ii) shall pay all expenses incident to the Exchange Offer (including the expenses of one counsel to the holders of the Notes) and will indemnify certain holders of the Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

    Holders of Old Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreements) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreements in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding additional interest discussed above. In addition, for so long as the Old Notes are outstanding, the Company will continue to provide to holders of Old Notes and to prospective purchasers of the Old Notes the information required by Rule 144A(d)(4). The Company will provide a copy of the Registration Rights Agreements to prospective investors upon request.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Davis Polk & Wardwell, tax counsel to the Company, the following summary describes the material federal income tax considerations applicable to the exchange of Old Notes for New Notes and the ownership and disposition of the New Notes by holders who acquire the New Notes. The summary applies only to a holder of Old Notes that acquired such Old Notes from the Company pursuant to their original issuance and will be an initial holder of the New Notes pursuant to the exchange hereunder. This discussion is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly retroactively. The discussion does not cover all aspects of federal income taxation that may be relevant to holders, in light of their specific circumstances, particularly holders who own 10% or more of the stock of the Company or holders subject to special treatment under the federal income tax laws (such as insurance companies, financial institutions, tax exempt organizations, foreign persons and taxpayers subject to the alternative minimum tax). It also does not address state, local, foreign or other tax laws. The description assumes that holders of the New Notes will hold the New Notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

TAX CONSEQUENCES TO U.S. HOLDERS

    EXCHANGE OF NOTES

    There will be no federal income tax consequences to holders exchanging Old Notes for New Notes pursuant to the Exchange Offer and a holder will have the same adjusted basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.

    SALE, EXCHANGE OR RETIREMENT OF THE NOTES

    Upon the sale, exchange or retirement of a New Note, a holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such holder's adjusted tax basis in the New Note. A holder's adjusted tax basis in a New Note will equal the cost of the Old Note to such holder reduced by any payments on the Note received by the holder.

    EACH HOLDER SHOULD CONSULT HIS TAX ADVISOR IN DETERMINING THE FEDERAL, STATE, LOCAL AND ANY OTHER TAX CONSEQUENCES TO THE PARTICULAR HOLDER OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 90 days after the consummation of the Exchange Offer it will make this Prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale. The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealer for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For period of 90 days after the consummation of the Exchange Offer the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

    The Company has agreed in the Registration Rights Agreement to indemnify each broker-dealer reselling New Notes pursuant to this Prospectus, and their officers, directors and controlling persons, against certain liabilities in connection with the offer and sale of the New Notes, including liabilities under the Securities Act, or to contribute to payments that such broker-dealers may be required to make in respect thereof.

                             VALIDITY OF THE NOTES

    The validity of the Notes will be passed upon for the Company by Davis Polk & Wardwell.

                                    EXPERTS

    The consolidated balance sheet of the Company as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholder's equity (deficiency) and of cash flows for each of the three years in the period ended December 31, 1996 and the consolidated balance sheet of Comcast SCH Holdings, Inc. and subsidiaries as of December 31, 1996 and the related consolidated statements of operations, stockholder's equity and of cash flows for the period from November 1, 1996 to December 31, 1996, as well as the combined balance sheet of the Predecessor Corporation as of December 31, 1995 and the related combined statements of operations, stockholder's deficiency and of cash flows for the period from January 1, 1996 to October 31, 1996 and for the years ended December 31, 1995 and 1994 appearing in this registration statement and the related financial statement schedules included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

             INDEX TO FINANCIAL STATEMENTS AND UNAUDITED PRO FORMA
                             FINANCIAL INFORMATION

COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

  Condensed Consolidated Balance Sheet as of June 30, 1997 and December 31, 1996
    (unaudited).......................................................................        F-2
  Condensed Consolidated Statement of Operations for the six and three months ended
    June 30, 1997 and 1996 (unaudited)................................................        F-3
  Condensed Consolidated Statement of Cash Flows for the six months ended June 30,
    1997 and 1996 (unaudited).........................................................        F-4
  Condensed Consolidated Statement of Stockholder's Equity for the six months ended
    June 30, 1997 (unaudited).........................................................        F-5
  Notes to Condensed Consolidated Financial Statements for the quarter ended June 30,
    1997 (unaudited)..................................................................        F-6

  Independent Auditors' Report........................................................       F-12
  Consolidated Balance Sheet as of December 31, 1996 and 1995.........................       F-13
  Consolidated Statement of Operations for the years ended December 31, 1996, 1995 and
    1994..............................................................................       F-14
  Consolidated Statement of Cash Flows for the years ended December 31, 1996, 1995 and
    1994..............................................................................       F-15
  Consolidated Statement of Stockholder's Equity (Deficiency) for the years ended
    December 31, 1996, 1995 and 1994..................................................       F-16
  Notes to Consolidated Financial Statements for the years ended December 31, 1996,
    1995 and 1994.....................................................................       F-17

  Unaudited Pro Forma Financial Information...........................................       F-32
  Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year
    ended December 31, 1996...........................................................       F-33
  Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six
    months ended June 30, 1996........................................................       F-34
  Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations........       F-35

COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

  Independent Auditors' Report........................................................       F-37
  Consolidated and Combined Balance Sheet as of December 31, 1996 and 1995............       F-38
  Consolidated Statement of Operations for the period from November 1, 1996 to
    December 31, 1996.................................................................       F-39
  Combined Statement of Operations for the period from January 1, 1996 to October 31,
    1996 and for the years ended December 31, 1995 and 1994...........................       F-40
  Consolidated Statement of Cash Flows for the period from November 1, 1996 to
    December 31, 1996.................................................................       F-41
  Combined Statement of Cash Flows for the period from January 1, 1996 to October 31,
    1996 and for the years ended December 31, 1995 and 1994...........................       F-42
  Consolidated and Combined Statement of Stockholders' Equity (Deficiency) for the
    period from November 1, 1996 to December 31, 1996, for the period from January 1,
    1996 to October 31, 1996 and for the years ended December 31, 1995 and 1994.......       F-43
  Notes to Consolidated and Combined Financial Statements for the periods from January
    1, 1996 to October 31, 1996 and November 1, 1996 to December 31, 1996 and for the
    years ended December 31, 1995 and 1994............................................       F-44

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                    (DOLLARS IN MILLIONS, EXCEPT SHARE DATA)

                                                                                    JUNE 30,    DECEMBER 31,
                                                                                      1997          1996
                                                                                    ---------  --------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.......................................................  $    44.2    $     38.4
  Short-term investments..........................................................        0.8          21.5
  Cash held by an affiliate.......................................................        9.8          53.5
  Accounts receivable, less allowance for doubtful
    accounts of $13.6 and $12.0...................................................       68.3          70.4
  Inventories.....................................................................       30.6          28.1
  Other current assets............................................................       16.5          19.8
                                                                                    ---------  --------------
    Total current assets..........................................................      170.2         231.7
                                                                                    ---------  --------------
INVESTMENTS.......................................................................        1.2           1.2
                                                                                    ---------  --------------
PROPERTY AND EQUIPMENT............................................................    2,514.9       2,401.6
  Accumulated depreciation........................................................     (956.9)       (856.1)
                                                                                    ---------  --------------
  Property and equipment, net.....................................................    1,558.0       1,545.5
                                                                                    ---------  --------------
DEFERRED CHARGES                                                                      5,638.6       5,586.7
  Accumulated amortization........................................................   (1,300.8)     (1,151.8)
                                                                                    ---------  --------------
  Deferred charges, net...........................................................    4,337.8       4,434.9
                                                                                    ---------  --------------
                                                                                    $ 6,067.2    $  6,213.3
                                                                                    ---------  --------------
                                                                                    ---------  --------------
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses...........................................  $   236.5    $    230.7
  Accrued interest................................................................       31.6          25.5
  Current portion of long-term debt...............................................       45.0         115.7
  Current portion of notes payable to affiliates..................................                      2.6
  Due to affiliates...............................................................      208.5         152.3
                                                                                    ---------  --------------
    Total current liabilities.....................................................      521.6         526.8
                                                                                    ---------  --------------
LONG-TERM DEBT, less current portion..............................................    3,019.8       3,068.3
                                                                                    ---------  --------------
MINORITY INTEREST AND OTHER.......................................................      228.0         246.3
                                                                                    ---------  --------------
NOTES PAYABLE TO AFFILIATES, less current portion.................................      141.0         404.5
                                                                                    ---------  --------------
DUE TO AFFILIATE..................................................................      346.4         291.8
                                                                                    ---------  --------------
DEFERRED INCOME TAXES, due to affiliate...........................................    1,495.8       1,580.3
                                                                                    ---------  --------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY
  Common stock, $1 par value--authorized and
    issued, 1,000 shares..........................................................
  Additional capital..............................................................    3,066.2       3,050.6
  Accumulated deficit.............................................................   (2,751.6)     (2,124.0)
  Unrealized loss on marketable securities........................................                     (1.4)
  Notes receivable from affiliate.................................................                   (829.9)
                                                                                    ---------  --------------
    Total stockholder's equity....................................................      314.6          95.3
                                                                                    ---------  --------------
                                                                                    $ 6,067.2    $  6,213.3
                                                                                    ---------  --------------
                                                                                    ---------  --------------

           See notes to condensed consolidated financial statements.

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                             (DOLLARS IN MILLIONS)

                                                      SIX MONTHS ENDED     THREE MONTHS ENDED
                                                          JUNE 30,              JUNE 30,
                                                    --------------------  --------------------
                                                      1997       1996       1997       1996
                                                    ---------  ---------  ---------  ---------
SERVICE INCOME....................................  $ 1,021.9  $   778.3  $   520.8  $   396.0
                                                    ---------  ---------  ---------  ---------

COSTS AND EXPENSES
  Operating.......................................      450.7      322.5      225.4      160.9
  Selling, general and administrative.............      233.6      167.3      118.9       83.9
  Depreciation and amortization...................      306.8      192.6      168.0       97.3
                                                    ---------  ---------  ---------  ---------
                                                        991.1      682.4      512.3      342.1
                                                    ---------  ---------  ---------  ---------

OPERATING INCOME..................................       30.8       95.9        8.5       53.9

OTHER (INCOME) EXPENSE
  Interest expense................................      119.9      110.8       63.2       54.1
  Interest expense on notes payable to
  affiliates......................................       12.4       15.5        3.3        6.9
  Investment income, net..........................       (2.0)      (2.8)      (2.0)      (0.1)
  Other...........................................                   0.7                   0.7
                                                    ---------  ---------  ---------  ---------
                                                        130.3      124.2       64.5       61.6
                                                    ---------  ---------  ---------  ---------

LOSS BEFORE INCOME TAX (BENEFIT)
  EXPENSE, MINORITY INTEREST AND EXTRAORDINARY
  ITEMS...........................................      (99.5)     (28.3)     (56.0)      (7.7)

INCOME TAX (BENEFIT) EXPENSE......................      (23.5)      (3.6)     (14.2)       0.5
                                                    ---------  ---------  ---------  ---------

LOSS BEFORE MINORITY INTEREST AND EXTRAORDINARY
  ITEMS...........................................      (76.0)     (24.7)     (41.8)      (8.2)

MINORITY INTEREST.................................      (10.2)     (10.4)      (5.2)      (4.6)
                                                    ---------  ---------  ---------  ---------

LOSS BEFORE EXTRAORDINARY ITEMS...................      (65.8)     (14.3)     (36.6)      (3.6)

EXTRAORDINARY ITEMS...............................      (15.5)                (15.5)
                                                    ---------  ---------  ---------  ---------

NET LOSS..........................................     ($81.3)    ($14.3)    ($52.1)     ($3.6)
                                                    ---------  ---------  ---------  ---------
                                                    ---------  ---------  ---------  ---------

           See notes to condensed consolidated financial statements.

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

                             (DOLLARS IN MILLIONS)

                                                                       SIX MONTHS ENDED
                                                                           JUNE 30,
                                                                     --------------------
                                                                       1997       1996
                                                                     ---------  ---------
OPERATING ACTIVITIES
Net loss...........................................................  ($   81.3) ($   14.3)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
    Depreciation and amortization..................................      306.8      192.6
    Non-cash interest expense......................................        1.1        1.0
    Non-cash interest expense on notes payable to affiliates.......        1.2        3.2
    Deferred expenses charged by an affiliate......................       54.6       32.3
    Loss on sale of investment.....................................        1.6
    Extraordinary items............................................       15.5
    Minority interest..............................................      (10.2)     (10.4)
    Deferred income tax benefit, due to affiliate..................      (44.2)     (15.1)
                                                                     ---------  ---------
                                                                         245.1      189.3

    Decrease in accounts receivable................................        2.1        3.3
    Increase in inventories........................................       (2.5)
    Decrease (increase) in other current assets....................        3.3       (0.6)
    Increase (decrease) in accounts payable and accrued expenses...        8.5      (14.9)
    Increase in accrued interest...................................        6.1        3.7
    Decrease in other non-current liabilities......................       (5.6)      (0.1)
                                                                     ---------  ---------
      Net cash provided by operating activities....................      257.0      180.7
                                                                     ---------  ---------
FINANCING ACTIVITIES
  Proceeds from borrowings.........................................    1,805.8      198.0
  Repayments of long-term debt.....................................   (1,937.7)    (134.5)
  Proceeds from notes payable to affiliates........................      141.0        2.7
  Repayment of notes payable to affiliates.........................     (100.8)      (0.8)
  Net transactions with affiliates.................................       56.2       26.8
  Deferred financing costs.........................................      (15.2)      (1.4)
                                                                     ---------  ---------
      Net cash (used in) provided by financing activities..........      (50.7)      90.8
                                                                     ---------  ---------
INVESTING ACTIVITIES
  Acquisitions.....................................................       (7.1)      (1.6)
  Sale of short-term investment....................................       21.2
  Capital expenditures.............................................     (251.5)    (137.9)
  Decrease (increase) in cash held by an affiliate.................       43.7       (8.4)
  Increase in notes receivable from affiliate......................                (105.0)
  Additions to deferred charges and other..........................       (6.8)      (4.2)
                                                                     ---------  ---------
      Net cash used in investing activities........................     (200.5)    (257.1)
                                                                     ---------  ---------
INCREASE IN CASH AND CASH EQUIVALENTS..............................        5.8       14.4
CASH AND CASH EQUIVALENTS, beginning of period.....................       38.4       11.6
                                                                     ---------  ---------
CASH AND CASH EQUIVALENTS, end of period...........................  $    44.2  $    26.0
                                                                     ---------  ---------
                                                                     ---------  ---------

           See notes to condensed consolidated financial statements.

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

      CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY (UNAUDITED)
                             (DOLLARS IN MILLIONS)

                                                                                             UNREALIZED     NOTES
                                                                                              LOSS ON     RECEIVABLE
                                                                  ADDITIONAL   ACCUMULATED   MARKETABLE      FROM
                                                                   CAPITAL       DEFICIT     SECURITIES   AFFILIATE      TOTAL
                                                                  ----------   -----------   ----------   ----------   ---------

BALANCE, JANUARY 1, 1997........................................   $3,050.6     ($2,124.0)     ($1.4)      ($829.9)    $    95.3
  Net loss......................................................                    (81.3)                                 (81.3)
  Change in unrealized loss on marketable securities, net of
    deferred taxes of $0.7......................................                                 1.4                         1.4
  Interest income on notes receivable from affiliate............       23.9                                  (23.9)
  Income taxes on interest income on notes receivable from
    affiliate...................................................       (8.3)                                                (8.3)
  Exchange of outstanding notes payable to and notes receivable
    from affiliates.............................................                                             307.5         307.5
  Elimination of outstanding notes receivable from affiliate
    through a non-cash dividend to parent.......................                   (546.3)                   546.3
                                                                  ----------   -----------     -----      ----------   ---------

BALANCE, JUNE 30, 1997..........................................   $3,066.2     ($2,751.6)         $             $     $   314.6
                                                                  ----------   -----------     -----      ----------   ---------
                                                                  ----------   -----------     -----      ----------   ---------

           See notes to condensed consolidated financial statements.

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                          QUARTER ENDED JUNE 30, 1997

1. CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    BASIS OF PRESENTATION

    The condensed consolidated balance sheet as of December 31, 1996 has been condensed from the audited consolidated balance sheet as of that date. The condensed consolidated balance sheet as of June 30, 1997, the condensed consolidated statement of operations for the six and three months ended June 30, 1997 and 1996, the condensed consolidated statement of cash flows for the six months ended June 30, 1997 and 1996 and the condensed consolidated statement of stockholder's equity for the six months ended June 30, 1997 have been prepared by Comcast Cable Communications, Inc. (the "Company") and have not been audited by the Company's independent auditors. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of June 30, 1997 and for all periods presented have been made.

    Certain information and note disclosures normally included in the Company's annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the Company's December 31, 1996 audited financial statements. The results of operations for the periods ended June 30, 1997 are not necessarily indicative of operating results for the full year.

    BASIS OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and all wholly owned or controlled subsidiaries. All significant intercompany accounts and transactions among consolidated entities have been eliminated.

    On April 24, 1997, Comcast Corporation ("Comcast"), the Company's parent, completed a restructuring of the legal organization of certain of its subsidiaries (the "Reorganization"). The Reorganization involved Comcast's contribution to the Company of ownership interests in certain of its consolidated subsidiaries, all of which were under Comcast's direct or indirect control (the "Contributed Subsidiaries"). The Reorganization has been accounted for in a manner similar to a pooling of interests. Accordingly, the Company's consolidated financial statements include the accounts of the Contributed Subsidiaries for all periods presented.

    In addition, certain expenses directly related to the Company's operations which were historically paid by Comcast on behalf of the Company have been reflected in the Company's condensed consolidated statement of operations for all periods presented.

2. ACQUISITION

    In November 1996, Comcast acquired the cable television operations ("Scripps Cable") of The E.W. Scripps Company ("E.W. Scripps") in exchange for 93.048 million shares of Comcast's Class A Special Common Stock valued at $1.552 billion (the "Scripps Acquisition"). Comcast accounted for the Scripps Acquisition under the purchase method. Following the Scripps Acquisition, Comcast contributed Scripps Cable to the Company (the "Scripps Contribution") at Comcast's historical cost and Scripps Cable was consolidated with the Company effective November 1, 1996. During the three months ended June 30, 1997, the Company recorded the final purchase price allocation relating to the Scripps Contribution. The terms of the Scripps Acquisition provide for, among other things, the indemnification of the Company by E.W. Scripps for certain liabilities, including tax liabilities, relating to Scripps Cable prior to the acquisition date.

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                          QUARTER ENDED JUNE 30, 1997

UNAUDITED PRO FORMA INFORMATION

    The following unaudited pro forma information for the six months ended June 30, 1996 has been presented as if the Scripps Contribution had occurred on January 1, 1996. This unaudited pro forma information is based on historical results of operations adjusted for acquisition costs and, in the opinion of management, is not necessarily indicative of what the results would have been had the Company operated Scripps Cable since January 1, 1996 (dollars in millions).

                                                                       SIX MONTHS ENDED JUNE
                                                                             30, 1996
                                                                       ---------------------
Service income.......................................................        $   929.1
Net loss.............................................................            (62.1)

3. INVESTMENTS

    In October 1996, the Company received 552,014 shares of Time Warner, Inc. ("Time Warner") Common Stock (the "Time Warner Stock") in exchange (the "Exchange") for all of the shares of the Turner Broadcasting System, Inc. ("TBS") Stock (the "TBS Stock") held by the Company as a result of the merger of Time Warner and TBS. As a result of the Exchange, the Company recognized a pre-tax gain of $19.8 million in 1996, representing the difference between the Company's historical cost basis in the TBS Stock and the new basis for the Company's investment in Time Warner Stock of $22.8 million, which was based on the closing price of the Time Warner Stock on the merger date of $41.375 per share. As of December 31, 1996, the shares of Time Warner Stock held by the Company were recorded at their fair value of $20.7 million and were included in short-term investments in the Company's condensed consolidated balance sheet. The unrealized loss on this investment of $2.1 million was reported in the Company's December 31, 1996 condensed consolidated balance sheet as a decrease in stockholder's equity, net of deferred income tax benefit of $0.7 million. In January 1997, the Company sold its entire interest in Time Warner for $21.2 million. In connection with this sale, the Company recognized a pre-tax loss of $1.6 million, which is included in net investment income in the Company's condensed consolidated statement of operations for the six months ended June 30, 1997.

4. LONG-TERM DEBT

    DEBT OFFERING

    On May 1, 1997, the Company completed the sale of $1.7 billion principal amount of notes (the "Old Notes") through a private offering with registration rights. The Old Notes were issued in four tranches: $300.0 million principal amount of 8 1/8% Notes due 2004 (the "Old Seven-Year Notes"), $600.0 million principal amount of 8 3/8% Notes due 2007 (the "Old Ten-Year Notes"), $550.0 million principal amount of 8 7/8% Notes due 2017 (the "Old Twenty-Year Notes") and $250.0 million principal amount of 8 1/2% Notes due 2027 (the "Old Thirty-Year Notes"). The Company used substantially all of the net proceeds from the offering of the Old Notes to repay certain of its subsidiaries' notes payable to banks with the balance to be used for subsidiary general purposes. Collectively, the offering of the Old Notes and the repayment of the aforementioned notes payable with the net proceeds from the offering of the Old Notes are referred to herein as the "Refinancing."

    Interest on the Old Notes is payable semiannually on May 1 and November 1 of each year, commencing November 1, 1997. The Old Seven-Year Notes, the Old Ten-Year Notes and the Old Twenty-Year Notes are redeemable, in whole or in part, at the option of the Company at any time and the Old Thirty-Year Notes are redeemable, in whole or in part, at the option of the Company at any time after

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                          QUARTER ENDED JUNE 30, 1997

May 1, 2009, in each case at a redemption price equal to the greater of (i) 100% of their principal amount, plus accrued interest thereon to the date of redemption, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined), plus accrued interest on the Old Notes to the date of redemption. Each holder of the Old Thirty-Year Notes may require the Company to repurchase all or a portion of the Old Thirty-Year Notes owned by such holder on May 1, 2009 at a purchase price equal to 100% of the principal amount thereof.

    The Old Notes are unsecured and unsubordinated obligations of the Company and rank PARI PASSU with all other unsecured and unsubordinated indebtedness and other obligations of the Company. The Old Notes are effectively subordinated to all liabilities of the Company's subsidiaries, including trade payables. The Old Notes are obligations only of the Company and are not guaranteed by and do not otherwise constitute obligations of Comcast.

    The Indenture for the Old Notes, among other things, contains restrictions (with certain exceptions) on the ability of the Company and its Restricted Subsidiaries (as defined) to: (i) make dividend payments or other restricted payments; (ii) create liens or enter into sale and leaseback transactions; and
(iii) enter into mergers, consolidations, or sales of all or substantially all of their assets.

    The Refinancing had a significant impact on the maturities of the Company's long-term debt. Maturities of long-term outstanding as of June 30, 1997 through 2001 are as follows (dollars in millions).

1997(1)............................................  $    12.3
1998...............................................       40.8
1999...............................................      111.6
2000...............................................      124.1
2001...............................................      239.6

------------------------

(1) Represents maturities of long-term debt for the remaining six months of 1997, which includes a $10.0 million optional debt repayment made in July 1997.

    As of June 30, 1997 and December 31, 1996, the Company's effective weighted average interest rate on its long-term debt outstanding was 7.90% and 7.18%, respectively.

    DEBT REPAYMENTS

    On June 30, 1997, the Company redeemed all of its outstanding 10% Subordinated Debentures, due 2003 (the "10% Debentures"). An aggregate principal amount of $139.3 million of the 10% Debentures was redeemed at a redemption price of 100% of the principal amount thereof, together with accrued interest thereon. As of the redemption date, the 10% Debentures had an accreted value of $127.7 million. The Company redeemed the 10% Debentures with the proceeds from the issuance of a note payable to a subsidiary of Comcast which bears interest at a rate of 8.50%, payable quarterly, and is due in 2002.

    On July 2, 1997, the Company repaid $435.0 million of its long-term debt outstanding as of June 30, 1997 with the proceeds from the issuance of a note payable to a subsidiary of Comcast which bears interest at a rate of 7.25%, payable quarterly, and is due in 2002. As a result of this repayment, the Company will expense unamortized debt acquisition costs of $3.5 million, resulting in an extraordinary loss, net of tax, of $2.3 million in the third quarter of 1997.

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                          QUARTER ENDED JUNE 30, 1997

    EXTRAORDINARY LOSS

    In connection with the Refinancing and the redemption of the 10% Debentures, the Company expensed unamortized debt acquisition costs and incurred debt extinquishment costs of $23.9 million, resulting in an extraordinary loss, net of tax, of $15.5 million during the six and three months ended June 30, 1997.

    LINES OF CREDIT

    As of July 31, 1997, certain subsidiaries of the Company had unused lines of credit of $660.0 million. The availability and use of the unused lines of credit are restricted by the covenants of the related debt agreements and to subsidiary general purposes and dividend declaration.

    DEBT ASSUMPTION

    During the six months ended June 30, 1996, a wholly owned subsidiary of Comcast assumed a $27.0 million note payable to a bank and $0.6 million of accrued interest thereon. In return, the Company became liable under a $27.6 million note payable to the subsidiary of Comcast.

5. NOTES PAYABLE TO AND NOTES RECEIVABLE FROM AFFILIATES

    Between April 1, 1997 and May 1, 1997, the Company (i) repaid $100.0 million of its notes payable to affiliates (the "Notes Payable") with the proceeds from drawdowns under subisidiaries' existing credit facilities ($55.0 million) and existing cash held by an affiliate ($45.0 million), (ii) completed the exchange of affiliate notes payable and notes receivable, and the accrued interest thereon, between the Company, Comcast and certain of their subsidiaries resulting in a reduction in the Company's Notes Payable of $307.5 million as of May 1, 1997, with a corresponding reduction in the Company's notes receivable from affiliate (the "Notes Receivable"), and (iii) eliminated the remaining Notes Receivable, and the accrued interest thereon (aggregating $546.3 million as of May 1, 1997), through a non-cash dividend to Comcast.

    As of December 31, 1996, Notes Payable include $383.4 million principal amount of Notes Payable to Comcast and certain of its wholly owned subsidiaries. During the six months ended June 30, 1996, the Company borrowed $30.3 million from certain wholly owned subsidiaries of Comcast. Such borrowings include $27.6 million associated with the debt assumption described in Note 4.

6. RELATED PARTY TRANSACTIONS

    The Company receives sales commissions from QVC, Inc. ("QVC"), an electronic retailer and a majority owned and controlled subsidiary of Comcast, based on a percentage of QVC sales to the Company's subscribers. In addition, the Company recognizes revenues relating to the carriage of certain QVC programming. For the six and three months ended June 30, 1997 and 1996, the Company's service income includes $4.0 million, $3.8 million, $2.1 million and $1.9 million, respectively, relating to QVC.

    Comcast, through management agreements, manages the operations of the Company's subsidiaries, including rebuilds and upgrades. The management agreements generally provide that Comcast will supervise the management and operations of the cable systems and arrange for and supervise (but not necessarily perform itself) certain administrative functions. As compensation for such services, the agreements provide for Comcast to charge management fees of up to 6% of gross revenues. Comcast charged the Company's subsidiaries management fees of $58.8 million, $44.5 million, $29.8 million and $22.7 million during the six and three months ended June 30, 1997 and 1996, respectively. These

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                          QUARTER ENDED JUNE 30, 1997

management fees are included in selling, general and administrative expenses in the Company's condensed consolidated statement of operations. Comcast has agreed to permit certain subsidiaries of the Company to defer payment of a portion of these expenses with the deferred portion being treated as a subordinated long-term liability due to affiliate which will not be paid until the subsidiaries' existing long-term debt is retired. In addition, payment of certain of these expenses has been deferred until the California Public Employees' Retirement System ("CalPERS") no longer has an interest in Comcast MHCP Holdings, L.L.C. (the "LLC"), a majority owned subsidiary of the Company. Management fees deferred during the six months ended June 30, 1997 and 1996, were $2.4 million and $2.1 million, respectively. Deferred management fees were $134.6 million and $132.2 million as of June 30, 1997 and December 31, 1996, respectively.

    On behalf of the Company, Comcast seeks and secures long-term programming contracts that generally provide for payment based on either a monthly fee per subscriber per channel or a percentage of certain subscriber revenues. Comcast charges each of the Company's subsidiaries for programming on a basis which generally approximates the amount each such subsidiary would be charged if it purchased directly from the supplier, subject to limitations imposed by debt facilities for certain subsidiaries, and did not benefit from the purchasing power of the Company's consolidated operations. Amounts charged to the Company by Comcast for programming (the "Programming Charges") are included in operating expenses in the Company's condensed consolidated statement of operations. The Company purchases certain other services, including insurance and employee benefits, from Comcast under cost-sharing arrangements on terms that reflect Comcast's actual cost. The Company reimburses Comcast for certain other costs (primarily salaries) under cost-reimbursement arrangements. Under all of these arrangements, the Company incurred total expenses of $343.3 million, $244.0 million, $171.9 million and $122.2 million, including $286.4 million, $202.0 million, $143.7 million and $101.0 million of Programming Charges, during the six and three months ended June 30, 1997 and 1996, respectively. The Programming Charges include $19.9 million, $12.9 million, $10.7 million and $6.2 million during the six and three months ended June 30, 1997 and 1996, respectively, relating to programming purchased by the Company, through Comcast, from suppliers in which Comcast holds an equity interest.

    Comcast has agreed to permit certain of the Company's subsidiaries to defer payment of a portion of the Programming Charges with the deferred portion being treated as a subordinated long-term liability due to affiliate which will not be payable until the subsidiaries' existing long-term debt is retired. In addition, payment of certain of the Programming Charges has been deferred until CalPERS no longer has an interest in the LLC. Programming Charges deferred during the six months ended June 30, 1997 and 1996 were $52.2 million and $30.2 million, respectively. Deferred Programming Charges were $211.8 million and $159.6 million as of June 30, 1997 and December 31, 1996, respectively.

    Current due to affiliates in the Company's condensed consolidated balance sheet primarily consists of amounts due to Comcast and its affiliates under the cost-sharing arrangements described above and amounts payable to Comcast and its affiliates as reimbursement for payments made, in the ordinary course of business, by such affiliates on behalf of the Company.

    The Company has entered into a custodial account arrangement with Comcast Financial Agency Corporation ("CFAC"), a wholly owned subsidiary of Comcast, under which CFAC provides cash management services to the Company. Under this arrangement, the Company's cash receipts are deposited with and held by CFAC, as custodian and agent, which invests and disburses such funds

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)--CONCLUDED

                          QUARTER ENDED JUNE 30, 1997

at the direction of the Company. As of June 30, 1997 and December 31, 1996, $9.8 million and $53.5 million, respectively, of the Company's cash was held by CFAC. These amounts have been classified as cash held by an affiliate in the Company's condensed consolidated balance sheet. During the six and three months ended June 30, 1997 and 1996, the Company recognized investment income of $1.9 million, $2.0 million, $0.8 million and $1.0 million, respectively, on cash held by CFAC.

7. STATEMENT OF CASH FLOWS--SUPPLEMENTAL INFORMATION

    The Company made cash payments for interest on its long-term debt of $112.7 million, $106.7 million, $58.0 million and $64.1 million during the six and three months ended June 30, 1997 and 1996, respectively. The Company made cash payments for interest on the Notes Payable of $11.2 million, $12.3 million, $3.8 million and $6.5 million during the six and three months ended June 30, 1997 and 1996, respectively.

    The Company made cash payments to the respective state taxing authorities for state income taxes of $4.4 million, $5.3 million, $3.6 million and $3.3 million during the six and three months ended June 30, 1997 and 1996, respectively.

8. CONTINGENCIES

    The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or liquidity of the Company.

    The Federal Communications Commission ("FCC") and the Company recently negotiated an agreement in which the Company has committed to complete certain system upgrades and improvements by March 1999 in return for which it may move a limited number of currently regulated programming services in certain cable systems to a single migrated product tier on each system that may become an unregulated new product tier after December 1997. In addition, the Company will also provide free cable service connections, modems and modem service to certain public and private schools and to 250 public libraries in its franchise areas. The FCC is seeking public comment on the proposed agreement and the Company cannot predict the outcome of this proceeding. The Company currently is seeking to justify rates for basic cable services and equipment in certain of its cable systems in the State of Connecticut on the basis of a cost-of-service showing. The State of Connecticut has ordered the Company to reduce such rates and to make refunds to subscribers. The Company has appealed the Connecticut decision to the FCC. Recent pronouncements from the FCC, which generally support the Company's position on appeal, have caused the State of Connecticut to reexamine its prior ruling. While the Company cannot predict the outcome of these actions, the Company believes that the ultimate resolution of these pending regulatory matters will not have a material adverse impact on the Company's financial position, results of operations or liquidity.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholder
Comcast Cable Communications, Inc.
Philadelphia, Pennsylvania

    We have audited the accompanying consolidated balance sheet of Comcast Cable Communications, Inc. (a wholly owned subsidiary of Comcast Corporation) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholder's equity (deficiency) and of cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Comcast Cable Communications, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

    As discussed in Note 2 to the consolidated financial statements, in 1997, Comcast Corporation completed a restructuring of the legal organization of certain of its subsidiaries. The Company's consolidated financial statements have been presented giving effect to the reorganization for all periods presented in a manner similar to a pooling of interests.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Philadelphia, Pennsylvania
April 24, 1997 (except for Note 5, as to
  which the date is May 1, 1997)

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                    (DOLLARS IN MILLIONS, EXCEPT SHARE DATA)

                                                                 DECEMBER 31, 1996          DECEMBER 31,
                                                                     UNAUDITED          --------------------
                                                              PRO FORMA (SEE NOTE 12)     1996       1995
                                                              ------------------------  ---------  ---------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................         $     38.4         $    38.4  $    11.6
  Short-term investments....................................               21.5              21.5        0.7
  Cash held by an affiliate.................................                8.5              53.5       26.9
  Accounts receivable, less allowance for doubtful
    accounts of $12.0, $12.0 and $10.7......................               70.4              70.4       56.1
  Inventories...............................................               28.1              28.1       15.2
  Other current assets......................................               19.8              19.8  11.9.....
                                                                     ----------         ---------  ---------
    Total current assets....................................              186.7             231.7      122.4
                                                                     ----------         ---------  ---------
INVESTMENTS.................................................                1.2               1.2       20.2
                                                                     ----------         ---------  ---------
PROPERTY AND EQUIPMENT......................................            2,401.6           2,401.6    1,784.3
  Accumulated depreciation..................................             (856.1)           (856.1)    (759.1)
                                                                     ----------         ---------  ---------
  Property and equipment, net...............................            1,545.5           1,545.5    1,025.2
                                                                     ----------         ---------  ---------
DEFERRED CHARGES
  Franchise acquisition costs...............................            3,812.9           3,812.9    2,549.1
  Excess of cost over net assets acquired and other.........            1,773.8           1,773.8    1,251.8
                                                                     ----------         ---------  ---------
                                                                        5,586.7           5,586.7    3,800.9
  Accumulated amortization..................................           (1,151.8)         (1,151.8)    (923.7)
                                                                     ----------         ---------  ---------
  Deferred charges, net.....................................            4,434.9           4,434.9    2,877.2
                                                                     ----------         ---------  ---------
                                                                     $  6,168.3         $ 6,213.3  $ 4,045.0
                                                                     ----------         ---------  ---------
                                                                     ----------         ---------  ---------
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIENCY)
CURRENT LIABILITIES
  Accounts payable and accrued expenses.....................         $    230.7         $   230.7  $   171.0
  Accrued interest..........................................               25.5              25.5       13.5
  Current portion of long-term debt.........................              115.7             115.7       34.1
  Current portion of notes payable to affiliates............                                  2.6        1.4
  Due to affiliates.........................................              152.3             152.3       60.5
                                                                     ----------         ---------  ---------
    Total current liabilities...............................              524.2             526.8      280.5
                                                                     ----------         ---------  ---------
LONG-TERM DEBT, less current portion........................            3,123.3           3,068.3    3,011.4
                                                                     ----------         ---------  ---------
MINORITY INTEREST AND OTHER.................................              246.3             246.3      267.8
                                                                     ----------         ---------  ---------
NOTES PAYABLE TO AFFILIATES, less current portion...........                                404.5      313.6
                                                                     ----------         ---------  ---------
DUE TO AFFILIATE............................................              291.8             291.8      225.2
                                                                     ----------         ---------  ---------
DEFERRED INCOME TAXES, due to affiliate.....................            1,580.3           1,580.3    1,011.5
                                                                     ----------         ---------  ---------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY (DEFICIENCY)
  Common stock, $1 par value--authorized and
    issued, 1,000 shares....................................
  Additional capital........................................            3,050.6           3,050.6    1,463.7
  Accumulated deficit.......................................           (2,646.8)         (2,124.0)  (2,101.4)
  Unrealized (loss) gain on marketable securities...........               (1.4)             (1.4)       9.7
  Notes receivable from affiliate...........................                               (829.9)    (437.0)
                                                                     ----------         ---------  ---------
    Total stockholder's equity (deficiency).................              402.4              95.3   (1,065.0)
                                                                     ----------         ---------  ---------
                                                                     $  6,168.3         $ 6,213.3  $ 4,045.0
                                                                     ----------         ---------  ---------
                                                                     ----------         ---------  ---------

                See notes to consolidated financial statements.

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                             (DOLLARS IN MILLIONS)

                                                                   YEAR ENDED DECEMBER 31,
                                                               -------------------------------
                                                                 1996       1995       1994
                                                               ---------  ---------  ---------
SERVICE INCOME...............................................  $ 1,641.0  $ 1,454.9  $ 1,065.3
                                                               ---------  ---------  ---------

COSTS AND EXPENSES
  Operating..................................................      667.8      598.8      440.6
  Selling, general and administrative........................      366.6      313.7      248.0
  Depreciation and amortization..............................      420.3      376.2      232.7
                                                               ---------  ---------  ---------
                                                                 1,454.7    1,288.7      921.3
                                                               ---------  ---------  ---------
OPERATING INCOME.............................................      186.3      166.2      144.0

OTHER (INCOME) EXPENSE
  Interest expense...........................................      228.4      245.6      155.6
  Interest expense on notes payable to affiliates............       32.1       28.2       20.9
  Investment income..........................................      (25.9)      (9.2)      (3.3)
  Other......................................................        0.5        0.2       (3.4)
                                                               ---------  ---------  ---------
                                                                   235.1      264.8      169.8
                                                               ---------  ---------  ---------
LOSS BEFORE INCOME TAX BENEFIT,
  MINORITY INTEREST AND
  EXTRAORDINARY ITEM.........................................      (48.8)     (98.6)     (25.8)

INCOME TAX BENEFIT...........................................       (4.5)     (24.9)      (1.8)
                                                               ---------  ---------  ---------

LOSS BEFORE MINORITY INTEREST AND
  EXTRAORDINARY ITEM.........................................      (44.3)     (73.7)     (24.0)

MINORITY INTEREST............................................      (21.7)     (24.8)      (1.0)
                                                               ---------  ---------  ---------

LOSS BEFORE EXTRAORDINARY ITEM...............................      (22.6)     (48.9)     (23.0)

EXTRAORDINARY ITEM...........................................                  (2.4)
                                                               ---------  ---------  ---------

NET LOSS.....................................................  ($   22.6) ($   51.3) ($   23.0)
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

                See notes to consolidated financial statements.

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                             (DOLLARS IN MILLIONS)

                                                                  YEAR ENDED DECEMBER 31,
                                                              -------------------------------
                                                                1996       1995       1994
                                                              ---------  ---------  ---------
OPERATING ACTIVITIES
  Net loss..................................................    ($ 22.6)   ($ 51.3)   ($ 23.0)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
    Depreciation and amortization...........................      420.3      376.2      232.7
    Non-cash interest expense...............................        2.0        1.9        6.2
    Non-cash interest expense on notes payable to
      affiliates............................................        6.2        5.9        8.1
    Deferred expenses charged by an affiliate...............       66.6      103.3       79.0
    Payments of deferred expenses charged by an affiliate...                (115.8)     (13.7)
    Gain on investment......................................      (19.8)
    Minority interest.......................................      (21.7)     (24.8)      (1.0)
    Extraordinary item......................................                   2.4
    Deferred income tax benefit, due to affiliate...........      (44.6)     (49.4)     (12.7)
                                                              ---------  ---------  ---------
                                                                  386.4      248.4      275.6

    Increase in accounts receivable.........................       (5.8)     (12.0)      (5.1)
    Increase in inventories.................................       (2.6)      (5.6)      (0.4)
    Increase in other current assets........................       (3.5)      (0.5)      (3.6)
    Decrease in accounts payable and accrued expenses.......       (2.2)     (53.0)      (1.9)
    Increase (decrease) in accrued interest.................       12.6       (7.6)       3.1
    Increase in other non-current liabilities...............       15.1        6.5       32.8
                                                              ---------  ---------  ---------
      Net cash provided by operating activities.............      400.0      176.2      300.5
                                                              ---------  ---------  ---------
FINANCING ACTIVITIES
  Proceeds from borrowings..................................      448.0      720.0    1,124.1
  Repayments of long-term debt..............................     (284.5)    (665.6)    (339.5)
  Proceeds from notes payable to affiliates.................       59.7       50.9      100.7
  Repayment of notes payable to affiliates..................       (1.4)      (7.0)     (14.0)
  Capital contributions.....................................        0.3        1.4      314.1
  Equity contribution to a subsidiary.......................                            250.0
  Net transactions with affiliates..........................       92.5       10.9       54.6
  Other.....................................................       (3.0)      (4.1)      (4.0)
                                                              ---------  ---------  ---------
      Net cash provided by financing activities.............      311.6      106.5    1,486.0
                                                              ---------  ---------  ---------
INVESTING ACTIVITIES
  Acquisitions, net of cash acquired........................       (5.0)     (11.3)  (1,284.9)
  Capital expenditures......................................     (298.2)    (238.5)    (173.4)
  Cash held by an affiliate.................................      (26.6)     (26.9)
  Increase in notes receivable from affiliates, net.........     (340.0)     (52.2)    (300.0)
  Other.....................................................      (15.0)     (14.7)     (11.3)
                                                              ---------  ---------  ---------
      Net cash used in investing activities.................     (684.8)    (343.6)  (1,769.6)
                                                              ---------  ---------  ---------
INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS..........................................       26.8      (60.9)      16.9
CASH AND CASH EQUIVALENTS, beginning of year................       11.6       72.5       55.6
                                                              ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of year......................  $    38.4  $    11.6  $    72.5
                                                              ---------  ---------  ---------
                                                              ---------  ---------  ---------

                See notes to consolidated financial statements.

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIENCY)
                             (DOLLARS IN MILLIONS)

                                                                         UNREALIZED
                                                                           (LOSS)        NOTES
                                                                           GAIN ON    RECEIVABLE
                                              ADDITIONAL   ACCUMULATED   MARKETABLE      FROM
                                               CAPITAL       DEFICIT     SECURITIES    AFFILIATE     TOTAL
                                              ----------  -------------  -----------  -----------  ---------

BALANCE, JANUARY 1, 1994....................    $1,073.0     ($2,027.1)            $     ($ 40.8)  ($  994.9)

  Net loss..................................                     (23.0)                                (23.0)
  Capital contributions.....................       355.8                                               355.8
  Unrealized gain on marketable securities,
    net of deferred taxes of $2.9...........                                     5.4                     5.4
  Interest income on notes receivable from
    affiliates..............................         3.9                                    (3.9)
  Income taxes on interest income on notes
    receivable from affiliates..............       (1.4)                                                (1.4)
  Increase in notes receivable from
    affiliates..............................                                              (300.0)     (300.0)

                                              ---------   ------------   ----------   ----------    -------

BALANCE, DECEMBER 31, 1994..................     1,431.3      (2,050.1)          5.4      (344.7)     (958.1)

  Net loss..................................                     (51.3)                                (51.3)
  Capital contributions.....................         6.3                                                 6.3
  Unrealized gain on marketable securities,
    net of deferred taxes of $2.3...........                                     4.3                     4.3
  Interest income on notes receivable from
    affiliates..............................        40.1                                   (40.1)
  Income taxes on interest income on notes
    receivable from affiliates..............      (14.0)                                               (14.0)
  Increase in notes receivable from
    affiliates, net.........................                                               (52.2)      (52.2)
                                              ---------   ------------   ----------   ----------    -------

BALANCE, DECEMBER 31, 1995..................     1,463.7      (2,101.4)          9.7      (437.0)   (1,065.0)

  Net loss..................................                     (22.6)                                (22.6)
  Capital contributions.....................     1,552.5                                             1,552.5
  Unrealized loss on marketable securities,
    net of deferred taxes of ($6.0).........                                  (11.1)                   (11.1)
  Interest income on notes receivable from
    affiliate...............................        52.9                                   (52.9)
  Income taxes on interest income on notes
    receivable from affiliate...............      (18.5)                                               (18.5)
  Increase in notes receivable from
    affiliate...............................                                              (340.0)     (340.0)
                                              ---------   ------------   ----------   ----------    -------

BALANCE, DECEMBER 31, 1996..................    $3,050.6     ($2,124.0)       ($1.4)     ($829.9)  $    95.3
                                              ---------   ------------   ----------   ----------    -------
                                              ---------   ------------   ----------   ----------    -------

                See notes to consolidated financial statements.

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1. BUSINESS

    Comcast Cable Communications, Inc., a Delaware corporation, and subsidiaries (the "Company") is a wholly owned subsidiary of Comcast Corporation ("Comcast"). The Company and its subsidiaries are engaged in the development, management and operation of cable communications systems. The Company's systems served approximately 4.3 million subscribers and passed approximately 7.0 million homes as of December 31, 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and all wholly owned or controlled subsidiaries. All significant intercompany accounts and transactions among consolidated entities have been eliminated.

    On April 24, 1997, Comcast completed a restructuring of the legal organization of certain of its subsidiaries (the "Reorganization"). The Reorganization involved Comcast's contribution to the Company of ownership interests in certain of its consolidated subsidiaries, all of which were under Comcast's direct or indirect control (the "Contributed Subsidiaries"). The Reorganization has been accounted for in a manner similar to a pooling of interests. Accordingly, the Company's consolidated financial statements include the accounts of the Contributed Subsidiaries for all periods presented.

    In addition, certain expenses directly related to the Company's operations which were historically paid by Comcast on behalf of the Company have been reflected in the Company's consolidated statement of operations for all periods presented.

MANAGEMENT'S USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUES

    The estimated fair value amounts presented in these notes to consolidated financial statements have been determined by the Company using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Such fair value estimates are based on pertinent information available to management as of December 31, 1996 and 1995, and have not been comprehensively revalued for purposes of these consolidated financial statements since such dates.

    A reasonable estimate of fair value of the amounts due to/from affiliates in the Company's consolidated balance sheet is not practicable to obtain because of the related party nature of these items and the lack of quoted market prices.

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

CASH EQUIVALENTS, SHORT-TERM INVESTMENTS AND CASH HELD BY AN AFFILIATE

    Cash equivalents principally consist of repurchase agreements with maturities of three months or less when purchased. Short-term investments consist of certificates of deposit with maturities of greater than three months when purchased. The carrying amounts of the Company's cash equivalents and short-term investments, classified as available for sale securities, approximate their fair values. As of December 31, 1996, short-term investments also include the Company's investment in Time Warner, Inc. ("Time Warner") common stock (the "Time Warner Stock") (see Note 4). Cash held by an affiliate consists of cash held by a subsidiary of Comcast under a cash management program (see Note 8).

INVENTORIES

    Inventories, which include materials and supplies, are stated at average cost which is less than market.

INVESTMENTS

    The Company's unrestricted publicly traded investment is classified as available for sale and is recorded at its fair value, with unrealized gains or losses resulting from changes in fair value between measurement dates recorded as a component of stockholder's equity (deficiency). Investments in privately held companies are stated at cost, adjusted for any known diminution in value.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over estimated useful lives as follows:

Buildings and improvements.....................................  15-40 years
Operating facilities...........................................  5-20 years
Other equipment................................................  2-10 years

    Improvements that extend asset lives are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets sold or retired are removed from the accounts and the gain or loss on disposition is recognized as a component of depreciation expense.

    In connection with the rebuild and upgrade of cable systems, the Company depreciates the remaining net book value of the assets over the estimated rebuild or upgrade period. Under this policy, the Company recorded additional depreciation expense of $20.3 million, $14.2 million and $7.4 million during the years ended December 31, 1996, 1995 and 1994, respectively.

DEFERRED CHARGES

    Franchise acquisition costs are amortized on a straight-line basis over their legal or estimated useful lives of 12 to 40 years. The excess of cost over the fair value of net assets acquired is being amortized on a straight-line basis over estimated useful lives of 20 to 40 years. Debt acquisition costs are being amortized on a straight-line basis over the term of the related debt of up to 10 years.

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

VALUATION OF LONG-LIVED ASSETS

    The Company periodically evaluates the recoverability of its long-lived assets, including property and equipment and deferred charges, using objective methodologies. Such methodologies include evaluations based on the cash flows generated by the underlying assets or other determinants of fair value.

NOTES RECEIVABLE FROM AFFILIATE

    The notes receivable from affiliate (the "Notes Receivable") are due from Comcast and are presented in the Company's consolidated balance sheet as a component of stockholder's equity (deficiency) due to their related party nature (see Note 7). The Notes Receivable are increased by interest due under the terms of the notes and any additional amounts loaned to Comcast and are reduced by any cash payments of interest or principal. Interest due under the terms of the Notes Receivable, net of any related income taxes, has been recorded as an increase in additional capital.

REVENUE RECOGNITION

    Service income is recognized as service is provided. Credit risk is managed by disconnecting services to customers who are delinquent.

POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS

    The estimated costs of retiree benefits and benefits for former or inactive employees, after employment but before retirement, are accrued and recorded as a charge to operations during the years the employees provide services. The Company's retiree benefit obligation is unfunded and all benefits are provided and paid by Comcast. Accordingly, the Company's liability for these costs is included in due to affiliates.

    A wholly owned subsidiary of the Company has agreements with certain former key executives that provide for supplemental retirement benefits. The actuarial present value of benefits payable under these agreements has been accrued.

INVESTMENT INCOME

    Investment income includes interest income and gains, net of losses, on the sale or exchange of long-term investments. Gross realized gains and losses are recognized using the specific identification method.

INCOME TAXES

    The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities and expected benefits of utilizing net operating loss carryforwards. The impact on deferred taxes of changes in tax rates and laws, if any, applied to the years during which temporary differences are expected to be settled, are reflected in the consolidated financial statements in the period of enactment.

DERIVATIVE FINANCIAL INSTRUMENTS

    The Company uses derivative financial instruments, including interest rate exchange agreements ("Swaps"), interest rate cap agreements ("Caps") and interest rate collar agreements ("Collars"), to

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

manage its exposure to fluctuations in interest rates. Swaps, Caps and Collars are matched with either fixed or variable rate debt and periodic cash payments are accrued on a settlement basis as an adjustment to interest expense. Any premiums associated with these instruments are amortized over their term.

    The Company does not hold or issue any derivative financial instruments for trading purposes and is not a party to leveraged instruments (see Note 5). The credit risks associated with the Company's derivative financial instruments are controlled through the evaluation and monitoring of the creditworthiness of the counterparties. Although the Company may be exposed to losses in the event of nonperformance by the counterparties, the Company does not expect such losses, if any, to be significant.

3. ACQUISITIONS

SCRIPPS CABLE

    In November 1996, Comcast acquired the cable television operations ("Scripps Cable") of The E.W. Scripps Company ("E.W. Scripps") in exchange for 93.048 million shares of Comcast's Class A Special Common Stock valued at $1.552 billion (the "Scripps Acquisition"). As of the date of the acquisition, Scripps Cable passed more than 1.2 million homes and served more than 800,000 subscribers, with 60% of its subscribers located in Sacramento, California and Chattanooga and Knoxville, Tennessee. Comcast accounted for the Scripps Acquisition under the purchase method. Following the Scripps Acquisition, Comcast contributed Scripps Cable to the Company (the "Scripps Contribution") at Comcast's historical cost. The Scripps Contribution was recorded as an increase in additional capital and Scripps Cable was consolidated with the Company effective November 1, 1996. As the Scripps Contribution was a non-cash transaction, it had no significant impact on the Company's consolidated statement of cash flows.

    The allocation of the purchase price to the assets and liabilities of Scripps Cable is preliminary pending a final appraisal and the final purchase price adjustment between the Company and E.W. Scripps. The terms of the Scripps Acquisition provide for, among other things, the indemnification of the Company by E.W. Scripps for certain liabilities, including tax liabilities, relating to Scripps Cable prior to the acquisition date.

MACLEAN HUNTER

    In December 1994, the Company, through Comcast MHCP Holdings, L.L.C. (the "LLC"), acquired the U.S. cable television and alternate access operations of Maclean Hunter Limited ("Maclean Hunter") from Rogers Communications Inc. and all of the outstanding shares of Barden Communications, Inc. (collectively such acquisitions are referred to as the "Maclean Hunter Acquisition") for approximately $1.249 billion in cash. As of the date of the acquisition, Maclean Hunter passed more than 1.0 million homes and served more than 540,000 subscribers. The Company and the California Public Employees' Retirement System ("CalPERS" and together with the Company, the "Members") invested $305.6 million and $250.0 million, respectively, in the LLC, which is owned 55% by the Company and 45% by CalPERS. The Maclean Hunter Acquisition was financed with cash contributions from the LLC of $555.6 million and borrowings under a credit facility of an indirect wholly owned subsidiary of the LLC. The Company accounted for the Maclean Hunter Acquisition under the purchase method and Maclean Hunter was consolidated with the Company effective December 22, 1994.

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

GROSSE POINTE CABLE, INC.

    In October 1994, the Company acquired the remaining 75% of issued and outstanding stock of Grosse Pointe Cable, Inc. ("Grosse Pointe") for $23.4 million, consisting of $21.1 million in cash and a $2.3 million promissory note due in October 1997. As of the date of the acquisition, Grosse Pointe passed more than 25,000 homes and served more than 16,000 subscribers. The Company accounted for the acquisition under the purchase method and Grosse Pointe was consolidated with the Company effective November 1, 1994.

COMCAST CABLEVISION OF PHILADELPHIA, INC.

    In March 1994, a wholly owned subsidiary of Comcast, which held 92% of the issued and outstanding common stock of Comcast Cablevision of Philadelphia, Inc. ("Phila., Inc.") and which was subsequently contributed to a wholly owned subsidiary of the Company, completed certain transactions pursuant to which the then outstanding shares of Phila., Inc. were purchased for approximately $12.9 million in cash. The purchase price, including certain transaction costs, was primarily funded through a capital contribution from Comcast.

UNAUDITED PRO FORMA INFORMATION

    The following unaudited pro forma information for the years ended December 31, 1996 and 1995 has been presented as if the Scripps Contribution had occurred on January 1, 1995. This unaudited pro forma information is based on historical results of operations adjusted for acquisition costs and, in the opinion of management, is not necessarily indicative of what the results would have been had the Company operated Scripps Cable since January 1, 1995 (dollars in millions).


                                                                           YEAR ENDED
                                                                          DECEMBER 31,
                                                                      --------------------
                                                                        1996       1995
                                                                      ---------  ---------
Service income......................................................  $ 1,893.8  $ 1,734.4
Loss before extraordinary item......................................     (118.3)    (145.7)
Net loss............................................................     (118.3)    (148.1)


4. INVESTMENTS

    As of December 31, 1995, the Company's investment in Turner Broadcasting System, Inc. ("TBS") stock (the "TBS Stock"), classified as available for sale, had an historical cost of $3.0 million and was recorded at its estimated fair value of $17.9 million, which was based on its quoted market price. The unrealized gain on this investment of $14.9 million has been reported in the Company's 1995 consolidated balance sheet as a decrease in stockholder's deficiency, net of deferred income taxes of $5.2 million.

    In October 1996, the Company received 552,014 shares of Time Warner Stock in exchange (the "Exchange") for all of the shares of the TBS Stock held by the Company as a result of the merger of Time Warner and TBS. As a result of the Exchange, the Company recognized a pre-tax gain of $19.8 million in 1996, representing the difference between the Company's historical cost basis in the TBS Stock and the new basis for the Company's investment in Time Warner Stock of $22.8 million, which was based on the closing price of the Time Warner Stock on the merger date of $41.375 per share. As of December 31,

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1996, the shares of Time Warner Stock held by the Company were recorded at fair value of $20.7 million and were included in short-term investments in the Company's consolidated balance sheet. The unrealized loss on this investment of $2.1 million has been reported in the Company's 1996 consolidated balance sheet as a decrease in stockholder's equity, net of deferred income tax benefit of $0.7 million. In January 1997, the Company sold its entire interest in Time Warner for $21.2 million and recognized a pre-tax loss of $1.6 million.

5. LONG-TERM DEBT

                                                                          DECEMBER 31,
                                                                   --------------------------
                                                                       1996          1995
                                                                   ------------  ------------

                                                                     (DOLLARS IN MILLIONS)
Notes payable to banks and insurance companies, due in
  installments through 2004......................................  $    3,054.1  $    2,917.5
10% Subordinated Debentures, due 2003, net of unamortized
  discount of $12.7 and $14.7....................................         126.6         124.6
Other debt, due in installments principally through 1997.........           3.3           3.4
                                                                   ------------  ------------
                                                                        3,184.0       3,045.5
Less current portion.............................................         115.7          34.1
                                                                   ------------  ------------
                                                                   $    3,068.3  $    3,011.4
                                                                   ------------  ------------
                                                                   ------------  ------------

    During the period from January 1, 1997 to April 4, 1997, subsidiaries of the Company borrowed $95.0 million under existing credit facilities. Current portion of long-term debt as of December 31, 1996 includes $80.0 million relating to optional debt repayments made from January 1, 1997 through April 4, 1997.

    Maturities of long-term debt outstanding as of December 31, 1996 for the four years after 1997 are as follows (dollars in millions):

1998...............................................................  $   146.7
1999...............................................................      366.2
2000...............................................................      491.1
2001...............................................................      944.2

10% SUBORDINATED DEBENTURES

    The principal amount of the 10% Subordinated Debentures of $139.3 million matures in May 2003. The provision for mandatory annual sinking fund payments of $17.3 million has been satisfied through 1997. The debentures are subject to redemption at the option of the Company, at par, and are junior in right of payment to certain of the notes payable to banks and insurance companies.

DEBT EXTINGUISHMENT

    The Company incurred debt extinguishment costs totaling $3.6 million during 1995 in connection with the refinancing of certain indebtedness of a subsidiary (the "Refinancing"), resulting in an extraordinary loss, net of tax, of $2.4 million.

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

DEBT ASSUMPTION

    In 1996, a wholly owned subsidiary of Comcast assumed a $27.0 million note payable to a bank and $0.6 million of accrued interest thereon. In return, the Company became liable under a $27.6 million note payable to the subsidiary of Comcast (see Note 6).

INTEREST RATES

    Fixed interest rates on notes payable to banks and insurance companies range from 8.60% to 10.57%. Variable interest rates on notes payable to banks vary based upon one or more of the following rates at the option of the Company:

        Base Rate (higher of federal funds rate plus 1/2% or prime rate) to Base Rate plus 3/4%;

        London Interbank Offered Rate (LIBOR) plus 3/8% to 1 7/8%;

        Certificate of deposit rate plus 3/4% to 1 5/8%.

    As of December 31, 1996 and 1995, the Company's effective weighted average interest rate on its outstanding variable rate notes payable to banks was 6.58% and 6.86%, respectively.

INTEREST RATE RISK MANAGEMENT

    The Company is exposed to market risk including changes in interest rates. To manage the volatility relating to these exposures, the Company enters into various derivative transactions pursuant to the Company's policies in areas such as counterparty exposure and hedging practices. Positions are monitored using techniques including market value and sensitivity analyses.

    The use of interest rate risk management instruments, such as Swaps, Caps and Collars, is required under the terms of certain of the Company's outstanding debt agreements. The Company's policy is to manage interest costs using a mix of fixed and variable rate debt. Using Swaps, the Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed-upon notional principal amount. Caps are used to lock in a maximum interest rate should variable rates rise, but enable the Company to otherwise pay lower market rates. Collars limit the Company's exposure to and benefits from interest rate fluctuations on variable rate debt to within a certain range of rates.

    The following table summarizes the terms of the Company's existing Swaps, Caps and Collars as of December 31, 1996 and 1995 (dollars in millions):

                                              NOTIONAL                    AVERAGE       ESTIMATED
                                               AMOUNT     MATURITIES   INTEREST RATE   FAIR VALUE
                                             -----------  -----------  -------------  -------------
AS OF DECEMBER 31, 1996
Variable to Fixed Swaps....................   $   530.0    1997-1999       6.14%        ($    1.2)
Caps.......................................       250.0      1997          8.55%
Collars....................................       400.0    1997-1998    7.09%/5.04%           0.2

AS OF DECEMBER 31, 1995
Variable to Fixed Swaps....................   $   250.0      1997          6.58%        ($    4.3)
Caps.......................................       250.0      1997          8.20%
Collars....................................       250.0      1997       7.40%/5.11%          (0.7)

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

    The notional amounts of interest rate agreements, as presented in the above table, are used to measure interest to be paid or received and do not represent the amount of exposure to credit loss. The estimated fair value approximates the proceeds (costs) to settle the outstanding contracts. While Swaps, Caps and Collars represent an integral part of the Company's interest rate risk management program, their incremental effect on interest expense for the years ended December 31, 1996, 1995 and 1994 was not significant.

    Of the existing derivative financial instruments as of December 31, 1996, during the three months ended March 31, 1997, a $50.0 million notional amount Swap with an interest rate of 6.88% and $150.0 million notional amount of Caps with an average interest rate of 8.50% expired. During the three months ended March 31, 1997, the Company entered into $160.0 million notional amount of Swaps that mature in 1998 and have an average interest rate of 5.69%.

ESTIMATED FAIR VALUE

    The Company's long-term debt had estimated fair values of $3.215 billion and $3.066 billion as of December 31, 1996 and 1995, respectively. The estimated fair value of the Company's publicly traded debt is based on the quoted market price for that debt. Interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value for debt issues for which quoted market prices are not available.

DEBT COVENANTS

    Certain of the Company's subsidiaries' loan agreements contain restrictive covenants which, among other things, limit the Company's ability to enter into arrangements for the acquisition or disposition of property and equipment, investments, mergers and the incurrence of additional debt. Certain of these agreements require that certain ratios be maintained and contain certain restrictions on dividend payments, payment of management fees and advances of funds to affiliated entities. The Company's subsidiaries were in compliance with such restrictive covenants for all periods presented. In addition, the stock of certain subsidiary companies is pledged as collateral for the notes payable to banks and insurance companies.

    As of December 31, 1996, substantially all of the Company's cash, cash equivalents, short-term investments and cash held by an affiliate is restricted to use by subsidiaries of the Company under contractual arrangements, including subsidiary credit agreements.

    Restricted net assets of the Company's subsidiaries were approximately $2.0 billion as of December 31, 1996. The restricted net assets of subsidiaries exceeds the Company's consolidated net assets as certain of the Company's subsidiaries have a stockholder's deficiency.

LINES AND LETTERS OF CREDIT

    As of March 31, 1997, certain subsidiaries of the Company had unused lines of credit of $785.0 million. The availability and use of these unused lines of credit is restricted by the covenants of the related debt agreements and to subsidiary general purposes and dividend declaration.

    As of March 31, 1997, the Company and certain of its subsidiaries had unused irrevocable standby letters of credit totaling $106.3 million, substantially all of which cover potential fundings relating to companies in which Comcast, but not the Company, holds an equity interest.

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

DEBT OFFERING

    On May 1, 1997, the Company completed the sale of $1.7 billion principal amount of notes (the "Old Notes") through a private offering with registration rights. The Old Notes were issued in four tranches: $300.0 million principal amount of 8 1/8% Notes due 2004, $600.0 million principal amount of 8 3/8% Notes due 2007, $550.0 million principal amount of 8 7/8% Notes due 2017 and $250.0 million principal amount of 8 1/2% Notes due 2027. The Company used substantially all of the net proceeds from the offering to repay certain of its subsidiaries' notes payable to banks with the balance to be used for subsidiary general purposes.

6. NOTES PAYABLE TO AFFILIATES

    As of December 31, 1996 and 1995, notes payable to affiliates (the "Notes Payable") include $383.4 million and $297.5 million, respectively, principal amount of Notes Payable to Comcast and certain of its wholly owned subsidiaries. During the years ended December 31, 1996, 1995 and 1994, the Company borrowed $87.3 million, $50.9 million and $100.7 million, respectively, from Comcast and certain wholly owned subsidiaries of Comcast. The 1996 borrowings include $27.6 million associated with the debt assumption described in Note 5. The remaining borrowings in 1996 and the 1995 and 1994 borrowings were used by the Company for debt service requirements and general purposes. During the years ended December 31, 1996, 1995 and 1994, the Company repaid $1.4 million, $7.0 million and $14.0 million principal amount of Notes Payable, respectively. During the year ended December 31, 1994, a Note Payable with a principal amount of $38.0 million was contributed to additional capital.

    The outstanding Notes Payable as of December 31, 1996 mature on various dates between 1997 and 2002. Maturities of Notes Payable as of December 31, 1996 for the four years after 1997 are as follows (dollars in millions):

1998................................................................       $1.7
1999................................................................      177.7
2000................................................................        0.5
2001................................................................       12.8

    The Notes Payable bear interest at rates ranging from the prime rate to 11.81% (weighted average interest rate of 9.31% and 9.79% as of December 31, 1996 and 1995, respectively). No interest is due on certain of the Notes Payable until their maturity and accordingly, accrued interest relating to such Notes Payable of $23.7 million and $17.5 million as of December 31, 1996 and 1995, respectively, has been added to principal.

    See Note 12--"Unaudited Pro Forma Consolidated Balance Sheet."

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

7. NOTES RECEIVABLE FROM AFFILIATE

    As of December 31, 1996 and 1995, the Notes Receivable include $730.7 million and $390.7 million, respectively, principal amount of notes receivable from Comcast. During the years ended December 31, 1996, 1995 and 1994, the Company loaned $340.0 million, $80.0 million and $300.0 million, respectively, to Comcast to fund certain of Comcast's acquisitions and investments and for Comcast's general corporate purposes. During the year ended December 31, 1995, the Company received $27.8 million as repayment on a note receivable from a subsidiary of Comcast.

    The outstanding Notes Receivable as of December 31, 1996 mature on various dates between 1998 and 2006 (substantially all of the Notes Receivable mature after 2003) and bear interest at rates ranging from 9.25% to 15.00% (weighted average interest rate of 9.83% and 10.14% as of December 31, 1996 and 1995, respectively). No interest is due on the Notes Receivable until their maturity and accordingly, accrued interest on the Notes Receivable of $99.2 million and $46.3 million as of December 31, 1996 and 1995, respectively, has been added to principal.

    See Note 12--"Unaudited Pro Forma Consolidated Balance Sheet."

8. RELATED PARTY TRANSACTIONS

    The Company receives sales commissions from QVC, Inc. ("QVC"), an electronic retailer and a majority owned and controlled subsidiary of Comcast, based on a percentage of QVC sales to the Company's subscribers. In addition, the Company recognizes revenues relating to the carriage of certain QVC programming. For the years ended December 31, 1996, 1995 and 1994, the Company's service income includes $8.3 million, $7.9 million and $4.7 million, respectively, relating to QVC.

    Comcast, through management agreements, manages the operations of the Company's subsidiaries, including rebuilds and upgrades. The management agreements generally provide that Comcast will supervise the management and operations of the cable systems and arrange for and supervise (but not necessarily perform itself) certain administrative functions. As compensation for such services, the agreements provide for Comcast to charge management fees of up to 6% of gross revenues. Comcast charged the Company's subsidiaries management fees of $93.2 million, $83.5 million and $65.9 million in 1996, 1995 and 1994, respectively. These management fees are included in selling, general and administrative expenses in the Company's consolidated statement of operations. Comcast has agreed to permit certain subsidiaries of the Company to defer payment of a portion of these expenses with the deferred portion being treated as a subordinated long-term liability due to affiliate which will not be paid until the subsidiaries' existing long-term debt is retired. In addition, payment of certain of these expenses has been deferred until CalPERS no longer has an interest in the LLC. Management fees deferred in 1996, 1995 and 1994 were $4.3 million, $45.2 million and $35.7 million, respectively. In 1995, in connection with the Refinancing, a subsidiary of the Company repaid $14.9 million of previously deferred management fees. Deferred management fees were $132.2 million and $127.8 million as of December 31, 1996 and 1995, respectively.

    On behalf of the Company, Comcast seeks and secures long-term programming contracts that generally provide for payment based on either a monthly fee per subscriber per channel or a percentage of certain subscriber revenues. Comcast charges each of the Company's subsidiaries for programming on a basis which generally approximates the amount each such subsidiary would be charged if it

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

purchased directly from the supplier, subject to limitations imposed by debt facilities for certain subsidiaries, and did not benefit from the purchasing power of the Company's consolidated operations. Amounts charged to the Company by Comcast for programming (the "Programming Charges") are included in operating expenses in the Company's consolidated statement of operations. The Company purchases certain other services, including insurance and employee benefits, from Comcast under cost-sharing arrangements on terms that reflect Comcast's actual cost. The Company reimburses Comcast for certain other costs (primarily salaries) under cost-reimbursement arrangements. Under all of these arrangements, the Company incurred total expenses of $505.0 million, $439.4 million and $327.7 million, including $417.0 million, $368.3 million and $264.1 million of Programming Charges, in 1996, 1995 and 1994, respectively. The Programming Charges include $26.2 million, $21.7 million and $16.7 million in 1996, 1995 and 1994, respectively, relating to programming purchased by the Company, through Comcast, from suppliers in which Comcast holds an equity interest.

    Comcast has agreed to permit certain of the Company's subsidiaries to defer payment of a portion of the Programming Charges with the deferred portion being treated as a subordinated long-term liability due to affiliate which will not be payable until the subsidiaries' existing long-term debt is retired. In addition, payment of certain of the Programming Charges has been deferred until CalPERS no longer has an interest in the LLC. Programming Charges deferred in 1996, 1995 and 1994 were $62.3 million, $58.1 million and $43.3 million, respectively. In 1995 and 1994, in connection with the Refinancing and a new financing, subsidiaries of the Company repaid $89.2 million and $13.7 million, respectively, of previously deferred Programming Charges. Deferred Programming Charges were $159.6 million and $97.4 million as of December 31, 1996 and 1995, respectively.

    Current due to affiliates in the Company's consolidated balance sheet primarily consists of amounts due to Comcast and its affiliates under the cost-sharing arrangements described above and amounts payable to Comcast and its affiliates as reimbursement for payments made, in the ordinary course of business, by such affiliates on behalf of the Company.

    In 1995, the Company entered into a custodial account arrangement with Comcast Financial Agency Corporation ("CFAC"), a wholly owned subsidiary of Comcast, under which CFAC provides cash management services to the Company. Under this arrangement, the Company's cash receipts are deposited with and held by CFAC, as custodian and agent, which invests and disburses such funds at the direction of the Company. As of December 31, 1996 and 1995, $53.5 million and $26.9 million, respectively, of the Company's cash was held by CFAC. These amounts have been classified as cash held by an affiliate in the Company's consolidated balance sheet. During the years ended December 31, 1996 and 1995, the Company recognized investment income of $4.1 million and $0.5 million, respectively, on cash held by CFAC.

9. INCOME TAXES

    The Company and its 80% or more owned subsidiaries join with Comcast in filing a consolidated federal income tax return. Comcast allocates income tax expense or benefit to the Company as if the Company was filing a separate federal income tax return. Subsequent to the Company's initial adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," effective January 1, 1993, tax benefits from both losses and tax credits are made available to the Company as it is able to realize such benefits on a separate return basis. The subsidiaries of the Company pay Comcast for income taxes an amount equal to the amount of tax each subsidiary would pay if they filed separate tax returns, subject to limitations for certain subsidiaries.

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

    The LLC is treated as a partnership for income tax purposes. As such, any taxable income or loss attributable to the LLC, excluding any income or loss from its subsidiaries, flows through to the Members based on their respective ownership percentages. The direct subsidiary of the LLC files a separate consolidated federal income tax return.

    As a result of the Company's recent acquisitions, the Company's deferred income tax liability and deferred charges were increased for temporary differences between the financial reporting basis and the income tax reporting basis of the assets acquired at the dates of their acquisition, as follows (dollars in millions):

                                                             YEAR ENDED DECEMBER
                                                                     31,
                                                             --------------------
                                                               1996       1994
                                                             ---------  ---------
Scripps Cable..............................................  $   499.2  $
Maclean Hunter.............................................                 488.0
Grosse Pointe..............................................                   8.7

    At the date of acquisition, Scripps Cable had a net deferred income tax liability of $101.7 million, which was assumed by the Company.

    Income tax benefit consists of the following components (dollars in millions):

                                                                  YEAR ENDED DECEMBER 31,
                                                              -------------------------------
                                                                1996       1995       1994
                                                              ---------  ---------  ---------
Current expense
Federal.....................................................  $    32.8  $    19.7  $     5.0
State.......................................................        7.3        4.8        5.9
                                                              ---------  ---------  ---------
                                                                   40.1       24.5       10.9
                                                              ---------  ---------  ---------
Deferred expense (benefit)
Federal.....................................................      (48.3)     (49.9)     (11.2)
State.......................................................        3.7        0.5       (1.5)
                                                              ---------  ---------  ---------
                                                                  (44.6)     (49.4)     (12.7)
                                                              ---------  ---------  ---------
Income tax benefit..........................................  ($    4.5) ($   24.9) ($    1.8)
                                                              ---------  ---------  ---------
                                                              ---------  ---------  ---------

    The effective income tax benefit of the Company differs from the statutory amount because of the effect of the following items (dollars in millions):

                                                                  YEAR ENDED DECEMBER 31,
                                                              -------------------------------
                                                                1996       1995       1994
                                                              ---------  ---------  ---------
Federal tax at statutory rate...............................  ($   17.1) ($   34.5) ($    9.0)
Non-deductible depreciation and amortization................       12.5       11.1        3.3
State income taxes, net of federal benefit..................        7.2        3.4        2.9
Interest income, taxable to Members.........................       (5.9)      (5.3)      (0.1)
Other.......................................................       (1.2)       0.4        1.1
                                                              ---------  ---------  ---------
Income tax benefit..........................................  ($    4.5) ($   24.9) ($    1.8)
                                                              ---------  ---------  ---------
                                                              ---------  ---------  ---------

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

    Deferred income tax benefit resulted from the following differences between financial and income tax reporting (dollars in millions):

                                                                  YEAR ENDED DECEMBER 31,
                                                              -------------------------------
                                                                1996       1995       1994
                                                              ---------  ---------  ---------
Depreciation and amortization...............................  ($   54.9) ($   50.4) ($   25.4)
Accrued expenses not currently deductible...................       (1.0)                 (9.5)
Deductible costs accrued in prior years.....................        6.5        2.2
Non-taxable temporary differences associated with sale or
  exchange of securities....................................        6.9
Change in net operating loss carryforwards..................       (4.4)      (2.7)      22.4
Change in valuation allowance and other.....................        2.3        1.5       (0.2)
                                                              ---------  ---------  ---------
Deferred income tax benefit.................................  ($   44.6) ($   49.4) ($   12.7)
                                                              ---------  ---------  ---------
                                                              ---------  ---------  ---------

    Significant components of the Company's net deferred tax liability are as follows (dollars in millions):

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1996       1995
                                                                          ---------  ---------
Deferred tax assets:
  Net operating loss carryforwards......................................  $   176.9  $   191.0
  Less valuation allowance..............................................      (97.5)    (132.1)
                                                                          ---------  ---------
                                                                               79.4       58.9
                                                                          ---------  ---------
Deferred tax liabilities, principally differences between book and tax
  basis of property and equipment and deferred charges..................    1,659.7    1,070.4
                                                                          ---------  ---------
  Net deferred tax liability............................................  $ 1,580.3  $ 1,011.5
                                                                          ---------  ---------
                                                                          ---------  ---------

    The Company's valuation allowance against deferred tax assets includes approximately $60.0 million for which any subsequent tax benefit recognized will be allocated to reduce goodwill and other noncurrent intangible assets. For income tax reporting purposes, certain subsidiaries of the Company have net operating loss carryforwards for which an aggregate deferred tax asset has been recorded of approximately $225 million, which would expire on a separate return basis through 2011.

10. STATEMENT OF CASH FLOWS--SUPPLEMENTAL INFORMATION

    The Company made cash payments for interest on its long-term debt of $214.4 million, $251.3 million and $146.3 million in 1996, 1995 and 1994, respectively. The Company made cash payments for interest on the Notes Payable of $25.9 million, $22.3 million and $12.8 million in 1996, 1995 and 1994, respectively.

    The Company made cash payments to Comcast for federal income taxes of $19.9 million, $5.1 million and $7.6 million in 1996, 1995 and 1994, respectively. The Company made cash payments to the respective state taxing authorities for state income taxes of $6.6 million, $7.1 million and $5.7 million in 1996, 1995 and 1994, respectively.

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

11. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

    As a result of the Maclean Hunter Acquisition, at any time after December 18, 2001, CalPERS may elect to liquidate its interest in the LLC at a price based upon the fair value of CalPERS' interest in the LLC, adjusted, under certain circumstances, for certain performance criteria relating to the fair value of the LLC or to Comcast's common stock. Except in certain limited circumstances, Comcast, at its option, may satisfy this liquidity arrangement by purchasing CalPERS' interest for cash, by issuing its common stock (subject to certain limitations) or by selling the LLC. In addition, although the Company manages Maclean Hunter, certain limited transactions require the approval of CalPERS.

    In December 1996, an indirect majority owned subsidiary of the Company entered into an operating lease agreement granting certain rights of use of certain non-cable assets to the counterparty for a period of five years, subject to certain conditions. Pursuant to this agreement, the Company received an advance payment of $17.0 million, representing the total minimum lease payments to be received over the lease term. The Company has recorded this amount in other long-term liabilities in its consolidated balance sheet which will be amortized to service income over the remaining lease term on a straight-line basis.

    Minimum annual rental commitments for office space and equipment under noncancelable operating leases are as follows (dollars in millions):

1997.................................................................  $     7.6
1998.................................................................        5.8
1999.................................................................        5.0
2000.................................................................        4.6
2001.................................................................        4.4
Thereafter...........................................................        7.9

    Pole rentals have been excluded from the above schedule as they are generally cancelable after an initial period by either party upon notice.

    Rental expense (including pole rentals) of $19.7 million, $17.8 million and $14.8 million has been charged to operations in 1996, 1995 and 1994, respectively.

CONTINGENCIES

    The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or liquidity of the Company.

    The Company has settled the majority of outstanding proceedings challenging its rates charged for regulated cable services. In December 1995, the Federal Communications Commission ("FCC") adopted an order approving a negotiated settlement of rate complaints pending against the Company for cable programming service tiers ("CPSTs") which provided $6.6 million in refunds, plus interest, given in the form of bill credits during 1996, to 1.3 million of the Company's cable subscribers. As part of the negotiated settlement, the Company agreed to forego certain inflation and external cost adjustments for systems covered by its cost-of-service filings for CPSTs. The Company currently is seeking to justify rates for basic cable services and equipment in certain of its cable systems in the State of Connecticut on

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONCLUDED)
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

the basis of a cost-of-service showing. The State of Connecticut has ordered the Company to reduce such rates and to make refunds to subscribers. The Company has appealed the Connecticut decision to the FCC. Recent pronouncements from the FCC, which generally support the Company's position on appeal, have caused the State of Connecticut to reexamine its prior ruling. While the Company cannot predict the outcome of this action, the Company believes that the ultimate resolution of these pending regulatory matters will not have a material adverse impact on the Company's financial position, results of operations or liquidity.

12. UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

    The unaudited pro forma consolidated balance sheet as of December 31, 1996 (the "Pro Forma Balance Sheet") is presented as if certain transactions completed between April 1, 1997 and May 1, 1997 occurred on December 31,1996. These transactions consist of (i) repayment of $100.0 million of the Notes Payable from the proceeds from drawdowns under subsidiaries' existing credit facilities ($55.0 million) and cash held by an affiliate ($45.0 million), (ii) exchange of affiliate notes payable and notes receivable, and the accrued interest thereon, between the Company, Comcast and certain of their subsidiaries resulting in a reduction in the Company's Notes Payable of $307.1 million as of December 31, 1996, with a corresponding reduction in the Company's Notes Receivable, and (iii) elimination of the remaining Notes Receivable, and the accrued interest thereon (aggregating $522.8 million as of December 31, 1996), through a non-cash dividend to Comcast.

                              UNAUDITED PRO FORMA
                             FINANCIAL INFORMATION

    In November 1996, Comcast Corporation ("Comcast") acquired the cable television operations ("Scripps Cable") of The E.W. Scripps Company ("E.W. Scripps") in exchange for 93.048 million shares of Comcast's Class A Special Common Stock valued at $1.552 billion (the "Scripps Acquisition"). Following the Scripps Acquisition, Comcast contributed Scripps Cable to Comcast Cable Communications, Inc. (the "Company"), a wholly owned subsidiary of Comcast. For a further description of the Scripps Acquisition and certain related transactions, see the notes to unaudited pro forma condensed consolidated statements of operations (the "Pro Forma Statements").

    The Pro Forma Statements reflect the consolidated operations of the Company and Scripps Cable for the year ended December 31, 1996 and for the six months ended June 30, 1996 and assume that the Scripps Acquisition occurred on January 1, 1996. See the notes to the Pro Forma Statements for a description of the assumptions used in the preparation of these statements.

    The Pro Forma Statements should be read in conjunction with the historical consolidated financial statements of the Company and the historical consolidated and combined financial statements of Comcast SCH Holdings, Inc. included in this Prospectus. The results presented in the Pro Forma Statements are not necessarily indicative of the results which actually would have occurred had the Scripps Acquisition occurred on January 1, 1996 or which may result in the future.

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN MILLIONS)


                                                                                     (B)
                                                                  THE COMPANY   SCRIPPS CABLE      PRO FORMA      THE COMPANY
                                                                  HISTORICAL     HISTORICAL       ADJUSTMENTS      PRO FORMA
                                                                  -----------   -------------   ---------------   -----------

Service Income..................................................   $1,641.0        $252.8         $                $1,893.8
                                                                  -----------   -------------    -------          -----------
Operating, Selling, General and Administrative Expenses.........    1,034.4         149.6           53.0(C.1.)      1,237.0
Depreciation and Amortization...................................      420.3          45.9          132.0(C.2.)        598.2
                                                                  -----------   -------------    -------          -----------
                                                                    1,454.7         195.5          185.0            1,835.2
                                                                  -----------   -------------    -------          -----------

Operating Income................................................      186.3          57.3         (185.0)              58.6

Other (Income) Expense
  Interest expense..............................................      228.4                                           228.4
  Interest expense on notes payable to affiliates...............       32.1          28.5          (28.5)(C.3.)        32.1
  Investment income.............................................      (25.9)                                          (25.9)
  Other.........................................................        0.5          13.7                              14.2
                                                                  -----------   -------------    -------          -----------
                                                                      235.1          42.2          (28.5)             248.8
                                                                  -----------   -------------    -------          -----------
(Loss) Income Before Income Tax (Benefit) Expense and Minority
  Interest......................................................      (48.8)         15.1         (156.5)            (190.2)
Income Tax (Benefit) Expense....................................       (4.5)          7.7          (53.4)(C.4.)       (50.2)
Minority Interest...............................................      (21.7)                                          (21.7)
                                                                  -----------   -------------    -------          -----------
(Loss) Income from Continuing Operations........................   ($  22.6)       $  7.4         ($103.1)         ($ 118.3)
                                                                  -----------   -------------    -------          -----------
                                                                  -----------   -------------    -------          -----------


     See notes to unaudited pro forma condensed consolidated statements of operations.

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                             (DOLLARS IN MILLIONS)


                                                                                     (B)                             THE
                                                                  THE COMPANY   SCRIPPS CABLE      PRO FORMA       COMPANY
                                                                  HISTORICAL     HISTORICAL       ADJUSTMENTS     PRO FORMA
                                                                  -----------   -------------   ---------------   ----------

Service Income..................................................   $  778.3        $150.8         $                $ 929.1
                                                                  -----------   -------------    -------          ----------
Operating, Selling, General and Administrative Expenses.........      489.8          85.7           33.7(C.1.)       609.2
Depreciation and Amortization...................................      192.6          27.9           75.7(C.2.)       296.2
                                                                  -----------   -------------    -------          ----------
                                                                      682.4         113.6          109.4             905.4
                                                                  -----------   -------------    -------          ----------

Operating Income................................................       95.9          37.2         (109.4)             23.7

Other (Income) Expense
  Interest expense..............................................      110.8                                          110.8
  Interest expense on notes payable to affiliates...............       15.5          17.4          (17.4)(C.3.)       15.5
  Investment income.............................................       (2.8)                                          (2.8)
  Other.........................................................        0.7           0.1                              0.8
                                                                  -----------   -------------    -------          ----------
                                                                      124.2          17.5          (17.4)            124.3
                                                                  -----------   -------------    -------          ----------
(Loss) Income Before Income Tax (Benefit) Expense and Minority
  Interest......................................................      (28.3)         19.7          (92.0)           (100.6)
Income Tax (Benefit) Expense....................................       (3.6)          7.9          (32.4)(C.4.)      (28.1)
Minority Interest...............................................      (10.4)                                         (10.4)
                                                                  -----------   -------------    -------          ----------
(Loss) Income from Continuing Operations........................   ($  14.3)       $ 11.8         ($59.6)          ($ 62.1)
                                                                  -----------   -------------    -------          ----------
                                                                  -----------   -------------    -------          ----------


     See notes to unaudited pro forma condensed consolidated statements of operations.

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

A. SUMMARY OF TRANSACTIONS

    In November 1996, Comcast Corporation ("Comcast") acquired the cable television operations ("Scripps Cable") of The E.W. Scripps Company ("E.W. Scripps") in exchange for 93.048 million shares of Comcast's Class A Special Common Stock valued at $1.552 billion (the "Scripps Acquisition"). As of the date of the acquisition, Scripps Cable passed more than 1.2 million homes and served more than 800,000 subscribers, with 60% of its subscribers located in Sacramento, California and Chattanooga and Knoxville, Tennessee. Comcast accounted for the Scripps Acquisition under the purchase method. Following the Scripps Acquisition, Comcast contributed Scripps Cable (the "Scripps Contribution") to Comcast Cable Communications, Inc. (the "Company"), a wholly owned subsidiary of Comcast. The Scripps Contribution was recorded as an increase in additional capital and Scripps Cable was consolidated with the Company effective November 1, 1996. The terms of the Scripps Acquisition provide for, among other things, the indemnification of the Company by E.W. Scripps for certain liabilities, including tax liabilities, relating to Scripps Cable prior to the acquisition date.

B. BASIS OF PRESENTATION

    E.W. Scripps has historically been the holding company for its cable television operations along with other operations. In connection with the Scripps Acquisition, in which E.W. Scripps was merged with and into Comcast (the "Merger"), E.W. Scripps contributed its non-cable television operations to Scripps Howard, Inc. ("SHI"), a wholly owned subsidiary of E.W. Scripps, and distributed the shares of SHI to its shareholders (the "Distribution"). The Distribution occurred immediately prior to the closing of the Merger. Accordingly, when Comcast acquired E.W. Scripps, it only purchased Scripps Cable. The historical statements of operations of Scripps Cable included in the unaudited pro forma condensed consolidated statements of operations (the "Pro Forma Statements") exclude the results of operations of the non-cable television operations of E.W. Scripps.


    The historical statements of operations of Scripps Cable included in the Pro Forma Statements reflect certain reclassifications made to conform with those classifications used by the Company. For the year ended December 31, 1996, Scripps Cable's other expenses includes $13.6 million, directly related to the Scripps Acquisition, incurred by E.W. Scripps and charged to Scripps Cable prior to the Scripps Acquisition.


C. PRO FORMA ADJUSTMENTS

    The following adjustments and elimination entries have been made to the Pro Forma Statements to reflect the Scripps Acquisition:

        1. Represents management fees, programming charges and certain other expenses (aggregating $60.3 million and $35.0 million for the year ended December 31, 1996 and for the six months ended June 30, 1996, respectively), that would have been charged to Scripps Cable by Comcast had the Scripps Acquisition occurred on January 1, 1996, offset, in part, by the elimination of operating, selling, general and administrative expenses related to entities not acquired in the Scripps Acquisition ($7.3 million and $1.3 million for the year ended December 31, 1996 and for the six months ended June 30, 1996, respectively).

        2. Represents additional depreciation and amortization expense resulting from the increased fair value of the assets acquired in excess of their historical book values and amortization of goodwill arising from the acquisition, offset, in part, by the elimination of Scripps Cable's historical goodwill

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONCLUDED)

    amortization. Depreciation expense is based on a remaining weighted average property and equipment life of approximately 5.1 years, as provided in an independent appraisal of Scripps Cable's assets. Amortization expense is based on an average life for deferred charges and goodwill of 12 and 20 years, respectively. Deferred charges of Scripps Cable principally consist of franchise acquisition costs and subscriber lists.


        3. Represents the elimination of Scripps Cable's historical interest expense on balances due to affiliates.



        4. Represents adjustments to the provision for income taxes resulting from the above pro forma adjustments.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholder

Comcast SCH Holdings, Inc.

Philadelphia, Pennsylvania

    We have audited the accompanying consolidated balance sheet of Comcast SCH Holdings, Inc. (an indirect wholly owned subsidiary of Comcast Corporation) and subsidiaries as of December 31, 1996 and the related consolidated statements of operations, stockholder's equity and of cash flows for the period from November 1, 1996 to December 31, 1996, as well as the combined balance sheet of the Predecessor Corporation (see Note 2) as of December 31, 1995 and the related combined statements of operations, stockholders' deficiency and of cash flows for the period from January 1, 1996 to October 31, 1996 and for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated and combined financial statements present fairly, in all material respects, the financial position of Comcast SCH Holdings, Inc. and subsidiaries as of December 31, 1996, the financial position of the Predecessor Corporation as of December 31, 1995, and the results of their operations and their cash flows for the periods stated above, in conformity with generally accepted accounting principles.

    As discussed in Notes 2 and 4 to the consolidated and combined financial statements, in November 1996, Comcast Corporation acquired the Predecessor Corporation which resulted in the establishment of a new cost basis for the assets and liabilities of the acquired entities.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Philadelphia, Pennsylvania

February 28, 1997 (except for Note 6, as to which the date is May 1, 1997)

                  COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES
                    CONSOLIDATED AND COMBINED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                                               (PREDECESSOR
                                                                               CORPORATION)
                                                                              --------------
                                                               DECEMBER 31,    DECEMBER 31,
                                                                   1996            1995
                                                              --------------  --------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................   $      3,047     $    3,085
  Short-term investments....................................            106
  Cash held by an affiliate.................................          9,475
  Accounts receivable, less allowance for doubtful accounts
    of $1,439 and $1,288....................................          9,870         12,107
  Inventories...............................................          9,427         12,822
  Other current assets......................................          1,790          5,956
                                                              --------------  --------------
      Total current assets..................................         33,715         33,970
                                                              --------------  --------------
PROPERTY AND EQUIPMENT......................................        422,922        600,822
  Accumulated depreciation..................................         (7,417)      (305,715)
                                                              --------------  --------------
  Property and equipment, net...............................        415,505        295,107
                                                              --------------  --------------
DEFERRED CHARGES............................................      1,765,029        214,125
  Accumulated amortization..................................        (21,458)      (120,629)
                                                              --------------  --------------
  Deferred charges, net.....................................      1,743,571         93,496
                                                              --------------  --------------
                                                               $  2,192,791     $  422,573
                                                              --------------  --------------
                                                              --------------  --------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES
  Accounts payable and accrued expenses.....................   $     47,483     $   33,675
  Accrued interest..........................................            250
  Due to affiliates.........................................            942          1,599
                                                              --------------  --------------
      Total current liabilities.............................         48,675         35,274
                                                              --------------  --------------
LONG-TERM DEBT..............................................        125,000
                                                              --------------  --------------
OTHER LIABILITIES...........................................                         9,325
                                                              --------------  --------------
DUE TO AFFILIATES...........................................          4,413        312,737
                                                              --------------  --------------
DEFERRED INCOME TAXES, due to affiliate.....................        593,777         80,193
                                                              --------------  --------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIENCY)
  Common stock..............................................                         1,801
  Additional capital........................................      1,431,578         35,144
  Accumulated deficit.......................................        (10,652)       (51,901)
                                                              --------------  --------------
      Total stockholders' equity (deficiency)...............      1,420,926        (14,956)
                                                              --------------  --------------
                                                               $  2,192,791     $  422,573
                                                              --------------  --------------
                                                              --------------  --------------

          See notes to consolidated and combined financial statements.

                  COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                             NOVEMBER 1
                                                                                 TO
                                                                          DECEMBER 31, 1996
                                                                         -------------------

SERVICE INCOME.........................................................       $  52,364
                                                                               --------
COSTS AND EXPENSES
  Operating, selling, general and administrative.......................          39,633
  Depreciation and amortization........................................          28,989
                                                                               --------
                                                                                 68,622
                                                                               --------
OPERATING LOSS.........................................................         (16,258)

OTHER (INCOME) EXPENSE
  Interest expense.....................................................           1,253
  Investment income....................................................            (139)
  Other................................................................             (96)
                                                                               --------
                                                                                  1,018
                                                                               --------

LOSS BEFORE INCOME TAX BENEFIT.........................................         (17,276)

INCOME TAX BENEFIT.....................................................          (6,624)
                                                                               --------

NET LOSS...............................................................       ($ 10,652)
                                                                               --------
                                                                               --------

          See notes to consolidated and combined financial statements.

                  COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

                        COMBINED STATEMENT OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                              PREDECESSOR CORPORATION
                                                      ---------------------------------------
                                                                              YEAR ENDED
                                                          JANUARY 1          DECEMBER 31,
                                                             TO          --------------------
                                                      OCTOBER 31, 1996     1995       1994
                                                      -----------------  ---------  ---------

SERVICE INCOME......................................      $ 257,393      $ 279,482  $ 255,356
                                                      -----------------  ---------  ---------
COSTS AND EXPENSES
  Operating, selling, general and administrative....        154,166        162,810    164,721
  Depreciation and amortization.....................         45,964         54,099     57,331
                                                      -----------------  ---------  ---------

                                                            200,130        216,909    222,052
                                                      -----------------  ---------  ---------
OPERATING INCOME....................................         57,263         62,573     33,304

OTHER (INCOME) EXPENSE
  Interest expense..................................             27            343        342
  Intercompany interest expense.....................         28,530         34,915     33,447
  Corporate management fee..........................                                    2,957
  Merger expenses...................................         13,566
  Gain on sale of cable television system...........                        (1,502)
  Other, net........................................            108           (786)        69
                                                      -----------------  ---------  ---------

                                                             42,231         32,970     36,815
                                                      -----------------  ---------  ---------
INCOME (LOSS) BEFORE INCOME TAX
  EXPENSE (BENEFIT).................................         15,032         29,603     (3,511)

INCOME TAX EXPENSE (BENEFIT)........................          7,644         11,913    (10,590)
                                                      -----------------  ---------  ---------

NET INCOME..........................................      $   7,388      $  17,690  $   7,079
                                                      -----------------  ---------  ---------
                                                      -----------------  ---------  ---------

          See notes to consolidated and combined financial statements.

                  COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                             NOVEMBER 1
                                                                                 TO
                                                                          DECEMBER 31, 1996
                                                                         -------------------
OPERATING ACTIVITIES
  Net loss.............................................................      ($   10,652)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation and amortization......................................           28,989
    Non-cash operating expenses charged by an affiliate................            4,413
    Deferred income tax benefit........................................           (7,106)
                                                                              ----------
                                                                                  15,644

    Decrease in accounts receivable, inventories and other current
      assets...........................................................              145
    Increase in accounts payable and accrued expenses and accrued
      interest.........................................................            5,174
                                                                              ----------
      Net cash provided by operating activities........................           20,963
                                                                              ----------
FINANCING ACTIVITIES
  Proceeds from borrowing..............................................          150,000
  Repayment of long-term debt..........................................          (25,000)
  Net transactions with affiliates.....................................           (2,174)
  Return of capital to parent..........................................         (120,000)
                                                                              ----------
      Net cash provided by financing activities........................            2,826
                                                                              ----------
INVESTING ACTIVITIES
  Capital expenditures and other.......................................          (11,267)
  Cash held by an affiliate............................................           (9,475)
                                                                              ----------
      Net cash used in investing activities............................          (20,742)
                                                                              ----------
INCREASE IN CASH.......................................................            3,047
CASH, beginning of period..............................................
                                                                              ----------
CASH, end of period....................................................      $     3,047
                                                                              ----------
                                                                              ----------

          See notes to consolidated and combined financial statements.

                  COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

                        COMBINED STATEMENT OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                PREDECESSOR CORPORATION
                                                        ---------------------------------------
                                                                                YEAR ENDED
                                                            JANUARY 1          DECEMBER 31,
                                                               TO          --------------------
                                                        OCTOBER 31, 1996     1995       1994
                                                        -----------------  ---------  ---------
OPERATING ACTIVITIES
  Net income..........................................      $   7,388      $  17,690  $   7,079
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization...................         45,964         54,099     57,331
      Merger expenses.................................         13,566
      Gain on sale of cable television system.........                        (1,502)
      Adjustment of liability for prior year income
      taxes...........................................                                  (11,800)
      Payment of prior year income taxes to parent....                                   (7,400)
      Prepaid franchise fees..........................                         2,576      2,574
      Refundable property taxes.......................                        10,400     (6,612)
      Commitments and contingencies and other, net....         (2,932)        (5,368)    11,921
      Deferred income tax benefit.....................         (8,212)          (449)      (657)
                                                             --------      ---------  ---------
                                                               55,774         77,446     52,436
      Other changes in working capital accounts:
        Accounts receivable...........................           (268)        (2,193)    (2,064)
        Inventories...................................          2,407         (2,389)     3,946
        Accounts payable..............................         (6,048)        (2,671)     2,142
        Other, net....................................         (4,024)         1,822        238
                                                             --------      ---------  ---------
          Net cash provided by operating activities...         47,841         72,015     56,698
                                                             --------      ---------  ---------
FINANCING ACTIVITIES
  Advances from parent................................         69,108                    13,455
  Repayments of advances from parent..................         (1,894)       (23,595)    (2,102)
  Other, net..........................................           (625)        (2,500)    (1,875)
                                                             --------      ---------  ---------

          Net cash provided by (used in) financing
            activities................................         66,589        (26,095)     9,478
                                                             --------      ---------  ---------
INVESTING ACTIVITIES
  Acquisitions........................................        (62,099)          (384)   (26,501)
  Capital expenditures................................        (54,283)       (47,484)   (41,616)
  Proceeds from sale of cable television system.......                         2,800
  Other, net..........................................            422            130      1,948
                                                             --------      ---------  ---------
          Net cash used in investing activities.......       (115,960)       (44,938)   (66,169)
                                                             --------      ---------  ---------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS......         (1,530)           982          7

CASH AND CASH EQUIVALENTS, beginning of period........          3,085          2,103      2,096
                                                             --------      ---------  ---------

CASH AND CASH EQUIVALENTS, end of period..............      $   1,555      $   3,085  $   2,103
                                                             --------      ---------  ---------
                                                             --------      ---------  ---------

          See notes to consolidated and combined financial statements.

                  COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

    CONSOLIDATED AND COMBINED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                             (DOLLARS IN THOUSANDS)

                                             COMMON     ADDITIONAL   ACCUMULATED
                                              STOCK      CAPITAL       DEFICIT       TOTAL
                                           -----------  ----------  -------------  ----------

PREDECESSOR CORPORATION

BALANCE, JANUARY 1, 1994.................   $   1,801   $   35,144    ($ 76,670)   ($  39,725)

Net income...............................                                 7,079         7,079
                                           -----------  ----------  -------------  ----------

BALANCE, DECEMBER 31, 1994...............       1,801       35,144      (69,591)      (32,646)

Net income...............................                                17,690        17,690
                                           -----------  ----------  -------------  ----------

BALANCE, DECEMBER 31, 1995...............       1,801       35,144      (51,901)      (14,956)

Net income...............................                                 7,388         7,388
                                           -----------  ----------  -------------  ----------

BALANCE, OCTOBER 31, 1996................   $   1,801   $   35,144    ($ 44,513)   ($   7,568)
                                           -----------  ----------  -------------  ----------
                                           -----------  ----------  -------------  ----------

SUCCESSOR CORPORATION
Capital contribution.....................   $           $1,551,578    $            $1,551,578
Net loss.................................                               (10,652)      (10,652)
Return of capital to parent..............                 (120,000)                  (120,000)
                                           -----------  ----------  -------------  ----------

BALANCE, DECEMBER 31, 1996...............   $           $1,431,578    ($ 10,652)   $1,420,926
                                           -----------  ----------  -------------  ----------
                                           -----------  ----------  -------------  ----------

See notes to consolidated and combined financial statements.

                  COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

              PERIODS FROM JANUARY 1, 1996 TO OCTOBER 31, 1996 AND
             NOVEMBER 1, 1996 TO DECEMBER 31, 1996 AND YEARS ENDED
                           DECEMBER 31, 1995 AND 1994

1. ORGANIZATION

    Comcast SCH Holdings, Inc. and subsidiaries (the "Company"), a Colorado corporation formerly known as Scripps Howard Cable Company ("SHCC") (see Note
2), is a wholly owned subsidiary of Comcast Cable Communications, Inc. ("CCCI"), which is a wholly owned subsidiary of Comcast Corporation ("Comcast"). The Company is engaged in the development, management and operation of cable communications systems located in California, Tennessee, Georgia, West Virginia, Florida, Kentucky and Colorado. As of December 31, 1996, the Company's systems served more than 800,000 subscribers and passed more than 1.3 million homes, with 60% of its subscribers located in Sacramento, California and Chattanooga and Knoxville, Tennessee.

2. MERGER OF E.W. SCRIPPS COMPANY

    In November 1996, Comcast acquired the Company in a merger (the "Merger") with The E.W. Scripps Company ("EWS") in exchange for 93.048 million shares of Comcast's Class A Special Common Stock valued at $1.552 billion (the "Scripps Acquisition"). Comcast accounted for the Scripps Acquisition under the purchase method. Following the Scripps Acquisition, Comcast contributed the Company to CCCI at Comcast's historical cost (the "Scripps Contribution"). As the Scripps Contribution was a non-cash transaction, it had no significant impact on the Company's consolidated statement of cash flows.

    Cash and certain liabilities (primarily income taxes payable, accruals for commitments and contingencies and amounts due to affiliates) included in the combined financial statements of the Predecessor Corporation were not assumed by Comcast in the Scripps Acquisition. Accordingly, such cash and liabilities are not reflected in the Company's consolidated balance sheet as of December 31, 1996.

    EWS had historically been the holding company for its cable television operations along with other operations. EWS' subsidiaries which provided cable television operations included SHCC, EWS Cable Inc. ("EWS Cable"), a Colorado corporation, L-R Cable, Inc. ("L-R Cable"), a Colorado corporation, and Scripps Howard Cable Company of Sacramento ("Sacramento Cable"), a Delaware corporation (collectively, SHCC, EWS Cable, L-R Cable and Sacramento Cable represent the "Predecessor Corporation"). In connection with the Scripps Acquisition, EWS restructured its operations with each of EWS Cable, L-R Cable and Sacramento Cable becoming wholly owned subsidiaries of SHCC. In addition, SHCC was transferred by Scripps Howard, Inc. ("SHI"), an Ohio corporation and a wholly owned subsidiary of EWS, to EWS. Immediately prior to the closing of the Merger, EWS distributed all of the outstanding shares of SHI, which held all of EWS' non-cable television operations, to its shareholders (the "Distribution"). Accordingly, when Comcast merged with EWS, it only acquired the Predecessor Corporation. Subsequent to the Scripps Acquisition, SHI changed its name to E.W. Scripps Co. ("New Scripps").


    The Company would have reported unaudited pro forma revenues of $309.8 million and $279.5 million and unaudited pro forma net loss of $106.4 million and $96.9 million for the years ended December 31, 1996 and 1995, respectively, had the Scripps Acquisition occurred on January 1, 1995. This unaudited pro forma information is based on historical results of operations adjusted for acquisition costs and, in the opinion of management, is not necessarily indicative of what the results would have been had the Company operated the acquired entities since January 1, 1995.

                  COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

              PERIODS FROM JANUARY 1, 1996 TO OCTOBER 31, 1996 AND
             NOVEMBER 1, 1996 TO DECEMBER 31, 1996 AND YEARS ENDED
                           DECEMBER 31, 1995 AND 1994

3. BASIS OF PRESENTATION

    BASIS OF CONSOLIDATION

    The consolidated balance sheet as of December 31, 1996 and the consolidated statements of operations, cash flows and stockholder's equity for the period from November 1, 1996 to December 31, 1996 represent the consolidated financial position, results of operations, changes in stockholder's equity and cash flows of the Company and its wholly and majority owned subsidiaries subsequent to the Scripps Acquisition. All significant intercompany accounts and transactions among consolidated entities have been eliminated.

    BASIS OF COMBINATION

    The combined balance sheet as of December 31, 1995 and the combined statements of operations, cash flows and stockholders' deficiency for the period from January 1, 1996 to October 31, 1996 and for the years ended December 31, 1995 and 1994 represent the combined financial position, results of operations, changes in stockholders' deficiency and cash flows of the Predecessor Corporation. All significant intercompany accounts and transactions among combined entities have been eliminated. The Predecessor Corporation financial statements exclude the results of operations of the non-cable television operations of SHI.

    Prior to the Scripps Acquisition, EWS Cable and L-R Cable were wholly owned subsidiaries of SHI and SHCC and Sacramento Cable were wholly owned subsidiaries of Scripps Howard Broadcasting Company ("SHB"). Prior to 1994, SHI owned approximately 92% of SHB. EWS acquired the remaining minority interest in SHB in 1994 (see Note 5).

    The historical basis in assets and liabilities of the cable television systems of EWS were not altered by the combination. The historical combined financial statements do not necessarily reflect the results of operations or financial position that would have existed if the Predecessor Corporation were an independent company. SHI provided certain legal, treasury, accounting, tax, risk management and other corporate services to the Predecessor Corporation (see
Note 10).

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PURCHASE PRICE ALLOCATION

    Under the purchase method, the purchase price was allocated to the fair value of the assets acquired and the liabilities assumed. This allocation is preliminary pending a final appraisal and the final purchase price adjustment between CCCI and New Scripps. The terms of the Scripps Acquisition provide for, among other things, the indemnification by New Scripps for certain liabilities, including tax liabilities, relating to the Predecessor Corporation prior to the acquisition date.

    MANAGEMENT'S USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements

                  COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

              PERIODS FROM JANUARY 1, 1996 TO OCTOBER 31, 1996 AND
             NOVEMBER 1, 1996 TO DECEMBER 31, 1996 AND YEARS ENDED
                           DECEMBER 31, 1995 AND 1994

and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    FAIR VALUES

    The estimated fair value amounts discussed in these notes to consolidated and combined financial statements have been determined by the Company and the Predecessor Corporation using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates discussed herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Such fair value estimates are based on pertinent information available to management as of December 31, 1996 and 1995, and have not been comprehensively revalued for purposes of these consolidated and combined financial statements since such dates.

    A reasonable estimate of fair value of the amounts due to affiliates in the consolidated and combined balance sheet is not practicable to obtain because of the related party nature of these items and the lack of quoted market prices.

    CASH EQUIVALENTS, SHORT-TERM INVESTMENTS AND CASH HELD BY AN AFFILIATE

    Cash equivalents consist of investments with maturities of three months or less when purchased. Short-term investments consist of certificates of deposit with maturities of greater than three months when purchased. The carrying amounts of the Company's and the Predecessor Corporation's cash equivalents and short-term investments, classified as available for sale securities, approximate their fair values, which are based on quoted market prices. Cash held by an affiliate consists of cash held by a subsidiary of Comcast under a cash management program (see Note 10).

    INVENTORIES

    As of December 31, 1996, inventories, which include materials and supplies, are stated at average cost which is less than market. As of December 31, 1995, inventories are stated at the lower of cost, which was determined using the first in, first out method, or market.

    REFUNDABLE PROPERTY TAXES

    In 1991, the property tax valuation of the Sacramento cable television system was increased. The Predecessor Corporation disputed the amount and basis for the increased valuation. Refundable property taxes represent additional property taxes paid by the Predecessor Corporation while the valuation was under appeal. The appeal was settled in favor of the Predecessor Corporation in 1995. As a result, the Predecessor Corporation received property tax refunds totaling $10.4 million, excluding interest.

                  COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

              PERIODS FROM JANUARY 1, 1996 TO OCTOBER 31, 1996 AND
             NOVEMBER 1, 1996 TO DECEMBER 31, 1996 AND YEARS ENDED
                           DECEMBER 31, 1995 AND 1994

    PROPERTY AND EQUIPMENT

    Prior to the Scripps Acquisition, property and equipment were stated at cost. Depreciation was provided on a straight-line basis over estimated useful lives as follows:

Buildings......................................................     35 years
Operating facilities...........................................  10-15 years
Other equipment................................................   3-10 years

    Upon consummation of the Scripps Acquisition, property and equipment were adjusted based on an estimate of their fair values as of the date of acquisition. Subsequent to the Scripps Acquisition, the Company's property and equipment are estimated to have weighted average estimated useful lives of ten years, which is estimated based on the useful lives of similar assets of other subsidiaries of CCCI. Upon receipt of a final appraisal, the Company will adjust the basis and estimated useful lives of its property and equipment accordingly.

    Improvements that extend asset lives are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets sold or retired are removed from the accounts and the gain or loss on disposition is recognized as a component of depreciation expense.

    DEFERRED CHARGES

    Deferred charges as of December 31, 1996 consist principally of franchise acquisition costs, debt acquisition costs and the excess of cost over the fair value of net assets acquired (goodwill). Franchise acquisition costs and goodwill are being amortized on a straight-line basis over their estimated useful lives of 12 and 20 years, respectively. Debt acquisition costs are being amortized on a straight-line basis over the term of the related debt (see Note
6).

    Deferred charges of the Predecessor Corporation consisted principally of franchise acquisition costs, which were being amortized on a straight-line basis over the terms of the related franchise agreements, and goodwill, which was being amortized on a straight-line basis over periods of up to 40 years.

    VALUATION OF LONG-LIVED ASSETS

    The Company and the Predecessor Corporation periodically evaluate the recoverability of long-lived assets, including property and equipment and deferred charges, using objective methodologies. Such methodologies may include evaluations based on the cash flows generated by the underlying assets or other determinants of fair value.

    REVENUE RECOGNITION

    Service income is recognized as service is provided. Credit risk is managed by disconnecting services to customers who are delinquent.

                  COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

              PERIODS FROM JANUARY 1, 1996 TO OCTOBER 31, 1996 AND
             NOVEMBER 1, 1996 TO DECEMBER 31, 1996 AND YEARS ENDED
                           DECEMBER 31, 1995 AND 1994

    POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS

    The estimated costs of retiree benefits and benefits for former or inactive employees, after employment but before retirement, are accrued and recorded as a charge to operations during the years that employees provide services. Subsequent to the Scripps Acquisition, the Company's retiree benefit obligation is unfunded and all benefits are paid by Comcast. Accordingly, as of December 31, 1996, the Company's liability for these costs is included in current due to affiliates.

    INCOME TAXES

    The Company and the Predecessor Corporation recognize deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities and expected benefits of utilizing net operating loss carryforwards. The impact on deferred taxes of changes in tax rates and laws, if any, applied to the years during which temporary differences are expected to be settled, are reflected in the consolidated and combined financial statements in the period of enactment.

    RECLASSIFICATIONS

    Certain reclassifications have been made to the prior years' combined financial statements to conform to those classifications used in 1996.

5. ACQUISITIONS AND DIVESTITURE

    In 1995, the Predecessor Corporation reached an agreement to acquire cable television systems adjacent to certain of its systems in Knoxville and Chattanooga, Tennessee for $62.5 million (the "Mid-Tenn Purchase"). The Mid-Tenn Purchase was completed in January 1996.

    During 1995 and 1994, the Predecessor Corporation acquired several cable television systems adjacent to its existing service areas. In addition, during 1994, EWS acquired the remaining minority interest in SHB that it had not previously owned and subsequently allocated a portion of the purchase price to the Predecessor Corporation.

                  COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

              PERIODS FROM JANUARY 1, 1996 TO OCTOBER 31, 1996 AND
             NOVEMBER 1, 1996 TO DECEMBER 31, 1996 AND YEARS ENDED
                           DECEMBER 31, 1995 AND 1994

    The following table presents additional information about these acquisitions (in thousands):

                                                                      PREDECESSOR CORPORATION
                                                               -------------------------------------
                                                                               YEAR ENDED DECEMBER
                                                               JANUARY 1 TO            31,
                                                                OCTOBER 31,   ----------------------
                                                                   1996          1995        1994
                                                               -------------     -----     ---------
Goodwill and other intangible assets acquired................    $  50,606     $     247   $     233
Other assets acquired........................................       11,681           137         152
                                                               -------------       -----   ---------
                                                                    62,287           384         385
Liabilities assumed..........................................         (188)
                                                               -------------       -----   ---------
Total cable television system acquisitions...................       62,099           384         385
Excess of cost over book value of SHB stock allocated to the
  Predecessor Corporation and paid to SHI....................                                 26,116
                                                               -------------       -----   ---------
                                                                 $  62,099     $     384   $  26,501
                                                               -------------       -----   ---------
                                                               -------------       -----   ---------

    The acquisitions have been accounted for under the purchase method. The acquired operations have been included in the combined statements of operations from the dates of acquisition. Pro forma results are not presented because the combined results of operations would not be significantly different from the reported amounts.

    During 1995, the Predecessor Corporation sold its cable television system in Barbourville, Kentucky. The sale resulted in a pre-tax gain of $1.5 million.

6. LONG-TERM DEBT

    In November 1996, the Company entered into a $600.0 million Revolving Credit Facility (the "Credit Facility"). Initial borrowings under the Credit Facility of $150.0 million were principally used to pay a return of capital to CCCI in the amount of $120.0 million. The Company repaid $25.0 million of borrowings under the Credit Facility in December 1996. On May 1, 1997, the Company repaid the amounts outstanding under the Credit Facility with the proceeds from a loan from a subsidiary of CCCI. Amounts outstanding under the Credit Facility are due in 2002. The stock of the Company has been pledged as collateral for borrowings under the Credit Facility.

    The interest rate on borrowings under the Credit Facility is based on either of the following at the option of the Company:

        Higher of the federal funds rate plus 1/2% or prime rate;

        London Interbank Offered Rate (LIBOR) plus 3/8% or 7/8%.

    As of December 31, 1996, the weighted average interest rate on borrowings under the Credit Facility was 5.94%.

    The difference between the carrying value and estimated fair value of the Company's long-term debt was not significant as of December 31, 1996. Interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value as quoted market prices are not available.

                  COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

              PERIODS FROM JANUARY 1, 1996 TO OCTOBER 31, 1996 AND
             NOVEMBER 1, 1996 TO DECEMBER 31, 1996 AND YEARS ENDED
                           DECEMBER 31, 1995 AND 1994

    The Credit Facility contains restrictive covenants which, among other things, limit the Company's ability to enter into arrangements for the acquisition or disposition of property and equipment, investments, mergers and the incurrence of additional indebtedness. The restrictive covenants also require that certain ratios and cash flow levels be maintained, as defined, and limit dividend payments, payment of management fees and advances of funds to affiliated entities.

7. CAPITAL STRUCTURE

    As of December 31, 1996, common stock in the Company's consolidated balance sheet consists of 100 shares of no-par common stock authorized, with 80 shares issued and outstanding.

    As of December 31, 1995, common stock in the Predecessor Corporation's combined balance sheet includes the following:

    EWS Cable--100 shares of no-par common stock authorized, 50 shares issued and outstanding;

    L-R Cable--100 shares of no-par common stock authorized, 50 shares issued and outstanding;

    SHCC--100 shares of no-par common stock authorized, 80 shares issued and outstanding; and

    Sacramento Cable--2,000 shares of no-par common stock authorized, 100 shares issued and outstanding.

8. INCOME TAXES

    Subsequent to the Scripps Acquisition, the Company joins with Comcast in filing a consolidated federal income tax return. Comcast allocates income tax expense or benefit to the Company as if the Company was filing a separate federal income tax return. Tax benefits from both losses and tax credits are made available to the Company as it is able to realize such benefits on a separate return basis. The Company is required to pay Comcast for income taxes an amount equal to that amount of tax the Company would pay if it filed a separate tax return. The current provision for income taxes for the period from November 1, 1996 to December 31, 1996 is due to Comcast and is included in due to affiliates.

    The Predecessor Corporation was included in the consolidated federal tax return of EWS. The provision for income taxes was generally prepared as if the Predecessor Corporation filed a separate return, however tax benefits for taxable losses and other deductions that would be limited if the Predecessor Corporation were an independent company were recognized currently if such losses and benefits were utilized in the consolidated EWS provision. If the tax provision were prepared on a separate return basis, the tax provision (benefit) in the accompanying combined statement of operations would have been $5.9 million and ($10.6) million for the years ended December 31, 1995 and 1994, respectively. Such amounts differ from the reported amounts due to the timing of the recognition of benefits for taxable losses and investment tax credits. There would not have been a significant change to the tax provision for the period from January 1, 1996 to October 31, 1996 had the tax provision been prepared on a separate return basis.

    The Company's and the Predecessor Corporation's deferred income tax liability as of December 31, 1996 and 1995 principally results from the tax effects of differences between the book and tax basis of property and equipment and deferred charges (excluding goodwill).

    As a result of the Scripps Acquisition, the Company recorded an increase in its deferred income tax liability and deferred charges of $499.2 million for temporary differences between the financial reporting

                  COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

              PERIODS FROM JANUARY 1, 1996 TO OCTOBER 31, 1996 AND
             NOVEMBER 1, 1996 TO DECEMBER 31, 1996 AND YEARS ENDED
                           DECEMBER 31, 1995 AND 1994

basis and the tax basis of the assets of the Company as of the date of the acquisition. At the date of acquisition, the Predecessor Corporation had an existing deferred income tax liability of $101.7 million, which was assumed by the Company.

    In 1994, the Internal Revenue Service ("IRS") proposed adjustments related to certain intangible assets and a deduction related to the 1986 redemption of a partnership interest in certain of the Predecessor Corporation's cable systems. Based upon the proposed adjustments, management of the Predecessor Corporation changed its estimate of the tax liability for prior years. The resulting change in the liability for prior year income taxes and the deferred income tax liability increased 1994 net income by $11.8 million. In 1995, EWS reached agreement with the IRS to settle the audits of its 1985 through 1987 tax returns. The settlement payment was charged to the prior years' tax liability. The liability was not adjusted as a result of the settlement.

    Income tax (benefit) expense consists of the following components (dollars in thousands):

                                                                  PREDECESSOR CORPORATION
                                                            -----------------------------------
                                                                                YEAR ENDED
                                            NOVEMBER 1 TO   JANUARY 1 TO       DECEMBER 31,
                                            DECEMBER 31,     OCTOBER 31,   --------------------
                                                1996            1996         1995       1994
                                           ---------------  -------------  ---------  ---------
Current expense (benefit)
  Federal................................     $     482       $  14,297    $  11,777  ($ 10,290)
  State..................................                         1,559          585        357
                                                -------     -------------  ---------  ---------
                                                    482          15,856       12,362     (9,933)
                                                -------     -------------  ---------  ---------
Deferred (benefit) expense
  Federal................................        (6,085)         (8,410)      (2,579)    (2,482)
  State..................................        (1,021)            198        2,130      1,825
                                                -------     -------------  ---------  ---------
                                                 (7,106)         (8,212)        (449)      (657)
                                                -------     -------------  ---------  ---------
Income tax (benefit) expense.............     ($  6,624)      $   7,644    $  11,913  ($ 10,590)
                                                -------     -------------  ---------  ---------
                                                -------     -------------  ---------  ---------

                  COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

              PERIODS FROM JANUARY 1, 1996 TO OCTOBER 31, 1996 AND
             NOVEMBER 1, 1996 TO DECEMBER 31, 1996 AND YEARS ENDED
                           DECEMBER 31, 1995 AND 1994

    The effective income tax (benefit) expense of the Company and the Predecessor Corporation differs from the statutory amount because of the effects of the following items (dollars in thousands):

                                                                  PREDECESSOR CORPORATION
                                                            -----------------------------------
                                                                                YEAR ENDED
                                            NOVEMBER 1 TO   JANUARY 1 TO       DECEMBER 31,
                                            DECEMBER 31,     OCTOBER 31,   --------------------
                                                1996            1996         1995       1994
                                           ---------------  -------------  ---------  ---------
Federal tax at statutory rate............     ($  6,047)      $   5,261    $  10,361  ($  1,229)
State income taxes, net of federal
  benefit................................          (664)          1,142        1,765      1,418
Non-deductible depreciation and
  amortization...........................         1,456             272          326      1,064
Change in estimated tax liability for
  prior years............................                                               (11,807)
Other....................................        (1,369)            969         (539)       (36)
                                                -------     -------------  ---------  ---------
Income tax (benefit) expense.............     ($  6,624)      $   7,644    $  11,913  ($ 10,590)
                                                -------     -------------  ---------  ---------
                                                -------     -------------  ---------  ---------

9. PENSION PLANS

    Prior to the Scripps Acquisition, substantially all employees of the Predecessor Corporation were covered by a defined benefit plan and a defined contribution plan sponsored by SHI. A portion of the expenses related to these plans were allocated to the Predecessor Corporation by SHI. Such expenses totaled $1.0 million, $1.3 million and $1.5 million during the period from January 1, 1996 to October 31, 1996 and the years ended December 31, 1995 and 1994, respectively.

    As of December 31, 1995, the Predecessor Corporation's share of the defined benefit plan sponsored by SHI had a projected benefit obligation of $6.4 million and plan assets of $2.9 million.

10. RELATED PARTY TRANSACTIONS

THE COMPANY

    Subsequent to the Scripps Acquisition, management fees are charged by Comcast based on the Company's gross revenues. Such management fees, totaling $2.5 million, are included in operating, selling, general and administrative expenses.

    Subsequent to the Scripps Acquisition, the Company has entered into cost-sharing agreements with Comcast for certain services including programming, insurance and benefits. Under these arrangements, the Company incurred expenses of $19.2 million during 1996. Comcast charges the Company for certain of these expenses on the same basis that approximates what the Company would be charged if it purchased directly from the supplier. Comcast has agreed to permit the Company to defer payment of a portion of these expenses with the deferred portion being treated as a subordinated long-term liability due to affiliate which will not be payable until the Company's Credit Facility is retired. Such deferred costs totaled $4.4 million during 1996.

    Subsequent to the Scripps Acquisition, the Company entered into a custodial account arrangement with Comcast Financial Agency Corporation ("CFAC"), a wholly owned subsidiary of Comcast, under

                  COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

              PERIODS FROM JANUARY 1, 1996 TO OCTOBER 31, 1996 AND
             NOVEMBER 1, 1996 TO DECEMBER 31, 1996 AND YEARS ENDED
                           DECEMBER 31, 1995 AND 1994

which CFAC provides cash management services to the Company. Under this arrangement, the Company's cash receipts are deposited with and held by CFAC, as custodian and agent, which invests and disburses such funds at the direction of the Company. As of December 31, 1996, $9.5 million of the Company's cash equivalents were represented by deposits with CFAC. Such amount has been classified as cash held by an affiliate in the Company's consolidated balance sheet. During the period from November 1, 1996 to December 31, 1996, the Company recognized investment income of $138,000 on these custodial investments.

PREDECESSOR CORPORATION

    DUE TO AFFILIATES

    As of December 31, 1995, due to affiliates in the combined balance sheet includes a $125.4 million principal amount 9.5% note, payable to EWS, a $66.1 million principal amount 11% note, payable to EWS and variable rate borrowings from SHI of $121.2 million. Interest on the variable rate borrowings from SHI was charged at 1% over the prime rate, except for interest on portions related to cash deficiencies (see below). Amounts due to affiliates were not assumed by Comcast in the Scripps Acquisition.

    The Predecessor Corporation participated in a cash management program with SHI under which SHI managed its daily flow of cash. Cash excesses or deficiencies earned or incurred interest at appropriate short-term market rates. Cash deficiencies were included in variable rate borrowings from SHI. The Predecessor Corporation also participated in SHI's controlled disbursement system, where the bank sent daily notification of checks presented for payment and SHI transferred funds to cover such checks. Payments were charged against excesses or added to cash deficiencies as checks were issued.

    Interest charged on amounts due to affiliates, which included advances and cash deficiencies, was $28.5 million, $34.9 million and $33.4 million during the period from January 1, 1996 to October 31, 1996 and the years ended December 31, 1995 and 1994, respectively. Interest accrued on amounts due to affiliates was $1.6 million as of December 31, 1995.

    OTHER CHARGES

    SHI provided management services, including legal, treasury, accounting, tax, risk management and other services, to the Predecessor Corporation. The cost of such services, which included the costs of EWS' corporate office, was allocated on the basis of revenues. The Predecessor Corporation's share of the cost of such services was $3.0 million during the year ended December 31, 1994. The Predecessor Corporation was not charged for such services during the period from January 1, 1996 to October 31, 1996 and the year ended December 31, 1995.

    In 1996, EWS allocated certain costs associated with the Scripps Acquisition to the Predecessor Corporation. These charges of $13.6 million, primarily relating to professional fees, were classified as merger expenses in the Predecessor Corporation's combined statement of operations for the period from January 1, 1996 to October 31, 1996.

                  COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

              PERIODS FROM JANUARY 1, 1996 TO OCTOBER 31, 1996 AND
             NOVEMBER 1, 1996 TO DECEMBER 31, 1996 AND YEARS ENDED
                           DECEMBER 31, 1995 AND 1994

11. STATEMENT OF CASH FLOWS--SUPPLEMENTAL INFORMATION

    The Company made cash payments for interest on its Credit Facility of $1.0 million during the period from November 1, 1996 to December 31, 1996.

    The Predecessor Corporation made cash payments for interest on balances due to affiliates of $28.5 million, $35.1 million and $33.5 million during the period from January 1, 1996 to October 31, 1996 and the years ended December 31, 1995 and 1994, respectively.

    The Predecessor Corporation made cash payments for income taxes to EWS of $15.9 million, $12.7 million and $10.9 million during the period from January 1, 1996 to October 31, 1996 and the years ended December 31, 1995 and 1994, respectively.

12. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

    Minimum annual rental commitments for office space and equipment under noncancellable operating leases are as follows (dollars in thousands):

1997.................................................................  $     871
1998.................................................................        788
1999.................................................................        778
2000.................................................................        800
2001.................................................................        792
Thereafter...........................................................        777

    Pole rentals have been excluded from the above schedule as they are generally cancelable after an initial period by either party upon notice.

    Rental expense (including pole rentals) of $872,000, $4.3 million, $4.4 million and $3.8 million has been charged to operations during the period from November 1, 1996 to December 31, 1996, the period from January 1, 1996 to October 31, 1996 and the years ended December 31, 1995 and 1994, respectively.

CONTINGENCIES

    THE COMPANY

    The Company is subject to claims and legal proceedings which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or liquidity of the Company.

    PREDECESSOR CORPORATION

    In 1994, the Predecessor Corporation accrued $6.5 million as an estimate of the ultimate costs, including attorneys' fees and settlements, of certain lawsuits against the Sacramento cable television system related primarily to employment issues and to the timing and amount of late-payment fees assessed to subscribers. In 1995, the Predecessor Corporation accrued an additional $1.4 million based

                  COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONCLUDED)

              PERIODS FROM JANUARY 1, 1996 TO OCTOBER 31, 1996 AND
             NOVEMBER 1, 1996 TO DECEMBER 31, 1996 AND YEARS ENDED
                           DECEMBER 31, 1995 AND 1994

upon a reassessment of the probable costs of these and additional employment-related lawsuits. As of December 31, 1995, amounts accrued are included in accounts payable and accrued expenses in the combined balance sheet. In May 1996, the Predecessor Corporation agreed to settle the late-payment fee lawsuits. The settlement did not result in an additional charge. In 1996, the Predecessor Corporation accrued an additional $4.0 million based upon further reassessment of the probable costs of these and additional lawsuits. Pursuant to the terms of the Merger, New Scripps has indemnified Comcast and the Company against losses related to these lawsuits.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                           --------------------------

                               TABLE OF CONTENTS

Available Information.....................          2
Prospectus Summary........................          3
Risk Factors..............................         13
Capitalization............................         17
Selected Consolidated Financial and Other
  Data....................................         18
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..............................         20
The Exchange Offer........................         33
Business..................................         39
Legislation and Regulation................         46
Management................................         53
Principal Stockholders....................         54
Certain Relationships and Related
  Transactions............................         57
Description of Certain Indebtedness.......         59
Description of the Notes..................         61
Registration Rights; Additional
  Interest................................         77
Certain Federal Income Tax Consequences...         78
Plan of Distribution......................         78
Validity of the Notes.....................         79
Experts...................................         79
Index to Financial Statements and
  Unaudited Pro Forma Financial
  Information.............................        F-1

                           --------------------------

    UNTIL            , 1997 (90 DAYS AFTER THE DATE HEREOF), ALL DEALERS
EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                 $1,700,000,000

                                 COMCAST CABLE
                              COMMUNICATIONS, INC.

                  $300,000,000 8 1/8% EXCHANGE NOTES DUE 2004

                  $600,000,000 8 3/8% EXCHANGE NOTES DUE 2007

                  $550,000,000 8 7/8% EXCHANGE NOTES DUE 2017

                  $250,000,000 8 1/2% EXCHANGE NOTES DUE 2027

                             ---------------------

                                     [LOGO]

                             ---------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company is a corporation organized under the General Corporation Law of the State of Delaware.

    Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

    Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

    Section 7-1 of the Company's By-Laws provides that the Company will indemnify any director or officer of the Company or any director or officer who is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise (any such person is hereinafter referred to as a "director or officer") against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such director or officer, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), brought or threatened to be brought against such director or officer by reason of the fact that he or she is or was serving in any such capacity or in any other capacity on behalf of the Company, its parent or any of its subsidiaries.

    Section 7-2 of the Company's By-Laws provides that expenses incurred by any director or officer in defending a Proceeding will be paid by the Company in advance of the final disposition of such Proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking, by or on behalf of such director or officer, to repay such amount without interest if it is ultimately determined that he or she is not entitled to be indemnified by the Company as authorized by law.

    Section 7-4 of the Company's By-Laws provides that the Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS:

EXHIBIT
NUMBER        DESCRIPTION
------------  --------------------------------------------------------------------------------

3.1(a)*       Certificate of Incorporation filed on April 2, 1981.

3.1(b)*       Certificate of Resignation of Registered Agent filed October 29, 1996.

3.2*          By-Laws.

4.1(a)*       Indenture dated as of May 1, 1997 between the Company and Bank of Montreal Trust
              Company.

4.1(b)*       Form of Exchange Notes.

5*            Opinion and Consent of Davis Polk & Wardwell regarding the validity of the
              Securities being registered.

8*            Opinion and Consent of Davis Polk & Wardwell regarding certain tax matters.

10.1          Tax Sharing Agreement, dated as of December 2, 1992, among Storer
              Communications, Inc., TKR Cable I, Inc., TKR Cable II, Inc., TKR Cable III,
              Inc., Tele-Communications, Inc., Comcast Corporation and each of the Departing
              Subsidiaries that are signatories thereto (incorporated by reference to Exhibit
              4 to Comcast Corporation's Current Report on Form 8-K filed on December 17,
              1992, as amended by Form 8 filed January 8, 1993).

10.2          Tax Sharing Agreement, dated December 2, 1992, between Comcast Corporation and
              Comcast Storer, Inc. (incorporated by reference to Exhibit 9 to Comcast
              Corporation's Current Report on Form 8-K filed on December 17, 1992, as amended by Form 8 filed January 8, 1993).

10.3(a)       Share Purchase Agreement, dated June 18, 1994, between Comcast Corporation and
              Rogers Communications Inc. (incorporated by reference to Exhibit 10(3) to
              Comcast Corporation's Quarterly Report on Form 10-Q for the quarter ended June
              30, 1994).

EXHIBIT
NUMBER        DESCRIPTION
------------  --------------------------------------------------------------------------------
10.3(b)       First Amendment to Share Purchase Agreement, dated as of December 22, 1994, by and between Comcast Corporation and Rogers Communications Inc., to the Share
              Purchase Agreement dated June 18, 1994 (incorporated by reference to Exhibit
              10.9 to Comcast Corporation's Current Report on Form 8-K filed on January 6,
              1995).

10.4          Comcast MHCP Holdings, L.L.C. Amended and Restated Limited Liability Company
              Agreement, dated as of December 18, 1994, among the Company, The California
              Public Employees' Retirement System and, for certain limited purposes, Comcast
              Corporation (incorporated by reference to Exhibit 10.1 to Comcast Corporation's
              Current Report on Form 8-K filed on January 6, 1995).

10.5          Credit Agreement, dated as of December 22, 1994, among Comcast MH Holdings,
              Inc., the banks listed therein, The Chase Manhattan Bank (National Association),
              NationsBank of Texas, N.A. and the Toronto-Dominion Bank, as Arranging Agents,
              The Bank of New York, The Bank of Nova Scotia, Canadian Imperial Bank of
              Commerce and Morgan Guaranty Trust Company of New York, as Managing Agents and
              NationsBank of Texas, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.2 to Comcast Corporation's Current Report on Form 8-K filed on
              January 6, 1995).

10.6          Pledge Agreement, dated as of December 22, 1994, between Comcast MH Holdings,
              Inc. and NationsBank of Texas, N.A., as the secured party (incorporated by reference to Exhibit 10.3 to Comcast Corporation's Current Report on Form 8-K
              filed on January 6, 1995).

10.7          Pledge Agreement dated as of December 22, 1994, between Comcast Communications
              Properties, Inc. and NationsBank of Texas, N.A., as the Secured Party
              (incorporated by reference to Exhibit 10.4 to Comcast Corporation's Current
              Report on Form 8-K filed on January 6, 1995).

10.8          Affiliate Subordination Agreement (as the same may be amended, modified, supplemented, waived, extended or restated from time to time, this "Agreement"), dated as of December 22, 1994, among Comcast Corporation, Comcast MH Holdings,
              Inc. (the "Borrower"), any affiliate of the Borrower that shall have become a party thereto and NationsBank of Texas, N.A., as Administrative Agent under the
              Credit Agreement dated as of December 22, 1994, among the Borrower, the Banks listed therein, The Chase Manhattan Bank (National Association), NationsBank of
              Texas, N.A. and The Toronto-Dominion Bank, as Arranging Agents, The Bank of New
              York, The Bank of Nova Scotia, Canadian Imperial Bank of Commerce and Morgan
              Guaranty Trust Company of New York, as Managing Agents, and the Administrative
              Agent (incorporated by reference to Exhibit 10.5 to Comcast Corporation's
              Current Report on Form 8-K filed on January 6, 1995).

EXHIBIT
NUMBER        DESCRIPTION
------------  --------------------------------------------------------------------------------
10.9          Registration Rights and Price Protection Agreement, dated as of December 22,
              1994, by and between Comcast Corporation and The California Public Employees'
              Retirement System (incorporated by reference to Exhibit 10.8 to Comcast
              Corporation's Current Report on Form 8-K filed on January 6, 1995).

10.10         Agreement and Plan of Merger by and among The E.W. Scripps Company, Scripps
              Howard, Inc., and Comcast Corporation dated as of October 28, 1995 (incorporated by reference to Exhibit 2.1 to Comcast Corporation's Registration Statement on
              Form S-4 filed, as amended, on November 13, 1996).

10.11*        Management Agreement, dated as of April 24, 1997, between Comcast Cable
              Communications, Inc. and Comcast Corporation.

10.12*        Promissory Note, dated as of June 30, 1997, between Comcast Cable
              Communications, Inc. and Comcast Corporation.

10.13*        Promissory Note, dated as of July 2, 1997, between Comcast Cable Communications,
              Inc. and Comcast Corporation.

12            Statement re: Computation of Ratio of Earnings to Fixed Charges.

21*           List of Subsidiaries.

23.1          Consent of Deloitte & Touche LLP.

23.2*         Consents of Davis Polk & Wardwell (see exhibits 5 and 8).

24*           Power of Attorney

25*           Statement of eligibility of Bank of Montreal Trust Company on Form T-1.

27*           Financial Data Schedules.

99.1*         Form of Letter of Transmittal.

99.2*         Form of Notice of Guaranteed Delivery.

99.3*         Instruction to Registered Holder and/or Book-entry Transfer of Participant.

99.4*         Form of Letter to Clients.

99.5*         Form of Letter to Registered Holders and Depository Trust Company Participants.


------------------------

*   Previously filed as an Exhibit to this Registration Statement.

    (B) FINANCIAL STATEMENT SCHEDULES:

        Schedule I--Condensed Financial Information of Registrant Unconsolidated (Parent Only).

        Schedule II--Valuation and Qualifying Accounts.

ITEM 22. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania, on September 19, 1997.


                                              COMCAST CABLE COMMUNICATIONS, INC.

                                              By:                  /s/ JULIAN A. BRODSKY
                                                         -----------------------------------------
                                                                  Name: Julian A. Brodsky
                                                               Title: Vice Chairman; Director

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                      TITLE                         DATE
------------------------------------------------------  -------------------------------  ------------------------

                  RALPH J. ROBERTS*
     -------------------------------------------        Chairman of the Board of         September 19, 1997
                   Ralph J. Roberts                       Directors; Director

                /s/ JULIAN A. BRODSKY
     -------------------------------------------        Vice Chairman; Director          September 19, 1997
                  Julian A. Brodsky

                  BRIAN L. ROBERTS*
     -------------------------------------------        Vice Chairman; Director          September 19, 1997
                   Brian L. Roberts                       (Principal Executive Officer)

                  LAWRENCE S. SMITH*                    Executive Vice President
     -------------------------------------------          (Principal Accounting          September 19, 1997
                  Lawrence S. Smith                       Officer)

                   JOHN R. ALCHIN*                      Senior Vice President and
        --------------------------------------            Treasurer (Principal           September 19, 1997
                    John R. Alchin                        Financial Officer)

                   STANLEY L. WANG*
     -------------------------------------------        Senior Vice President and        September 19, 1997
                   Stanley L. Wang                        Secretary; Director


*By:                /s/ JULIAN A. BRODSKY
           ---------------------------------------
                      Julian A. Brodsky
                       Attorney-in-Fact

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                 SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF
                    REGISTRANT UNCONSOLIDATED (PARENT ONLY)
                            CONDENSED BALANCE SHEET

                    (DOLLARS IN MILLIONS, EXCEPT SHARE DATA)

                                                                                                DECEMBER 31,
                                                                                          ------------------------
                                                                                             1996         1995
                                                                                          -----------  -----------
ASSETS
  Cash and cash equivalents.............................................................  $            $       4.5
  Other current assets..................................................................          2.7          4.7
                                                                                          -----------  -----------
      Total current assets..............................................................          2.7          9.2
  Investments in and amounts due to/from subsidiaries eliminated upon consolidation,
    net.................................................................................        265.4
  Deferred income taxes.................................................................          7.5          3.2
                                                                                          -----------  -----------
                                                                                          $     275.6  $      12.4
                                                                                          -----------  -----------
                                                                                          -----------  -----------
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIENCY)
  Current liabilities...................................................................  $       1.4  $       1.2
                                                                                          -----------  -----------
  Investments in and amounts due to/from subsidiaries eliminated upon consolidation,
    net.................................................................................                     897.3
                                                                                          -----------  -----------
  Notes payable to affiliate............................................................        178.9        178.9
                                                                                          -----------  -----------
  Stockholder's equity (deficiency)
    Common stock, $1 par value--authorized and issued, 1,000 shares.....................
    Additional capital..................................................................      3,050.6      1,463.7
    Accumulated deficit.................................................................     (2,124.0)    (2,101.4)
    Unrealized (loss) gain on marketable securities held by a subsidiary................         (1.4)         9.7
    Notes receivable from affiliate held by subsidiaries................................       (829.9)      (437.0)
                                                                                          -----------  -----------
      Total stockholder's equity (deficiency)...........................................         95.3     (1,065.0)
                                                                                          -----------  -----------
                                                                                          $     275.6  $      12.4
                                                                                          -----------  -----------
                                                                                          -----------  -----------

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                 SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF
                    REGISTRANT UNCONSOLIDATED (PARENT ONLY)
           CONDENSED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                                 (IN MILLIONS)

                                                                                   YEAR ENDED DECEMBER 31,
                                                                            -------------------------------------
                                                                               1996         1995         1994
                                                                            -----------  -----------  -----------
OTHER (INCOME) EXPENSE
  Interest expense on notes payable to affiliate..........................  $      16.4  $      14.1  $       6.0
  Investment income, net..................................................         (0.6)        (1.1)        (1.1)
  Equity in net losses of affiliates......................................          5.1         36.3         19.7
                                                                            -----------  -----------  -----------
                                                                                   20.9         49.3         24.6
                                                                            -----------  -----------  -----------

LOSS BEFORE INCOME TAX EXPENSE (BENEFIT)..................................        (20.9)       (49.3)       (24.6)

INCOME TAX EXPENSE (BENEFIT)..............................................          1.7          2.0         (1.6)
                                                                            -----------  -----------  -----------

NET LOSS..................................................................        (22.6)       (51.3)       (23.0)

ACCUMULATED DEFICIT
  Beginning of year.......................................................     (2,101.4)    (2,050.1)    (2,027.1)
                                                                            -----------  -----------  -----------
  End of year.............................................................    ($2,124.0)   ($2,101.4)   ($2,050.1)
                                                                            -----------  -----------  -----------
                                                                            -----------  -----------  -----------

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                 SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF
                    REGISTRANT UNCONSOLIDATED (PARENT ONLY)
                       CONDENSED STATEMENT OF CASH FLOWS

                                 (IN MILLIONS)

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                     -------------------------------
                                                                                       1996       1995       1994
                                                                                     ---------  ---------  ---------
OPERATING ACTIVITIES
  Net loss.........................................................................  ($   22.6) ($   51.3) ($   23.0)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Equity in net losses of affiliates.............................................        5.1       36.3       19.7
    Deferred income tax (benefit) expense..........................................       (4.3)       0.2       (1.5)
                                                                                     ---------  ---------  ---------
                                                                                         (21.8)     (14.8)      (4.8)
    Decrease (increase) in other current assets....................................        2.0       (1.6)      (1.9)
    Increase (decrease) in current liabilities.....................................        0.2                  (0.4)
                                                                                     ---------  ---------  ---------
      Net cash used in operating activities........................................      (19.6)     (16.4)      (7.1)

FINANCING ACTIVITIES
  Proceeds from notes payable to affiliate.........................................                  48.2      100.7
  Capital contributions............................................................        0.3        1.4      314.1
                                                                                     ---------  ---------  ---------
      Net cash provided by financing activities....................................        0.3       49.6      414.8
                                                                                     ---------  ---------  ---------
INVESTING ACTIVITIES
  Net transactions with affiliates.................................................       14.8      (41.3)    (413.9)
                                                                                     ---------  ---------  ---------
      Net cash provided by (used in) investing activities..........................       14.8      (41.3)    (413.9)
                                                                                     ---------  ---------  ---------

DECREASE IN CASH AND CASH EQUIVALENTS..............................................       (4.5)      (8.1)      (6.2)

CASH AND CASH EQUIVALENTS, beginning of year.......................................        4.5       12.6       18.8
                                                                                     ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of year.............................................  $          $     4.5  $    12.6
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

              COMCAST CABLE COMMUNICATIONS, INC. AND SUBSIDIARIES

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                 (IN MILLIONS)

                                                                              ADDITIONS
                                                BALANCE AT                   CHARGED TO      DEDUCTIONS       BALANCE
                                                 BEGINNING     EFFECT OF      COSTS AND         FROM          AT END
                                                  OF YEAR    ACQUISITIONS     EXPENSES       RESERVES(A)      OF YEAR
                                                -----------  -------------  -------------  ---------------  -----------
Allowance for Doubtful Accounts

  1996........................................   $    10.7     $     1.4      $    15.7       $    15.8      $    12.0

  1995........................................         8.4                         23.3            21.0           10.7

  1994........................................         9.2           1.8           14.2            16.8            8.4

------------------------

(A) Uncollectible accounts and obsolete inventory written off.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER        DESCRIPTION
------------  --------------------------------------------------------------------------------

12            Statement re: Computation of Ratio of Earnings to Fixed Charges.

23.1          Consent of Deloitte & Touche LLP.